Exhibit 10.1

Execution Copy

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. OMISSIONS ARE DESIGNATED AS [***].

Credit Agreement

dated as of August 6, 2019

among

Vivint Solar Financing VI, LLC,
as Borrower,

Bank of America, N.A.,
as Administrative Agent and Collateral Agent
for the financial institutions that may from time to time
become parties hereto as Lenders,

Lenders
from time to time party hereto,

and

Funding Agents
from time to time party hereto

- i -

- ii -

Schedule I-A	–	TPO Solar Project Representations
Schedule I-B	–	Tax Equity Representations
Schedule I-C	–	Solar Asset Subsidiary Representations
Schedule II	–	Accounts
Schedule III	–	Tax Equity Required Consents
Schedule IV	–	Tax Equity Opco Loans
Schedule V	–	Tax Equity Funds
Schedule VI	–	Managing Members
Schedule VII	–	Material Project Documents
Schedule VIII	–	System Information
Schedule IX	–	Schedule of Solar Assets
Schedule X	–	Scheduled Host Customer Payments
Schedule XI	–	Organizational Structure
Schedule XII	–	[Reserved]
Exhibit A	–	Defined Terms
Exhibit B-1	–	Form of Borrowing Base Certificate
Exhibit B-2	–	Form of Notice of Borrowing
Exhibit C	–	Advance Model

- iii -

Exhibit D	–	Form of Loan Note
Exhibit E	–	Commitments
Exhibit F	–	Form of Assignment and Assumption
Exhibit G	–	Forms of Customer Agreements
Exhibit H	–	Tax Equity Required Consents
Exhibit I	–	[Reserved]
Exhibit J	–	Approved Countries, Approved Suppliers and Approved Equipment
Exhibit K	–	Form of Borrower Contribution Agreement
Exhibit L	–	Form of Administrative Questionnaire
Exhibit M	–	[Reserved]
Exhibit N	–	Form of Tax Equity Matrix
Exhibit O	–	Form of Tax Equity Acquisition Certificate
Exhibit P	–	Securitization Take-Out Model
Exhibit Q	–	Expected Amortization Profile Schedule
Exhibit R	–	Form of Tax Certificates

- iv -

Credit Agreement

This Credit Agreement (this “Agreement”) is entered into as of August 6, 2019, by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions from time to time parties hereto, as lenders (each such financial institution (including any Conduit Lender), a “Lender” and collectively, the “Lenders”), each Funding Agent representing a group of Lenders, and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”).

Recitals

Whereas, the Borrower has requested that the Lenders make Revolving Advances from time to time to the Borrower;

Whereas, the Lenders are willing to provide Revolving Advances upon the terms and subject to the conditions set forth herein; and

Now, Therefore, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

Article I

Certain Definitions

Section 1.1.Certain Definitions.  Capitalized terms used but not otherwise defined herein have the meanings given to them in Exhibit A attached hereto.

Section 1.2.Computation of Time Periods.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”

Section 1.3.Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth therein), (B) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (C) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (D) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (E) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing, (F) any reference to a statute, rule or regulation is to that statute, rule or regulation as now enacted or as the same may from time to time be amended, re‑enacted or expressly replaced and (G) “or” is not exclusive.

Section 1.4.Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with GAAP applied on a consistent basis, as in effect from time to time.

Section 1.5.Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility for, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

Article II

Amounts and Terms of the Revolving Advances

Section 2.1.Establishment of the Credit Facilities.  On the Closing Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Transaction Documents, the Administrative Agent and the Lenders agree to establish the credit facilities set forth in this Agreement for the benefit of the Borrower.

Section 2.2.The Revolving Advances.    Subject to the terms and conditions set forth herein, each Committed Lender agrees, severally and not jointly, to make one or more loans (each such loan, a “Revolving Advance”) to the Borrower, from time to time during the Availability Period, in an amount, for each Lender Group, equal to its Lender Group Percentage of the aggregate Revolving Advances requested by the Borrower pursuant to Section 2.4; provided, that the Revolving Advances made by any Lender Group shall not exceed its Lender Group Percentage of the lesser of (i) the Aggregate Commitment effective at such time and (ii) the Related Borrowing Base as of the Borrowing Date; provided, further, that a Committed Lender shall be deemed to have satisfied its obligation to make a Revolving Advance hereunder (solely with respect to such Revolving Advance) to the extent any Conduit Lender in such Lender Group funds such Revolving Advance in place of such Committed Lender in accordance with this Agreement, it being understood that such Conduit Lender may fund a Revolving Advance in its sole discretion.

Section 2.3.Use of Proceeds.  Proceeds of the Revolving Advances shall only be used by the Borrower to (i) make distributions in accordance with Section 5.2(E), (ii) make deposits into the Reserve Accounts and (iii) pay certain fees and expenses incurred in connection with the establishment of the credit facility set forth in this Agreement.

Section 2.4.Making the Revolving Advances.  (A)  Except as otherwise provided herein, the Borrower may request the Lenders to make Revolving Advances to the Borrower once per calendar month by the delivery to the Administrative Agent, each Funding Agent and each Conduit Lender, not later than 12:00 P.M. (New York City time) on a date that is at least five (5) Business

Days prior to the proposed Borrowing Date of a written notice of such request substantially in the form of Exhibit B-2 attached hereto (each such notice, a “Notice of Borrowing”).  Such Notice of Borrowing shall be accompanied by a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower unless the proposed Borrowing Date is more than five (5) Business Days after the date of such Notice of Borrowing, in which case Borrower shall deliver such Borrowing Base Certificate on the date that is five (5) Business Days prior to the proposed Borrowing Date. Any Notice of Borrowing or Borrowing Base Certificate received by the Administrative Agent, the Funding Agents or the Conduit Lenders after the time specified in the immediately preceding sentence shall be deemed to have been received on the next Business Day, and to the extent that results in the proposed Borrowing Date being earlier than five (5) Business Days after the date of delivery of such Notice of Borrowing, then the date specified in such Notice of Borrowing as the proposed Borrowing Date of a Revolving Advance shall be deemed to be the Business Day immediately succeeding the proposed Borrowing Date of such Revolving Advance specified in such Notice of Borrowing. The proposed Borrowing Date specified in a Notice of Borrowing shall be no earlier than five (5) Business Days, and no later than thirty (30) days, after the date of delivery of such Notice of Borrowing.  Unless otherwise provided herein, each Notice of Borrowing shall be irrevocable. The aggregate principal amount of the Revolving Advances requested by the Borrower for any Borrowing Date shall not be less than the lower of (x) $2,500,000 and any multiple of $100,000 in excess thereof and (y) the remaining amount necessary in order for the Borrower to borrow the maximum aggregate amount of Revolving Advances then permitted under Section 3.2(A)(ix).

(B)The Notice of Borrowing shall specify (i) the aggregate amount of Revolving Advances requested together with the allocated amount of Revolving Advances to be made by each Lender Group based on its Lender Group Percentage and (ii) the proposed Borrowing Date.

(C)With respect to the Revolving Advances to be made on any Borrowing Date, each Lender shall make the amount of its Revolving Advance available to the Administrative Agent by wire transfer of such funds to the account specified in the related Notice of Borrowing no later than 12:00 P.M. (New York City time) on the Borrowing Date.  The Administrative Agent shall receive and hold such Revolving Advances in escrow for the benefit of the Lenders.  Upon a determination by the Administrative Agent that all conditions precedent to the Revolving Advances to be made on any Borrowing Date set forth in Article III have been satisfied or otherwise waived, the Administrative Agent shall distribute the Revolving Advances to be made on any such any Borrowing Date in accordance with the Borrower’s written instructions.

(D)Notwithstanding any provision to the contrary herein or in any other Transaction Document, with respect to the Revolving Advances to be made on any Borrowing Date, the Administrative Agent is obligated only to perform the duties specifically set forth in Section 2.4(C) or otherwise in the related Notice of Borrowing, which shall be deemed purely ministerial in nature. Under no circumstance will the Administrative Agent be deemed to be a fiduciary to any Person with respect to the Revolving Advances to be made on any Borrowing Date or the Administrative Agent’s duties under Section 2.4(C) or the related Notice of Borrowing. With respect to the Revolving Advances to be made on any Borrowing Date, the Administrative Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than Section 2.4(C) and the related Notice of Borrowing, whether or not an original or a copy of such agreement has been provided to the

Administrative Agent; and the Administrative Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. With respect to the Revolving Advances to be made on any Borrowing Date, the Administrative Agent will not be responsible to determine or to make inquiry into any term, capitalized, or otherwise, not defined herein.  Section 2.4(C) and the related Notice of Borrowing set forth all matters pertinent to the escrow of the Revolving Advances to be made on any Borrowing Date contemplated hereunder, and no additional obligations of the Administrative Agent with respect thereto shall be inferred or implied from the terms of this Agreement or any other agreement.

Section 2.5.Fees.

(A)Facility Administrator Fee.  On each Payment Date, the Borrower shall pay the Facility Administrator Fee to the initial Facility Administrator and after the resignation or replacement of the initial Facility Administrator, the Borrower shall pay the Facility Administrator Fee to a Successor Facility Administrator appointed in accordance with the Facility Administration Agreement.

(B)Custodial Fee.  On each Payment Date, the Borrower shall pay to the Custodian the Custodial Fee.

(C)Administrative Agent, Depositary and Collateral Agent Fee.  On each Payment Date, the Borrower shall pay to the Administrative Agent (for the benefit of the Administrative Agent, the Depositary and the Collateral Agent), the Administrative Agent, Depositary and Collateral Agent Fee.

(D)Unused Line Fees.  On each Payment Date, the Borrower agrees to pay to the Administrative Agent, for the benefit of each Committed Lender and as consideration for the Commitment of such Committed Lender (subject to Section 2.19(A)(i)), unused line fees in Dollars (the “Unused Line Fee”) for each day of the Availability Period occurring during the Interest Accrual Period ending on the day preceding such Payment Date, computed as (i) the Unused Line Fee Percentage for such day multiplied by (ii) the Unused Portion of the Commitments for such day.

(E)Payment of Fees.  All accrued and unpaid fees set forth in Section 2.5(A) through (D) above shall be payable on each Payment Date by the Borrower in the order of priority established pursuant to the CADA.

(F)Upfront Fee and other Fees.  The Borrower agrees to pay the Administrative Agent, the Funding Agents and the Lenders such other fees, if any, as provided for in the Transaction Documents, including the Upfront Fee, when and as due.

Section 2.6.Reduction/Increase of the Commitments.

(A)Reductions. The Borrower may, on any Business Day, upon written notice given to the Administrative Agent and each of the Funding Agents not later than 11:00 A.M. (New York City time) five (5) Business Days prior to the date of the proposed action (which notice may be conditioned upon any event), terminate in whole or reduce in part, on a pro rata basis based on its

Lender Group Percentage, the Unused Portion of the Commitments with respect to each Lender Group (and on a pro rata basis with respect to each Committed Lender in such Lender Group); provided, that (i) any partial reduction for a Lender Group shall be in the amount of $1,000,000 or an integral multiple thereof and (ii) any Unused Portion of the Commitments so reduced may not be increased again without the written consent of the related Committed Lenders in such Lender Group.

(B)Increases.

(i)The Borrower may at any time and from time to time prior to the Commitment Termination Date,  by notice to the Administrative Agent, request that the aggregate amount of the Commitment be increased by an amount of $50,000,000 or $75,000,000 (or, if the first such increase is $50,000,000, the second increase may be $25,000,000) (each, a “Revolving Advance Commitment Increase”) to be effective on or before as specified in the related notice to the Administrative Agent (such date, the “Revolving Advance Commitment Increase Date”); provided, however, that (x) in no event shall the aggregate amount of all Revolving Advance Commitment Increases exceed $75,000,000 and (y) on the date of any request by the Borrower for a Revolving Advance Commitment Increase and on the related Revolving Advance Commitment Increase Date, the conditions set forth in Section 3.5 shall be satisfied.  Subject to the last sentence of clause (ii) below, the Borrower may simultaneously request one or more of the Committed Lenders to increase the amount of its Commitment and/or arrange for one or more banks or financial institutions not a party hereto to become parties to and Committed Lenders under this Agreement, pursuant to the terms and conditions set forth below.

(ii)The Administrative Agent shall promptly notify such of the Lenders and one or more Eligible Assignees as are identified by the Borrower to receive the invitation to participate in the requested Revolving Advance Commitment Increase, which notice shall include (i) the proposed amount of such requested Revolving Advance Commitment Increase, (ii) the proposed Revolving Advance Commitment Increase Date and (iii) the date by which such Lenders or Eligible Assignees (each such Eligible Assignee, an “Assuming Lender”) wishing to participate in the Revolving Advance Commitment Increase must commit to increase the amount of their respective Commitments or to establish their respective Commitments, as the case may be (the “Commitment Date”); provided, however, that with respect to a Revolving Advance Commitment Increase, the Commitment of each such Eligible Assignee shall be in an amount of $5,000,000 or more.  Each Lender that is willing to participate in such requested Revolving Advance Commitment Increase (each an “Increasing Lender”) shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  The requested Revolving Advance Commitment Increase shall be allocated among the Lenders willing to participate therein and the Assuming Lenders in such amounts as are agreed between the Borrower and the Administrative Agent.  Notwithstanding the foregoing, prior to accepting the offer of any other financial institutions or banks not party hereto to participate in a Revolving Advance Commitment Increase, the Borrower agrees to first give existing Lenders 10 Business Days to express interest in participating in the requested Revolving Advance Commitment Increase and an additional 20 Business Days from the expression of interest to confirm internal credit approval.

(iii)On each Revolving Advance Commitment Increase Date, each Assuming Lender shall become a Lender party to this Agreement as of such Revolving Advance Commitment Increase Date and the Commitment of each Increasing Lender for such requested Revolving Advance Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.6(B)(ii) as of such Revolving Advance Commitment Increase Date); provided, however, that the Administrative Agent shall have received on or before such Revolving Advance Commitment Increase Date the following, each dated such date:

(1)a consent of the Subsidiary Guarantors;

(2)an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such Eligible Assignee, the Administrative Agent and the Borrower;

(3)confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Borrower and the Administrative Agent; and

(4)payment of any fees, including upfront fees, associated with such Revolving Advance Commitment Increase.

On each Revolving Advance Commitment Increase Date, upon fulfillment of the conditions set forth in Section 2.6(B)(i) and in the immediately preceding sentence of this Section 2.6(B)(iii), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Borrower of the occurrence of the Revolving Advance Commitment Increase to be effected on such Revolving Advance Commitment Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.  With respect to a Revolving Advance Commitment Increase, if any Revolving Advances are outstanding on such Revolving Advance Commitment Increase Date, the Lenders immediately after effectiveness of such Revolving Advance Commitment Increase shall purchase and assign at par such amounts of the Revolving Advances outstanding at such time as the Administrative Agent may require such that each Lender holds its pro rata share of all Revolving Advances outstanding after giving effect to all such assignments.

Section 2.7.Repayment of the Revolving Advances.  The Aggregate Outstanding Revolving Advances and the other Obligations owing under this Agreement, together with all accrued but unpaid interest thereon, shall be due and payable in full, if not due and payable earlier, on the Maturity Date.  On each Payment Date, the Borrower shall cause the Depositary to apply amounts on deposit in the Depositary Accounts in the manner and in the order of priority set forth in Section 3.3 of the CADA.

Section 2.8.Certain Prepayments.  (A)  The Borrower (through the Depositary pursuant to the CADA and as otherwise permitted in this Agreement) may, no more than once per calendar month, upon written notice to the Administrative Agent, the Funding Agents and the Depositary, and subject to the priority of payments set forth in the CADA, prepay all or any portion of the balance of the principal amount of the Revolving Advances based on the outstanding principal amounts thereof, which notice shall be given by 11:00 A.M. at least three (3) Business Days prior to the proposed date of such prepayment.  Each such prepayment (which need not be on a Payment Date) that is a partial prepayment of the Revolving Advances shall be in an amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be accompanied by (a) the payment of all accrued but unpaid interest on the amounts to be so prepaid, (b) any Liquidation Fee in connection with such prepayment if such prepayment is not made on a Payment Date and (c) the payment of all fees then due and payable to the Administrative Agent, the Collateral Agent, the Depositary, the Lenders and the Custodian.

(B)The Borrower shall deposit in the Revenue Account an amount equal to at least the Minimum Payoff Amount with respect to each Takeout Transaction and the Administrative Agent shall apply such amount in accordance with the CADA and any Net Proceeds in excess of the Minimum Payoff Amount may be paid at the direction of the Borrower.  In connection with any Takeout Transaction in which the Borrower seeks to cause the release of a Borrower Subsidiary or any assets of a Borrower Subsidiary, the Partial Release Conditions must be satisfied.

Section 2.9.Mandatory Prepayments of Revolving Advances.

(A)If, as of any Borrowing Base Calculation Date, the aggregate outstanding principal amount of all Revolving Advances exceeds the lesser of:

(i) the amount of the Aggregate Commitment in effect as of such date and

(ii) (x) in the case of a Borrowing Base Calculation Date occurring during a Non-Takeout Period but prior to the Takeout Final Target Date, the Borrowing Base as of such Borrowing Base Calculation Date or (y) in the case of any other Borrowing Base Calculation Date, the Related Borrowing Base as of such Borrowing Base Calculation Date (in each of (x) and (y), as such Borrowing Base or Related Borrowing Base is set forth in the applicable Borrowing Base Certificate delivered with respect to such Borrowing Base Calculation Date) (the occurrence of any such excess being referred to herein as a “Borrowing Base Deficiency”), then except as otherwise provided in Section 2.9(C) below, the Borrower shall, in accordance with Section 2.9(B), pay to the Administrative Agent for the account of the Lenders the amount of any such excess (to be applied to the reduction of Revolving Advances ratably among all Lender Groups based on their Lender Group Percentages to the extent necessary to cure such Borrowing Base Deficiency), together with accrued but unpaid interest on the amount required to be so prepaid to the date of such prepayment and any Breakage Costs or Liquidation Fees in connection with such prepayment if such prepayment is not made on a Payment Date.

(B)Any amounts required to be paid in connection with a Borrowing Base Deficiency pursuant to Section 2.9(A) in connection with a Borrowing Base Deficiency shall be due and payable (i) if the applicable Borrowing Base Calculation Date referred to in Section 2.9(A) is a Payment Date, on such Payment Date or (ii) if the applicable Borrowing Base Calculation Date is not a Payment Date, within two Business Days following the Borrower’s delivery of the related Borrowing Base Certificate indicating the existence of such Borrowing Base Deficiency.

(C)Notwithstanding anything contained herein to the contrary, in lieu of prepaying Revolving Advances to cure a Borrowing Base Deficiency pursuant to Section 2.9(A), the

Borrower may instead cure such Borrowing Base Deficiency (or a portion thereof) by causing additional Eligible Solar Assets to be acquired by a Solar Asset Subsidiary (through the Borrower) under the applicable Contribution Agreements and/or by a Tax Equity Opco under the related Project Documents, as the case may be, in an aggregate amount sufficient to cure such Borrowing Base Deficiency (or portion thereof), so long as (i) such acquisition occurs on or before the date on which a payment would otherwise be due under Section 2.9(B), (ii) the Borrower provides written notice to Administrative Agent of such acquisition, together with a pro forma Borrowing Base Certificate giving effect to such acquisition, and (iii) the related Custodian File for such additional Eligible Solar Assets are delivered to the Custodian pursuant to and in accordance with Section 3(a) of the Custodial Agreement and the Custodian shall have confirmed receipt of such Custodian File pursuant to and in accordance with Section 4(a) of the Custodial Agreement on or before the date such payment is due under Section 2.9(B).  For the avoidance of doubt, to the extent any Borrowing Base Deficiency remains after giving effect to such acquisition of additional Eligible Solar Assets pursuant to this Section 2.9(C) and satisfaction of the applicable conditions specified herein, Borrower shall be obligated to cure such remaining Borrowing Base Deficiency by making the requisite payments with respect thereto in accordance with Sections 2.9(A) and (B) above.

Section 2.10.Interest.  Revolving Advances shall bear interest (including after the commencement of an Insolvency Event) on the unpaid principal amount thereof in respect of each Interest Accrual Period at a rate per annum equal to the Cost of Funds Rate plus the Applicable Margin for such Interest Accrual Period.  If any amounts required to be paid by the Borrower under this Agreement or any other Transaction Documents (including principal or interest payable on any Revolving Advance, and any fees or other amounts payable to the Administrative Agent, Collateral Agent, Funding Agents or a Lender) remain unpaid after such amounts are due, whether by acceleration or otherwise, the Borrower shall pay interest on the aggregate, outstanding balance of such overdue amount form the date due until the amounts are paid in full at a rate per annum equal to the Cost of Funds Rate plus the Applicable Margin.  The Lenders shall be entitled to such accrued interest in an amount equal to the applicable Interest Distribution Amount payable on each Payment Date in accordance with the CADA.

Section 2.11.Inability to Determine Rates.

(A) If in connection with any request for the making of a Revolving Advance or the continuation of a Revolving Advance for a subsequent Interest Accrual Period upon the ending of a prior Interest Accrual Period for such Revolving Advance, (i) the Administrative Agent determines that (A) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Accrual Period of such Revolving Advance, or (B) (x) adequate and reasonable means do not exist for determining the Eurodollar Rate for the Interest Accrual Period with respect to such Revolving Advance and (y) the circumstances described in Section 2.11(C) do not apply (in each case with respect to this clause (i), “Impacted Revolving Advances”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Cost of Funds Rate based on the Adjusted Eurodollar Rate for the Interest Accrual Period applicable to such Revolving Advance does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Advance, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Revolving Advances that bear interest at a Cost of Funds Rate based on the Eurodollar Rate shall be suspended (to the extent of the affected Revolving Advances or Interest Accrual Periods) and such Revolving Advance shall bear interest at a Cost of Funds Rate based on the Base Rate until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 2.11(A), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for the making of or continuation of a Revolving Advance (to the extent of the affected Revolving Advances or Interest Accrual Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Advance bearing interest at a Cost of Funds Rate based on the Base Rate in the amount specified therein.

(B)Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (i) of Section 2.11(A), the Administrative Agent, in consultation with the Borrower, may establish an alternative interest rate for the Impacted Revolving Advances, in which case, such alternative rate of interest shall apply as the Cost of Funds Rate with respect to the Impacted Revolving Advances until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Revolving Advances under clause (i) of the first sentence of Section 2.11(A), (ii) the Administrative Agent notifies the Borrower, or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Revolving Advances, or (iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Revolving Advances whose interest is based on a Cost of Funds Rate determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(C)Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)adequate and reasonable means do not exist for ascertaining LIBOR for an Interest Accrual Period, including, without limitation, because the LIBOR Screen Rate is not available or not published on a current basis and such circumstances are unlikely to be temporary; or

(ii)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)syndicated loans currently being executed, or that include language similar to that contained in this Section 2.11, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make new Revolving Advances or maintain existing Revolving Advances that bear interest at a Cost of Funds Rate that is based on the Adjusted Eurodollar Rate shall be suspended (to the extent of the affected Revolving Advances or Interest Accrual Periods) and each such Revolving Advance shall bear interest at a Cost of Funds Rate that is based on the Base Rate.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Accrual Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

Section 2.12.Breakage Costs; Liquidation Fees; Increased Costs; Capital Adequacy; Illegality; Additional Indemnifications.

(A)Breakage Costs and Liquidation Fees. (i) If (x) any Revolving Advance is not made on the date specified by the Borrower in a Notice of Borrowing (or deemed specified pursuant to Section 2.4(A)) for any reason other than default by one or more Lenders, the Borrower agrees to pay applicable Breakage Costs, if any, with respect thereto and (y) any Revolving Advance (other than a Revolving Advance bearing interest at the Base Rate) is repaid on a date prior to the last day of any Interest Accrual Period applicable to that Revolving Advance, the Borrower hereby agrees to pay the Liquidation Fees associated with such repayment.  The Borrower shall not be responsible for any Liquidation Fees or any other loss, cost, or expenses arising at the time of, and arising solely as a result of, any assignment made pursuant to Section 10.8 and the reallocation of any portion of a Revolving Advance of the applicable Lender making such assignment unless, in each case, such assignment is requested by the Borrower and the applicable Lender is not a Defaulting Lender.  Except for any Liquidation Fees, all payments and prepayments hereunder shall be made without any penalty or premium.

(B)Increased Costs.  If any Change in Law (a) shall subject any Lender, the Administrative Agent, or any Affiliate thereof (each of which, an “Affected Party”) to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) shall impose, modify or deem applicable any reserve requirement (including any reserve requirement imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party, or (c) shall impose any other condition affecting the Collateral or the rights of any Lender and the Administrative Agent hereunder, the result of which is to increase the cost to any Affected Party under this Agreement or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, then within ten (10) Business Days after written demand by such Affected Party, the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered to the extent such additional or increased costs or reduction are incurred or suffered in connection with the Collateral, any obligation to make Revolving Advances hereunder, any of the rights of such Lender, or the Administrative Agent hereunder, or any payment made hereunder in accordance with the CADA; provided, that the Borrower shall not be required to compensate an Affected Party pursuant to this Section 2.12(B) for any additional or increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(C)Capital Adequacy.  If any Change in Law has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such Change in Law (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten (10) Business Days after written demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction in accordance with Section 3.3 of the CADA; provided, that the Borrower shall not be required to compensate an Affected Party  pursuant to this Section 2.12(C) for any amounts or additional amounts incurred more than one hundred and eighty

(180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(D)Compensation.  If as a result of any event or circumstance similar to those described in Section 2.12(A), 2.12(B), or 2.12(C), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Revolving Advances hereunder, then within ten (10) Business Days after written demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it; provided, that the Borrower shall not be required to compensate an Affected Party  pursuant to this Section 2.12(D) for any amounts or additional amounts incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

(E)In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods.  Any Affected Party making a claim under this Section 2.12 shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(F)If the Borrower is required to pay amounts under Section 2.12(B), (C) or (D), then the applicable Lender shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (i) file any certificate or document reasonably requested in writing by the Borrower or (ii) assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would avoid or minimize any additional costs, taxes, expense or obligation which would otherwise be imposed on the Borrower pursuant to such Sections; provided, however, that no Lender shall be required to take any such action that, as determined by such Lender in its sole discretion, would adversely affect the making, issuing, funding or maintaining of such Revolving Advances or the interests of such Lender; provided, further, however, that such efforts shall not cause the imposition on any Lender of any additional costs or expenses, unless the Borrower agrees to pay such additional costs and expenses.

(G)If (i) the Borrower incurs any liability to a Lender under Section 2.12(B), (C) or (D) or Section 2.17 or (ii) any Lender is a Defaulting Lender, then the Borrower, at its sole expense may, upon notice to such Lender and the Administrative Agent, require such Lender subject to this Section 2.12(G) to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement and under the Revolving Advances, and Commitments of the Lender being replaced hereunder to an assignee that shall assume all those rights and obligations; provided, however, that (w) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having valid jurisdiction, (x) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, (y) the Borrower or such assignee shall have paid to the replaced Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Revolving Advances of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto, and (z) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.8(A).

A Lender subject to this 2.12(G) shall not be required to make any such assignment and delegation if (A) prior to any such assignment and delegation the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply, (B) such Lender shall waive its right to claim compensation or payment under Section 2.12 or 2.17, if applicable, or (C) any Potential Default, Event of Default or Early Amortization Event then exists.

Each party hereto agrees that (a) an assignment required pursuant to this Section 2.12(G) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party to such Assignment and Assumption in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Nothing in this Section 2.12(G) shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.  The Administrative Agent and each Lender hereby agree to cooperate with the Borrower to effectuate the assignment of any Defaulting Lender’s interest hereunder.

Section 2.13.Payments and Computations.  (A)  General.  All payments to be made by the Borrower under this Agreement shall be made on the date when due without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower), free and clear of and without condition or deduction (other than with respect to Taxes pursuant to Section 2.17) for any counterclaim, defense, recoupment or setoff.  The Borrower (through the Depositary pursuant to the CADA and as otherwise permitted in this Agreement) shall make each payment and prepayment in respect of principal, interest, expenses, indemnities, fees or other Obligations due from the Borrower not later than 12:00 P.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.3 or to such account provided by such Administrative Agent in immediately available, same‑day funds. Payments on Obligations may also be made by application of funds in the Revenue Account as provided in the CADA.  All computations of interest for Revolving Advances while such Revolving Advances bear interest at the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.  All other computations of fees and interest provided hereunder (including all computations of interest for Revolving Advances while such Revolving Advances bear interest at the Adjusted Eurodollar Rate) shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.  The Borrower agrees that, to the extent there are insufficient funds in the Revenue Account, to make any payment under this clause (A) when due, the Borrower shall immediately pay to the Administrative Agent all amounts due that remain unpaid.

(B)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Committed Lender prior to any proposed Borrowing Date that such Committed Lender will not make available to the Administrative Agent such Committed Lender’s Lender Group Percentage of the Revolving Advances to be made on such Borrowing Date, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Revolving Advances available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, an interest rate equal to the sum of the (x) Base Rate and (y) the Applicable Margin applicable at such time.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Revolving Advances to the Administrative Agent, then the amount so paid shall constitute such Lender’s Revolving Advance included in such Revolving Advances.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(C)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (C) shall be conclusive, absent manifest error.

(D)Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Revolving Advance to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Revolving Advance set forth in Article III  are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(E) Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Revolving Advances, and to make payments pursuant to Section 2.2 are several and not joint.  The failure of any Lender to make any Revolving Advance or to make any payment under Section 2.2 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Advance, or to make its payment under Section 10.5(B).

(F) Funding Source.  Subject to Applicable Law, nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Advance in any particular place or manner.

Section 2.14.Payment on Non‑Business Days.  Whenever any payment hereunder or under the Revolving Advances shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Section 2.15.[Reserved].

Section 2.16.Extension of the Scheduled Commitment Termination Date.  No earlier than ninety (90) days, and no later than sixty (60) days, prior to the then Scheduled Commitment Termination Date, the Borrower may deliver written notice to the Administrative Agent and each Funding Agent requesting an extension of such Scheduled Commitment Termination Date.  The Administrative Agent shall respond to such request no later than thirty (30) days following the date of its receipt of such request, indicating whether it is considering such request and preliminary conditions precedent to any extension of the Scheduled Commitment Termination Date as the Administrative Agent determines to include in such response. The Administrative Agent’s failure to respond to a request delivered by the Borrower pursuant to this Section 2.16 shall not be deemed to constitute any agreement by the Administrative Agent to any such extension. The granting of any extension of the Scheduled Commitment Termination Date requested by the Borrower shall be in the mutual discretion of the Borrower and the Administrative Agent (on behalf of the Lenders with the consent of all Lender Groups).

Section 2.17.Taxes.

(A)Defined Terms.  For purposes of this Section 2.17 the term “applicable Law” includes FATCA.

(B)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(C)Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of a Funding Agent timely reimburse it for the payment of, any Other Taxes.

(D)Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to each Funding Agent), or by a Funding Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(E)Indemnification by the Lenders. Each Committed Lender shall severally indemnify the Administrative Agent and each Funding Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Committed Lender’s Lender Group (but only to the extent that the Borrower has not already indemnified such Administrative Agent or Funding Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to the failure of such Committed Lender’s Lender Group to comply with the provisions of Section 10.8(D), and (iii) any Excluded Taxes attributable to such Committed Lender’s Lender Group, in each case, that are payable or paid by the Administrative Agent or a Funding Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Committed Lender by its Funding Agent or the Administrative Agent shall be conclusive absent manifest error.  Each Committed Lender hereby authorizes its Funding Agent to set off and apply any and all amounts at any time owing to such Committed Lender or its Lender Group under any Transaction Document or otherwise payable by such Funding Agent to the Committed Lender or its Lender Group from any other source against any amount due to such Funding Agent under this paragraph (E).

(F)Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to each Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Funding Agent.

(G)Status of Recipients.  (i)  Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Depositary, the Administrative Agent and the related Funding Agent, at the time or times reasonably requested by the Borrower, the Depositary, the Administrative Agent or such Funding Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Depositary, the Administrative Agent or such Funding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Recipient, if reasonably requested by the Borrower, the Depositary, the Administrative Agent or the related Funding Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower, the Depositary, the Administrative Agent or such Funding Agent as will enable the Borrower, the Depositary, the Administrative Agent or such Funding Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(a), (ii)(b) and (ii)(d) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii)Without limiting the generality of the foregoing,

(a)any Recipient that is a U.S. Person shall deliver to the Borrower, the Depositary, the Administrative Agent and the related Funding Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Depositary, the Administrative Agent or such Funding Agent), executed originals of IRS Form W‑9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(b)any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Depositary, the Administrative Agent and the related Funding Agent (in such number of copies as shall be requested by the Borrower, the Depositary, the Administrative Agent or such Funding Agent) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Depositary, the Administrative Agent or such Funding Agent), whichever of the following is applicable:

(1)in the case of a Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W‑8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W‑8BEN or W‑8BEN‑E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed originals of IRS Form W‑8ECI;

(3)in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit R to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W‑8BEN or W‑8BEN‑E; or

(4)to the extent a Recipient is not the beneficial owner, executed originals of IRS Form W‑8IMY, accompanied by IRS Form W‑8ECI, IRS Form W‑8BEN or W‑8BEN‑E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit R, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit R on behalf of each such direct and indirect partner;

(c)any Recipient which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Depositary, the Administrative Agent and the related Funding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Depositary, the Administrative Agent or such Funding Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower, the Depositary, the Administrative Agent or such Funding Agent to determine the withholding or deduction required to be made; and

(d)if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Recipient shall deliver to the Borrower, the Depositary, the Administrative Agent and the related Funding Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower, the Depositary, the Administrative Agent or such Funding Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower, the Depositary, the Administrative Agent or such Funding Agent as may be necessary for the Borrower, the Depositary, the Administrative Agent and such Funding Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Depositary, the Administrative Agent and the related Funding Agent in writing of its legal inability to do so.

(H)Forms for Administrative Agent.  The Administrative Agent and each Funding Agent shall deliver to the Depositary on or before the first Payment Date, executed originals of IRS Form W‑9 or W-8, as applicable, certifying that the Administrative Agent or such Funding Agent is exempt from U.S. federal backup withholding tax.

(I)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (I) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (I), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (I) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(J)Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of a Funding Agent or the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.18.[Reserved].

Section 2.19.Defaulting Lender.

(A)Defaulting Lender Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable Law:

(i)the Unused Line Fee shall cease to accrue on any Commitment of such Defaulting Lender pursuant to Section 2.5; and

(ii)the Commitments of such Defaulting Lender shall not be included in determining whether 100% of the Lenders or the Required Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2); provided, that any waiver, amendment or modification requiring the consent of 100% of the Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(B)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Revolving Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Advances were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Advances of such Defaulting Lender until such time as all Revolving Advances are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(B) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(C)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender shall purchase at par, as applicable, such of the Revolving Advances of the other Lenders in its Lender Group as Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Lender Group Percentage, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.20.Pro Rata Treatment Amongst Lenders.

(A)Except as otherwise provided herein each borrowing, each payment of principal or interest on the  Revolving Advances, each payment of fees and each reduction of the Commitments shall be made or shared among the Lenders pro rata according to their respective applicable Commitments (or, if such Commitments shall have expired or terminated, other than with respect to payment of Unused Line Fees, in accordance with the respective principal amounts of their outstanding Revolving Advances).  Each Lender agrees that in computing each Lender’s portion of any Revolving Advance to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Revolving Advance out to 9 decimal places.

Article III

Conditions of Lending and Closing

Section 3.1.Conditions Precedent to Closing.  The following conditions shall be satisfied on or before the Closing Date:

(A)Closing Documents.  Administrative Agent shall have received each of the following documents, in form and substance satisfactory to Administrative Agent and each Lender, duly executed, and each such document shall be in full force and effect, and all consents, waivers and approvals necessary for the consummation of the transactions contemplated thereby shall have been obtained:

(i)this Agreement;

(ii)the Depositor Contribution Agreement;

(iii)a Loan Note for each Lender Group that has requested the same;

(iv)the CADA;

(v)the Facility Administration Agreement;

(vi)the Custodial Agreement;

(vii)the Depositor Pledge Agreement;

(viii)the Guaranty, Pledge and Security Agreement;

(ix)the Account Control Agreement for the TPO Solar Project Owner Subsidiary;

(x)the Performance Guaranty;

(xi)the Tax Equity Required Consents (if any);

(xii)copy of the Existing ITC Insurance Policy; and

(xiii)the Borrower LLC Agreement.

(B)Certificates.  Administrative Agent shall have received: (i) an incumbency certificate from Custodian, (ii) a certificate from a Responsible Officer of each Transaction Party (a) attesting to the minutes the board of directors of Sponsor authorizing its execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party, (b) attesting to the absence of any (x) material breach by any Transaction Party (or any Affiliate thereof) of any Material Project Documents to which it is a party or (y) breach of any Other Documents that could have a Material Adverse Effect, (c) attesting to the absence of any Insolvency Event with respect to any Transaction Party or any Tax Equity Opco, (d) attesting to the satisfaction (or waiver by the Administrative Agent and each Lender) of all conditions precedent to the Closing Date in accordance with the terms and conditions hereof, and (e) attesting to the incumbency and signatures of the Responsible Officers authorized to execute the same; (iii) copies of the Organizational Documents, as amended, modified, or supplemented prior to the Closing Date of each Transaction Party, in each case certified by a Responsible Officer of such Person; and (iv) a certificate of status with respect to each Transaction Party, dated within fifteen (15) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such entity, which certificate shall indicate that such entity is in good standing in such jurisdiction.

(C)Legal Opinions.  Administrative Agent shall have received customary opinions addressed to the Administrative Agent, each Funding Agent and each Lender including but not limited to opinions related to (a) authorization and enforceability of the Transaction Documents and other corporate matters, (b) security interest and UCC matters, (c) investment company issues and (d) true sale and substantive consolidation matters.

(D)No Material Adverse Effect.  Since January 1, 2019, there shall have been no Material Adverse Effect.

(E)Know Your Customer Information.  Each Lender shall have received all documentation and other information required by regulatory authorities under applicable “Know Your Customer” and anti‑money laundering rules and regulations, including the Patriot Act.  If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification to each Lender.

(F)Payment of Fees and Expenses.  The Borrower shall have, concurrently with the satisfaction or waiver of all the other conditions precedent in this Section 3.1, paid all fees and expenses previously agreed in writing to be paid on or prior to the Closing Date, including, subject to Section 10.6, the reasonable and documented fees and expenses of Kramer Levin Naftalis &

Frankel LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby.

(G)Evidence of Insurance.  The Administrative Agent shall have received certification evidencing coverage under the insurance policies referred to in Section 5.1(Q).

(H)Taxes.  All sales, use and property taxes, and any other taxes in connection with any period prior to the Closing Date, that are due and owing with respect to each Borrower Subsidiary prior to the Closing Date have been paid or provided for by the Sponsor.

(I)Closing Date Certificate of the Borrower.  Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower (in his or her capacity as such) in form satisfactory to Administrative Agent certifying that its representations and warranties set forth in the Transaction Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), other than, in each case, those representations and warranties which are modified by materiality by their own terms, which shall be true and correct in all respects as of the Closing Date.

(J)UCC Search Results.  Administrative Agent shall have received the results of a recent search of all effective UCC financing statements (or equivalent filings) made with respect to the Sponsor, Borrower, the Depositor, the Borrower Subsidiaries and the Tax Equity Opcos in all appropriate jurisdictions together with copies of all such filings disclosed by such search.

(K)UCC Financing Statements.  The UCC financing statements relating to the Collateral being secured as of the Closing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents and to perfect (i) the sale of any and all assets from the Depositor to the Borrower, and (ii) the Collateral Agent’s interests in the Collateral.  The Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control along with blank transfer powers and proxies. The Borrower shall have filed proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Depositor, the Borrower or any of their respective affiliates.

(L)Accounts.  All Depositary Accounts required to be opened as of the Closing Date under the CADA shall have been opened in the name of the Borrower.  The Solar Asset Subsidiary Operating Account related to the TPO Solar Project Owner Subsidiary is subject to an Account Control Agreement pursuant to which the Collateral Agent shall be granted control (as defined in Section 9-104 of the UCC) (which in the case of the Solar Asset Subsidiary Operating Account may be in the form of “springing control” upon the occurrence of an Event of Default) in favor of the Collateral Agent, in form and substance satisfactory to the Collateral Agent.

(M)Liquidity Requirement.  The Administrative Agent shall have received a certificate from the Borrower that the Sponsor satisfies the Liquidity Requirement.

(N)No Litigation.  There shall be no ongoing actions, suits or proceedings, pending or threatened in writing with respect to the Borrower, any Borrower Subsidiary, the Depositor, a Tax Equity Opco or, except as would not reasonably be expected to have a Material Adverse Effect, the Sponsor.

(O)Approvals and Consents.  The Borrower shall have obtained all approvals (to the extent required to have been obtained by such time) and all consents, including any applicable Tax Equity Required Consents, in each case that are necessary for its entry into the Transaction Documents to which it is a party and implementation of the transactions contemplated in the Transaction Documents, each of which is listed on Schedule III.

(P)Independent Engineering Report.  The Borrower, the Administrative Agent and the Lenders shall have received an Independent Engineering Report from the Independent Engineer that is in form and substance satisfactory to the Administrative Agent and each Lender.

(Q)ITC Insurance Policy.  Each Initial Tax Equity Fund that is an ITC Cash Sweep Fund shall be covered under the Existing ITC Insurance Policy.  Except as otherwise required by the applicable Project Documents, the Borrower or the Collateral Agent shall be listed as a loss payee on the Existing ITC Insurance Policy to the extent relating to each such ITC Cash Sweep Fund.

(R)Spotlight Facility.  Concurrently with the satisfaction or waiver of all the other conditions precedent in this Section 3.1 and the making of the initial Revolving Advances hereunder, all outstanding obligations under the Spotlight Facility shall have been indefeasibly paid in full in cash.

(S)Project Documents.  The Administrative Agent shall have received copies of the Material Project Documents with respect to each of the Initial Tax Equity Funds.

(T)Policies.  The Administrative Agent shall have received true and complete copies of the Sponsor and its affiliates’ Customer Collection Policy, Transfer Policy in effect on the Closing Date.

(U)Other Information. The Administrative Agent shall have received a true and complete Tax Equity Fund Matrix, Advance Model, Securitization Take-Out Model, Tax Equity Model for each Initial Tax Equity Fund and such other information related to the Solar Assets, the Initial Tax Equity Funds and the Borrower Subsidiaries as the Administrative Agent may reasonably request.

Section 3.2.Conditions Precedent to All Revolving Advances.  (A)  Except as otherwise expressly provided below, the obligation of each Committed Lender to make or participate in each Revolving Advance (including the initial Revolving Advances made on the Closing Date) shall be subject, at the time thereof, to the satisfaction of the following conditions:

(i)Funding Documents. The Administrative Agent shall have received a completed Notice of Borrowing and a Borrowing Base Certificate in accordance with Section 2.4, each in form and substance satisfactory to the Administrative Agent.

(ii)Updated Advance Model.  The Borrower shall have delivered an updated Advance Model (reasonably acceptable to the Administrative Agent) and Data Tape File, incorporating each [***] and TPO Solar Project with respect to each Solar Asset Subsidiary and Tax Equity Fund, in form and substance reasonably satisfactory to the Administrative Agent.  Such Advance Model shall show that the TPO Solar Projects Portfolio Value and [***] generated by the ADSAB Model to be within [***]% of the TPO Solar Projects Portfolio Value and [***] generated by the Advance Model.

(iii)Representations and Warranties.  The Administrative Agent shall have received a certification from the Borrower that each of the representations and warranties of each Transaction Party contained in this Agreement or any other Transaction Document shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Borrowing Date (or such earlier date or period specifically stated in such representation or warranty), including without limitation, the representation and warranty contained in Section 4.1(BB) hereof.

(iv)No Defaults; Solvency.  The Administrative Agent shall have received a certification from the Borrower that (a) no Early Amortization Event, Event of Default or Potential Default has occurred and is continuing or would result from the borrowing of any requested Revolving Advances or from the application of the proceeds therefrom, and (b) after giving effect to such Revolving Advances and the application of the proceeds therefrom, the Borrower will be Solvent.

(v)No Insolvency Event.  The Administrative Agent shall have received a certification from the Borrower certifying to the absence of any Insolvency Event with respect any Transaction Party.

(vi)Custodial Certificate.  All certifications then required to be delivered by the Custodian pursuant to Sections 4(a) and (b) of the Custodial Agreement for each Solar Asset then included in the Borrowing Base Pool shall have been received by the Administrative Agent.

(vii)Hedge Requirements.  The Borrower shall be in compliance with all applicable Hedge Requirements.

(viii)Reserve Accounts.  The amount on deposit in the Debt Service Reserve Account shall not be less than the Debt Service Reserve Account Required Balance, taking into account the application of the proceeds of the Revolving Advances on the Borrowing Date.  The amount on deposit in the Pre-PTO Reserve Account shall not be less than the Pre-PTO Reserve Account Required Balance, taking into account the application of the proceeds of the Revolving Advances on the Borrowing Date.  The related Supplemental Reserve Account Deposit shall have been deposited into the Supplemental Reserve Account, taking into account the application of the proceeds of the Revolving Advances on the Borrowing Date. On the initial Borrowing Date, the Borrower shall have deposited an amount equal to the Seasonality Service Reserve Account Required Amount to the Seasonality Service Reserve Account.

(ix)Aggregate Commitment/Borrowing Base.  After giving effect to such Revolving Advance, Aggregate Outstanding Revolving Advances shall not exceed the lesser of (a) the Aggregate Commitment in effect as of such Borrowing Date and (b) the Related Borrowing Base as of such Borrowing Date.

(x)Availability Period. The Availability Period shall be in effect as of such Borrowing Date (including as the result of having been restored in accordance with the proviso to the definition of Early Amortization Event), and making such Revolving Advance shall not cause the Availability Period to terminate.

(xi)UCC Financing Statements.  The UCC financing statements relating to the Collateral being secured as of the Borrowing Date shall have been duly filed in each office and in each jurisdiction where required in order to create and perfect the first Lien and security interest set forth in the Collateral Documents and to perfect (i) the sale (if any) of Solar Assets from the Depositor to the Borrower, (ii) the sale (if any) of TPO Solar Projects and [***] from the Borrower to the TPO Solar Project Owner Subsidiary and [***], respectively and (iii) the Collateral Agent’s interest in the Collateral.  The Borrower shall have properly delivered or caused to be delivered to the Collateral Agent all Collateral that requires perfection of the Lien and security interest described above by possession or control along with blank transfer powers and proxies (if applicable).  The Borrower shall have filed proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Depositor, the Borrower or any of their respective affiliates.

(xii)No Material Adverse Effect.  No Material Adverse Effect shall have occurred since the Closing Date and be continuing, and no event or circumstance exists that would reasonably be expected to result in a Material Adverse Effect.

(xiii)Fees and Other Costs. All amounts then due and payable to, or required to be deposited with, any Secured Party hereunder or under any other Transaction Document, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments required to be filed as a condition precedent to Section 3.1 and this Section 3.2, shall have been so paid or deposited in full (or shall be paid or deposited concurrently with the occurrence of such Revolving Advance) or arrangements for the payment thereof from the Revolving Advances shall have been made, which arrangements shall be acceptable to the Administrative Agent.

(xiv)Taxes.  All sales, use and property taxes, and any other taxes in connection with any period prior to such Borrowing Date, that are due and owing with respect to each Borrower Subsidiary prior to the Borrowing Date have been paid or provided for by the Sponsor.

(xv)Other Documents.  The Borrower shall have provided the Administrative Agent with all documents reasonably requested by the Administrative Agent related to a Solar Asset or a Borrower Subsidiary being acquired on such Borrowing Date.

(xvi)Change of Control.  No Change of Control shall have occurred.

(xvii)Tax Equity Required Consents. To the extent a Tax Equity Required Consent was required in respect of any Tax Equity Fund, such Tax Equity Required Consents have been executed and delivered and all conditions to the effectiveness of such Tax Equity Required Consents are satisfied.

(B)Each Notice of Borrowing submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in this Section 3.2 have been satisfied on and as of the date of the applicable Notice of Borrowing.

Section 3.3.[***]

Section 3.4.[***]

Section 3.5.Conditions Precedent to Commitment Increases. Each Revolving Advance Commitment Increase pursuant to Section 2.6(B) is subject to satisfaction of the following conditions precedent each in form and substance reasonably satisfactory to the Administrative Agent (acting on the instructions of all Lenders):

(A)The Administrative Agent shall have received a certification that all of the representations and warranties of each Transaction Party contained in this Agreement or any other Transaction Document shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the Revolving Advance Commitment Increase Date (or such earlier date or period specifically stated in such representation or warranty).

(B)No Material Adverse Effect, Potential Default, Event of Default or Early Amortization Event shall exist, or would result from the Revolving Advance Commitment Increase or from the application of the proceeds thereof.

(C)The Administrative Agent’s receipt of such other documents or certifications as any Lender providing any such Revolving Advance Commitment Increase may reasonably request through the Administrative Agent.

(D)All reasonable and documented costs and expenses payable pursuant to Section 10.6 for which invoices have been presented have been paid on the Revolving Advance Commitment Increase Date.

Article IV

Representations and Warranties

Section 4.1.Representations and Warranties of the Borrower.  The Borrower represents and warrants to the Administrative Agent, each Lender and the Collateral Agent as of the Closing Date, as of each Borrowing Date, and, other than with respect to Sections 4.1(D), (N), as of each Payment Date, as follows:

(A)Organization; Corporate Powers.  Each Transaction Party (i) is a duly organized and validly existing limited liability company, in good standing under the laws of the State of Delaware, (ii) has the limited liability company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (iii) is duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified or authorized.

(B)Authority and Enforceability.  Each Transaction Party has the limited liability company or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Transaction Documents to which it is party and has taken all necessary company or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is party.  Each Transaction Party has duly executed and delivered each Transaction Document to which it is party and each such Transaction Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Transaction Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(C)Government Approvals.  No order, consent, authorization, approval, license, or validation of, or filing recording, registration with, or exemption by, any Governmental Authority is required to authorize or is required as a condition to:  (i) the execution, delivery and performance by a Transaction Party of any Transaction Document to which it is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Transaction Document to which such Transaction Party is a party.

(D)Litigation.  There are no ongoing actions, suits or proceedings, pending or threatened in writing with respect to any Transaction Party or Tax Equity Opco which would reasonably be expected to have a Material Adverse Effect.

(E)Applicable Law, Contractual Obligations and Organizational Documents. Neither the execution, delivery and performance by any Transaction Party of the Transaction Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Transaction Party or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Permitted Liens) upon any of the property or assets of the Borrower pursuant to the terms of any contract, or (iii) will breach any provision of the Organizational Documents of such Transaction Party.

(F)Compliance with Law.  Each Transaction Party (other than the Sponsor), and, solely with respect to the Solar Assets in the Borrowing Base Pool, the related Seller, has complied in with all applicable Laws, including consumer protection laws, in each case, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

(G)Use of Proceeds.  Proceeds of the Revolving Advances have been used only as permitted under Section 2.3.  No part of the proceeds of the Revolving Advances have been used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  At no time would more than 25% of the value of the assets of the Borrower that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

(H)Depositary Accounts.  The account numbers of the Depositary Accounts and each Solar Asset Subsidiary Operating Account are specified on Schedule II attached hereto, as updated pursuant to Section 5.1(V).  Other than accounts on Schedule II attached hereto, as updated pursuant to Section 5.1(V), the Borrower and the Borrower Subsidiaries do not have any other accounts.  For Borrower Subsidiary Distributions, the Borrower has directed, or caused to be directed, the Borrower Subsidiaries to make all payments thereon directly into the Revenue Account (other than Borrower Subsidiary Distributions consisting of Excluded Revenue).  Each Solar Asset Subsidiary has directed Host Customers to make all payments directly to the related Solar Asset Subsidiary Operating Account.

(I)ERISA.  None of the assets of the Borrower are or, prior to the repayment of all Obligations, will be subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Neither the Borrower nor any of its ERISA Affiliates has maintained, participated or had any liability in respect of any Plan during the past six (6) years which could reasonably be expected to subject the Borrower or any of its ERISA Affiliates to any tax, penalty or other liabilities.  With respect to any Plan which is a Multi‑Employer Plan, no such Multi‑Employer Plan shall be in “reorganization” or shall be “insolvent,” as defined in Title IV ERISA, in each case, if the reorganization or insolvent status continues unremedied for thirty (30) days.  No ERISA Event has occurred or is reasonably likely to occur.

(J)Taxes. Each Transaction Party and Tax Equity Opco has timely filed all federal, state, provincial, territorial, foreign and other Tax returns and reports required to be filed under applicable law, and has timely paid all federal, state, foreign and other Taxes levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  No Lien (other than Permitted Liens) or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax due from any Transaction Party and Tax Equity Opco or with respect to its Solar Assets or the assignments thereto.  Any Taxes due and payable by any Transaction Party or Tax Equity Opco or its predecessors in interest in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transfers and transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.  No Transaction Party or Tax Equity Opco is liable for Taxes payable by any other Person.  For United States federal and state income tax purposes the Borrower and each Borrower Subsidiary (other than as otherwise agreed with the Administrative Agent) will be treated as a disregarded entity of Sponsor.  Neither the execution nor delivery of the Transaction Documents nor the consummation of any of the transactions contemplated by such Transaction Documents will affect such status.

(K)Material Agreements.  There are no ongoing breaches or defaults by any Transaction Party or Tax Equity Opco under the Transaction Documents or the Material Project Documents, except for breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

(L)Accuracy of Information.  The written information (other than financial projections, forward looking statements, and information of a general economic or industry specific nature) that has been made available to the Depositary, the Collateral Agent, the Custodian, the Administrative Agent, or any Lender by or on behalf of the Borrower or any Affiliate thereof in connection with the transactions hereunder including any written statement or certificate of factual information, when taken as a whole, is complete and correct in all material respects and does not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in the light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto).

(M)Projections.  The forecasts and other projections in the Advance Model submitted to the Administrative Agent (i) are based on good faith estimates and commercially reasonable assumptions as to all factual matters material thereto and (ii) are materially consistent with the Project Documents, the Tax Equity Model, and other adjustments as approved by the Administrative Agent; provided, however, that (A) none of the Advance Model, nor the assumptions set forth therein are to be viewed as facts and that actual results during the term of the Revolving Advances may differ from the Advance Model, and that the differences may be material, and (B) the Borrower believed in good faith that the Advance Model as of the relevant date of delivery was reasonable and attainable.

(N)No Material Adverse Effect.  Since the date of delivery of the latest audited financial statements for a fiscal year of the Sponsor pursuant to Section 5.1(A)(i), there has been no Material Adverse Effect.

(O)Solvency.  Immediately following the making of each Revolving Advance on a Borrowing Date and after giving effect to the application of the proceeds thereof, the Borrower and the Borrower Subsidiaries, on a consolidated basis, are Solvent as of such Borrowing Date.

(P)Investment Company Act. No Relevant Party is an “investment company” or an “affiliated person” of or “promoter” or “principal underwriter” for an “investment company” as such terms are defined in the 1940 Act, nor is any Relevant Party otherwise subject to regulation thereunder and no Relevant Party relies solely on the exemption from the definition of “investment company” in Section 3(c)(1) and/or 3(c)(7) of the 1940 Act (although such exemptions may be available).

(Q)Covered Fund.  No Relevant Party is a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended.

(R)Properties; Security Interest.  Each Loan Party and Tax Equity Opco has good title to all of its properties and assets necessary in the ordinary conduct of its business, free and clear of Liens other than Permitted Liens.  Once executed and delivered, the Collateral Documents create, as security for the Obligations, valid and enforceable and (coupled with this Agreement and the taking of all actions required thereunder and under the Collateral Documents for perfection) perfected security interests in and Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, which are (subject to any Permitted Liens) superior to and prior to the rights of all third persons, and such Collateral is subject to no other Liens (other than Permitted Liens).

(S)Subsidiary.  The Borrower does not have any Subsidiary (other than any Permitted Subsidiary and the Tax Equity Opco), and does own or hold, directly or indirectly, any Equity Interests of any other Person (other than any Permitted Subsidiary).

(T)OFAC and Patriot Act.  Neither any Transaction Party or any Tax Equity Opco nor, to the Knowledge of any Transaction Party or any Tax Equity Opco, any of its officers, directors or employees appears on the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (“OFAC”) or is otherwise a person with which any U.S. person is prohibited from dealing under the laws of the United States, unless authorized by OFAC.  No Transaction Party or Tax Equity Opco conducts business or completes transactions with the governments of, or persons within, any country under economic sanctions administered and enforced by OFAC.  No Transaction Party or Tax Equity Opco will directly or indirectly use the proceeds from this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person to fund any activities of or business with any person that, at the time of such funding, is the subject of economic sanctions administered or enforced by OFAC, or is in any country or territory that, at the time of such funding or facilitation, is the subject of economic sanctions administered or enforced by OFAC.  No Transaction Party or Tax Equity Opco is in violation of Executive Order No. 13224 or the Patriot Act.

(U)Insurance.  The Borrower is in compliance with Section 5.1(Q).

(V)Sanctioned Persons.  No Transaction Party or Tax Equity Opco, (i) is currently the target of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then the target of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Revolving Advance, nor any part of the proceeds from any Revolving Advance, has been used or will be used, directly or indirectly, to lend, contribute, provide or otherwise make funds available (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or (ii) to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Administrative Agent) of Sanctions.

(W)Environmental Compliance.  To the Borrower’s Knowledge, there is no: (i) past or existing material violation of any applicable Environmental Law by any Relevant Party or any Affiliate thereof relating in any way to any Collateral; (ii) Environmental Claim pending or, to any such party’s Knowledge, threatened against any Relevant Party or any Affiliate thereof; and (iii)

event, condition or circumstance that would reasonably be expected to form a basis for an Environmental Claim against any Relevant Party or any Affiliate thereof.

(X)Business.  No Relevant Parties have conducted any business other than (i) acquisition, ownership and financing of Permitted Subsidiaries, (ii) acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the TPO Solar Projects, [***] and the PV Systems related thereto, (iii) and activities related or incident to the foregoing (including those contemplated by the Transaction Documents or the Material Project Documents).  Except for the Spotlight Facility which is being terminated on the Closing Date, no Relevant Party has any outstanding Indebtedness or other material liabilities other than as permitted under the Transaction Documents and the Material Project Documents. No Relevant Party is bound by any material contract other than Operative Documents to which it is a party.

(Y)EEA Financial Institution. Neither the Borrower nor any Subsidiary Guarantor is an EEA Financial Institution.

(Z)Structure Representations.

(i)Capital Structure.  (a)  The Equity Interests of each Relevant Party have been duly authorized and validly issued and, except as otherwise provided for in such Relevant Party’s Organizational Documents, are fully paid and non-assessable.  There is no existing option, warrant, call, right, commitment or other agreement to which any Relevant Party is a party requiring, and there is no membership interest, partnership interest, or other Equity Interest of any Relevant Party outstanding which upon conversion or exchange would require, the issuance by such Relevant Party of any additional membership interests, partnership interests or other Equity Interests of such Relevant Party or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest, a partnership interest or other Equity Interest of such Relevant Party (other than any purchase option set forth in a Tax Equity Opco LLC Agreement).

(b)All of the Equity Interests owned by each Relevant Party are set forth on Schedule XI, and all such Equity Interests owned by such Relevant Party have been validly issued and are fully paid and are owned free and clear of all Liens except those created under the Transaction Documents.  Schedule XI sets forth (a) the name and jurisdiction of the Depositor and each of the Relevant Parties.

(c)The only holder of Equity Interests in the Borrower is the Depositor and there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any membership or other equity interests in the Borrower or to make payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.  The Borrower is authorized to issue and has issued only one class of membership interests.

(AA)Beneficial Ownership Certification.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(BB)Borrowing Base.  Each of the Solar Assets in the Borrowing Base Pool is an Eligible Solar Asset.

Article V

Covenants

Section 5.1.Affirmative Covenants.  The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated:

(A)Reporting Requirements.  The Borrower will furnish (or cause to be furnished) to the Administrative Agent for delivery to each Lender:

(i)within (a) one hundred fifty (150) days after the close of each fiscal year of Sponsor (beginning with the fiscal year ending December 31, 2019), the unqualified audited financial statements for such fiscal year that include the consolidated balance sheet of Sponsor and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year, and, beginning with the fiscal year ending December 31, 2019, the consolidated financial statements of the Borrower and the Borrower Subsidiaries as of the end of such fiscal year presented as a schedule to the financial statements of Sponsor as “Other Financial Information”, and in each case prepared in accordance with GAAP and audited by a Nationally Recognized Accounting Firm selected by Sponsor and (b) sixty (60) days after the end of each of its first three fiscal quarters, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a year‑to‑date basis for Sponsor and its consolidated subsidiaries; provided, that the obligation of the Borrower to furnish the financial statements of the Sponsor pursuant to this clause (i) shall be satisfied so long as any such financial statements comply with the requirements of, and are provided no later than, as required by and in any manner permitted by the Securities and Exchange Commission and applicable Law and listing rules;

(ii)at any time that Sponsor is an Affiliate of the Facility Administrator, within one hundred fifty (150) days after the end of each of its fiscal years (beginning with the fiscal year ending December 31, 2019), the Accountant’s Reports pursuant to the Facility Administration Agreement to the Administrative Agent, each in form and substance satisfactory to the Administrative Agent;

(iii)as soon as possible, and in any event within five (5) Business Days, after the Borrower or any of its ERISA Affiliates knows or has reason to know that an ERISA Event has occurred, deliver to the Lenders a certificate of a  Responsible Officer of the Borrower setting forth the details of such ERISA Event, the action that the Borrower or the ERISA Affiliate proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or the Pension Benefit Guaranty Corporation;

(iv)to the extent any such notice has not been separately provided by a Transaction Party other than the Borrower, (a) promptly, and in any event within five (5) Business Days, after a Responsible Officer of any Transaction Party obtains Knowledge thereof, notice of the occurrence of any event that constitutes an Event of Default, a Potential Default, or an Early Amortization Event, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (b) promptly, and in any event within five (5) Business Days after a Responsible Officer of any Transaction Party obtains Knowledge thereof, notice of any other material development concerning any litigation, governmental or regulatory proceeding (including Environmental Law) or labor matter (including ERISA Event) pending or threatened in writing against the Borrower;

(v)promptly, and in any event within five (5) Business Days, after a Responsible Officer of any Transaction Party obtains Knowledge thereof, notice that a Solar Asset is a Defective Solar Asset;

(vi)to the extent any such notice has not been separately provided by a Transaction Party other than the Borrower, promptly, and in any event within five (5) Business Days, after receipt thereof by any Transaction Party, copies of all material notices, requests, and other documents (excluding regular periodic reports) delivered or received by the Borrower under or in connection with any Contribution Agreement;

(vii)to the extent any such notice has not been separately provided by a Transaction Party other than the Borrower, promptly, and in any event within five (5) Business Days, after receipt thereof by any Transaction Party, copies of all notices and other documents delivered or received by the Borrower with respect to any tax Liens on Solar Assets held by a Loan Party or Tax Equity Opco (either individually or in the aggregate); and

(viii)together with the delivery of each Borrowing Base Certificate,  updated Schedule IX and Schedule X, in each case, to reflect the acquisition or disposition of Solar Assets by a Tax Equity Fund or a Solar Asset Subsidiary since the last such delivery.

Documents required to be delivered pursuant to Section 5.1(A)(i) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the

Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(B)Other Notices. Promptly, upon acquiring notice or giving notice, as the case may be, or obtaining Knowledge thereof, give written notice to the Administrative Agent and each Lender of:

(i)any filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation, Environmental Claim, investigation or proceeding, whether at law or in equity by or before any Governmental Authority or any other material written notice from a Governmental Authority, in each case, with respect to any Transaction Party or Tax Equity Opco, any Transaction Document or any Material Project Document, except to the extent that such action, suit, litigation, Environmental Claim, investigation, proceeding or notice would not reasonably be expected to have a Material Adverse Effect;

(ii)any dispute or disputes between a Transaction Party or Tax Equity Opco, on the one hand, and any Person, on the other hand, which could reasonably be expected to have a Material Adverse Effect and that involve (i) claims against such Transaction Party or Tax Equity Opco, (ii) injunctive or declaratory relief, or (iii) revocation, material modification, or suspension of any applicable Permit or imposition of additional material conditions with respect thereto;

(iii)any matter which has, or could reasonably be expected to have, a Material Adverse Effect;

(iv)(x) the occurrence of, or notice given or received by a Transaction Party or a Tax Equity Opco of, any event of default or termination in respect of any breach, default or claim under a Material Project Document and (y) the occurrence of, or notice given or received by a Transaction Party or a Tax Equity Opco in respect of, any breach, default or claim under any Other Document that could reasonably be expected to have a Material Adverse Effect; and

(v)to the extent the Sponsor is not a reporting company, the occurrence of any event with respect to the Sponsor which would have necessitated the filing on Form 8-K with the SEC if the Sponsor was a reporting company.

(C)Reports; Other Information. The Borrower will furnish to the Administrative Agent for delivery to each Lender:

(i)promptly after receipt thereof, copies of any material documents and reports related to the Tax Equity Funds or the Solar Asset Subsidiaries furnished to the

Borrower or a Managing Member by a Governmental Authority or by any counterparty to a Material Project Document, or furnished by the Borrower to such Governmental Authority or such counterparty;

(ii)promptly after receipt thereof, a copy of any “management letter” received by the Borrower, any Managing Member or in respect of any Tax Equity Fund from its independent accounts and management’s response thereto;

(iii)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Transaction Party or Tax Equity Opco, or compliance with the terms of any Transaction Document or Material Project Document, as the Administrative Agent or any Lender may reasonably request through the Administrative Agent;

(iv)(A) at least once per calendar year but no less than once every fifteen months, an Independent Engineering Report in the same form, and regarding the same substance, as the Independent Engineering Report provided to the Administrative Agent in connection with the structuring of this Agreement, and (B) promptly, to the extent a Transaction Party or Tax Equity Opco has obtained an additional Independent Engineering Report, such report; and

(v)As promptly as practicable (but in no event later than 10 Business Days following receipt or delivery thereof), copies of all material notices, documents or reports received or sent by the Borrower, any other Relevant Party, the Sponsor or any Affiliate thereof pursuant to any Project Document, which shall include any project purchase and sale confirmation notice, bill of sale and notices, documents or reports in relation to (A) any call, withdrawal or put option, (B) the achievement of any flip or cash reversion dates under any applicable LLC Agreement, (C) true-up requirements (including, without limitation, any interim and final true-ups or other updates to the financial model in respect of any Tax Equity Opco as delivered to the applicable Tax Equity Investor), (D) the transfer of membership interests, (E) claims against the Sponsor or any Relevant Party under any indemnity, (F) the threatened or actual removal of any Managing Member as a managing member, (G) any updates to financial models prepared by or in respect of any Tax Equity Opco.

(D)Facility Administrator Reporting.  The Borrower shall enforce the provisions of the Facility Administration Agreement which require the Facility Administrator to furnish, in each case to the Administrative Agent and each Funding Agent, the Quarterly Facility Administrator Report on each Determination Date pursuant to and in accordance with the terms of the Facility Administration Agreement.

(E)Reports. The Borrower shall deliver (or shall cause to be delivered) to the Administrative Agent for further distribution to each Lender:

(i)[Reserved];

(ii)no later than ten (10) Business Days following the date of delivery to any Tax Equity Investor, duplicate copies of any annual reporting package required to be delivered to any Tax Equity Investor with respect to a Tax Equity Fund pursuant to the Tax Equity Fund’s Material Project Documents; and

(iii)concurrently with any delivery of a Draft Withdrawal/Transfer Certificate (as defined in the CADA) which specifies a distribution to be made to Depositor in accordance with Section 3.3(d) of the CADA or otherwise on each Payment Date, a certificate signed by an authorized Responsible Officer of the Borrower certifying that such Responsible Officer has made or caused to be made a review of the transactions and financial condition of the Borrower during the relevant fiscal period and that, to the Knowledge of such Responsible Officer, no Potential Default or Event of Default exists or if any such event or condition exists, the nature thereof and the corrective actions that the Borrower has taken or proposes to take with respect thereto.

(F)Borrowing Base Certificate.  The Borrower shall deliver a fully executed and complete Borrowing Base Certificate to the Administrative Agent (a) in respect of a Borrowing Base Calculation Date that is a Borrowing Date, upon delivery of each Notice of Borrowing in accordance with Section 2.4(A), (b) in respect of a Borrowing Base Calculation Date that is a Payment Date, on the related Determination Date, (c) in respect of a Borrowing Base Calculation Date that is related to a Takeout Transaction, two Business Days prior to the consummation of such Takeout Transaction and (d) within 5 Business Days of the date on which a Managing Member receives notice or has Knowledge of an event which would cause cash flow in the Tax Equity Fund to be diverted to the Tax Equity Investor that otherwise would be payable to the related Managing Member (showing the effect of such diversion of cash flow).

(G)UCC Matters; Protection and Perfection of Security Interests.  The Borrower agrees to notify the Administrative Agent in writing of any change (i) in any Loan Party’s or any Tax Equity Opco’s legal name, (ii) in any Loan Party’s or any Tax Equity Opco’s identity or type of organization or corporate structure, or (iii) in the jurisdiction of any Loan Party’s or any Tax Equity Opco’s organization, in each case, within ten (10) Business Days of such change.  The Borrower agrees that from time to time, at its sole cost and expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary or reasonably required by the Collateral Agent (a) to complete all assignments under the applicable Contribution Agreements, (b) to perfect, protect or more fully evidence the Collateral Agent’s security interest in the Collateral, or (c) to enable the Administrative Agent and the Collateral Agent to exercise or enforce any of its rights hereunder, under the Collateral Documents or under any other Transaction Document.  Without limiting the Borrower’s obligation to do so, the Borrower hereby irrevocably authorizes the filing of such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or reasonably required by the Administrative Agent or the Collateral Agent.  The Borrower hereby authorizes the Administrative Agent and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, naming the Depositor, the Borrower or the applicable Borrower Subsidiary as debtor, relative to all or any of the Collateral now existing or hereafter arising without the signature of the Depositor, the Borrower or the applicable Borrower Subsidiary where permitted by law.  A carbon, photographic or other reproduction of the Collateral Documents or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

(H)Access to Certain Documentation and Information Regarding the Solar Assets.    The Borrower shall permit and shall cause each other Transaction Party and Tax Equity Opco shall permit the Administrative Agent and each Lender or its duly authorized representatives or independent contractors, upon reasonable advance notice to such Transaction Party or Tax Equity Opco, (i) access to documentation that such Transaction Party or Tax Equity Opco may possess regarding the Solar Assets and the Tax Equity Funds, (ii) to visit such Transaction Party or Tax Equity Opco and to discuss their respective affairs, finances and accounts (as they relate to their respective obligations under this Agreement and the other Transaction Documents) with such Transaction Party or Tax Equity Opco, their respective officers, and independent accountants (subject to such accountants’ customary policies and procedures), and (iii) to examine the books of account and records of such Transaction Party or Tax Equity Opco as they relate to the Solar Assets and the Tax Equity Funds, to make copies thereof or extracts therefrom, in each case, at such reasonable times and during regular business hours of such Transaction Party or Tax Equity Opco.  The frequency of the granting of such access, such visits and such examinations, and the party to bear the expense thereof, shall be governed by the provisions of Section 7.17 with respect to the reviews of the Loan Parties’ and Tax Equity Opcos’ business operations described in such Section 7.17.  The Administrative Agent and each Lender shall and shall cause their representatives or independent contractors to use commercially reasonable efforts to avoid interruption of the normal business operations of the Loan Parties or Tax Equity Opcos, as applicable.  Notwithstanding anything to the contrary in this Section 5.1(H), (i) none of the Loan Parties or Tax Equity Opcos will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non‑financial trade secrets or non‑financial proprietary information, (y) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement, or (z) is subject to attorney‑client or similar privilege or constitutes attorney work product, and (ii) each Transaction Party or Tax Equity Opco shall have the opportunity to participate in any discussions with such Transaction Party’s or Tax Equity Opco’s independent accountants.

(I)Existence and Rights; Compliance with Laws.  The Borrower shall preserve and keep in full force and effect each Relevant Party’s limited liability company existence, and any material rights, permits, patents, franchises, licenses and qualifications.  The Borrower shall comply, and cause each other Relevant Party to, comply with all applicable Laws, including anti-money laundering, anti-corruption, sanctions, consumer protection laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property and maintain in place all permits, licenses, approvals and qualifications required for each of them to conduct its business activities, except to the extent such non-compliance or failures to maintain as would not be reasonably expected to have a Material Adverse Effect.

(J)Preservation of Rights; Further Assurance.

(a)(i) Maintain in full force and effect, preserve, protect and defend the material rights of each Loan Party and Tax Equity Opco and (ii) take all actions necessary to prevent termination or cancellation (except as required by the Operative Documents) by, and enforce against, other parties the material terms of each Material Project Document of the applicable Tax Equity Fund, including enforcement of any claims with respect thereto, except in each case to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)Preserve and maintain the security interests granted under the Collateral Documents and undertake all actions that are necessary or appropriate to (a) maintain the Collateral Agent’s security interest in the Collateral in full force and effect at all times (including the priority thereof), (b) preserve and protect the Collateral and (c) protect and enforce the Borrower’s rights and title and the rights of the Collateral Agent and the other Secured Parties to the Collateral, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation.

(c)From time to time as reasonably requested by the Administrative Agent, execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate) as are necessary or appropriate to carry out the interest and purposes of the Transaction Documents or necessary to maintain the Collateral Agent’s perfected security interest in the Collateral to the extent and in the priority required pursuant to the Collateral Documents.

(K)Books and Records.  The Borrower shall maintain, and cause (if it is an Affiliate of the Borrower) the Facility Administrator to maintain, proper and complete financial and accounting books and records.  The Borrower shall maintain or shall cause to be maintained (i) with respect to Solar Assets held by any Borrower Subsidiary or Tax Equity Opco, accounts and records as to each Solar Asset that are proper, complete, accurate and sufficiently detailed so as to permit (x) the reader thereof to know as of the most recently ended calendar month the status of each Solar Asset including payments made and payments owing (and whether or not such payments are past due), and (y) reconciliation of payments on each Solar Asset held by a Solar Asset Subsidiary and the amounts from time to time deposited in respect thereof in the Solar Asset Subsidiary Operating Account or the Revenue Account and (ii) with respect to the Borrower Subsidiaries and Tax Equity Funds, accounts and records as to the Borrower Subsidiaries and Tax Equity Funds that are proper, complete, accurate and sufficiently detailed so as to permit (x) the reader thereof to know as of the most recently ended calendar quarter the status of the Borrower Subsidiaries and Tax Equity Funds, including payments made and payments owing (and whether or not such payments are past due) and (y) the amounts from time to time deposited in respect of the Borrower Subsidiary Distributions in the Revenue Account.

(L)Taxes.  (i)  The Borrower shall pay, or cause to be paid, when due all Taxes imposed upon any Relevant Party or any of its properties, and provide evidence of such payment to the Administrative Agent if requested; provided, that no Relevant Party shall be required to pay any such Tax that is being contested in good faith by proper actions diligently conducted if (i) they have maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a Tax that has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax.

(ii)The Borrower and each Borrower Subsidiary (other than as otherwise agreed with the Administrative Agent) shall at all times be classified as disregarded entities for U.S. federal income tax purposes.

(M)Maintenance of Properties.  The Borrower shall ensure that each Relevant Party’s material properties and equipment used or useful in each of their business in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.

(N)ERISA.  The Borrower shall deliver to the Administrative Agent such certifications or other evidence from time to time prior to the repayment of all Obligations and the termination of all Commitments, as requested by the Administrative Agent in its sole discretion, that (i) no Relevant Party is an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a plan within the meaning of Section 4975 of the Internal Revenue Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) no Relevant Party is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (iii)  assets of the Borrower do not constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3‑101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

(O)Use of Proceeds.  The proceeds of the Revolving Advances shall be used only as permitted under Section 2.3.  No part of the proceeds of the Revolving Advances shall be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

(P)Collections; Names.  In the event that the Borrower or any Affiliated Entity thereof receives any Collections owing to any Solar Asset Subsidiary, the Borrower shall hold, or cause such Affiliated Entity to hold, all such Collections in trust for the benefit of the Secured Parties and deposit, or cause such Affiliated Entity to deposit, such Collections into the Revenue Account, as soon as practicable, but in no event later than five (5) Business Days after its receipt thereof.

(Q)Insurance.  The Borrower shall maintain or cause to be maintained, at its own expense, insurance coverage (i) by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower as of the Closing Date as set forth in Exhibit A of the Facility Administration Agreement or (ii) as is customary, reasonable and prudent in light of the size and nature of the Borrower’s business as of any date after the Closing Date.  The Borrower shall be deemed to have complied with this provision if one of its Affiliates has such policy coverage and, by the terms of any such policies, the coverage afforded thereunder extends to the Borrower, the Depositor and the Sponsor.  Upon the request of the Administrative Agent at any time subsequent to the Closing Date, the Borrower shall cause to be delivered to the Administrative Agent, a certification evidencing the Borrower’s and the Sponsor’s coverage under any such policies.

(R)Maintenance of Independent Manager.  The Borrower shall maintain at least two individuals, each to serve as an independent manager (the “Independent Manager”) of the Borrower, which individual meets the definition set forth in the Borrower’s LLC Agreement on the Closing Date.

(S)The Contribution Agreements.  The Borrower shall make such reasonable requests for information and reports or for action under the Contribution Agreements to the applicable Loan Parties as the Administrative Agent may reasonably request to the extent that the Borrower is entitled to do the same thereunder.

(T)Acquisitions from Depositor and the Borrower.  With respect to each Borrower Subsidiary, the ownership of which is acquired by Borrower from the Depositor, and with respect to each Solar Asset, the ownership of which is acquired by the Borrower from the Depositor and by a Solar Asset Subsidiary from the Borrower, each of the Borrower and such Borrower Subsidiary shall  (i) acquire such ownership pursuant to and in accordance with the terms of the Contribution Agreements, (ii) take all action necessary to perfect, protect and more fully evidence such ownership, including (a) filing and maintaining effective financing statements (Form UCC‑1) naming, with respect to each Borrower Subsidiary acquired by the Borrower, the Depositor as debtor, the Borrower as assignor/secured party and the Collateral Agent as secured party, and naming, with respect to Solar Assets acquired by a Solar Asset Subsidiary, the Depositor as debtor, the Borrower as assignor/secured party, such Solar Asset Subsidiary as second assignor/secured party and the Collateral Agent, as secured party, in each case, in all necessary filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices and (b) executing or causing to be executed such other instruments or notices as may be necessary or reasonably requested by the Administrative Agent, and (iii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement.

(U)Maintenance of Separate Existence.  The Borrower shall take, and shall cause each Borrower Subsidiary to take, all reasonable steps to continue its identity as separate legal entity and to make it apparent to third Persons that it is an entity with assets and liabilities distinct from those of the Affiliated Entities or any other Person, and that it is not a division of any of the Affiliated Entities or any other Person.  In that regard the Borrower shall and shall cause each Borrower Subsidiary to:

(i)maintain its assets in a manner which facilitates their identification and segregation from those of any of the other Affiliated Entities;

(ii)conduct all intercompany transactions with the other Affiliated Entities on terms which the Borrower reasonably believes to be on an arm’s length basis;

(iii)not guarantee any obligation of any of the other Affiliated Entities, nor have any of its obligations guaranteed by any other Affiliated Entity (other than an Borrower Subsidiary) or hold itself out as responsible for the debts of any other Affiliated Entity or for the decisions or actions with respect to the business and affairs of any other Affiliated Entity;

(iv)except as expressly otherwise permitted hereunder or contemplated under any of the other Transaction Documents, not permit the commingling or pooling of its funds or other assets with the assets of any other Affiliated Entity;

(v)maintain separate deposit and other bank accounts to which no other Affiliated Entity has any access;

(vi)compensate (either directly or through reimbursement of its allocable share of any shared expenses) all employees, consultants and agents, and Affiliated Entities, to the extent applicable, for services provided to the Borrower by such employees, consultants and agents or Affiliated Entities, in each case, either directly from such Borrower’s own funds or indirectly through documented capital contributions from the Sponsor, the Depositor or any other direct or indirect parent of the Borrower;

(vii)have agreed with each of the other relevant Affiliated Entities to allocate among themselves, through documented intercompany transactions, including documented capital contributions from the Sponsor, the Depositor or any other direct or indirect parent of the Borrower, shared overhead and corporate operating services and expenses which are not reflected in documentation in connection with a Takeout Transaction (including the services of shared employees, consultants and agents and reasonable legal and auditing expenses) on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to actual use or the value of services rendered;

(viii)pay for its own account, directly from such Borrower’s own funds or indirectly through documented capital contributions from Sponsor, Depositor or any other direct or indirect parent of the Borrower, for accounting and payroll services, rent, lease and other expenses (or its allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Borrower’s allocable share thereof) paid by any of the Affiliated Entities; provided, that the Sponsor or another Affiliated Entity shall be permitted to pay the initial organizational expenses of the Borrower;

(ix)conduct its business (whether in writing or orally) solely in its own name through its duly authorized officers, employees and agents, including the any Servicer; and

(x)otherwise practice and adhere to corporate formalities such as complying with its organizational documents and member and manager resolutions, the holding of regularly scheduled meetings of members and managers, and maintaining complete and correct books and records and minutes of meetings and other proceedings of its members and managers.

Nothing otherwise expressly permitted or contemplated by any provision in any Transaction Document shall be prohibited by this Section 5.1(U).

(V)Updates to Account Schedule.  Schedule II attached hereto shall be updated by the Borrower and delivered to the Administrative Agent immediately to reflect any changes as to which the notice and other requirements specified in Section 5.2(K) have been satisfied.

(W)Deposits into the Depositary Accounts.  (i)  The Borrower shall direct, or cause to be directed, all Borrower Subsidiary Distributions (other than Borrower Subsidiary Distributions constituting Excluded Revenue) to the Revenue Account at least once per calendar quarter.  The Borrower shall direct, or cause to be directed, all amounts on deposit in a Solar Asset Subsidiary Operating Account in excess of the Retention Amount to be swept to the Revenue Account at least once every 5 Business Days.

(ii)The Borrower shall not, and shall not permit any Borrower Subsidiary or Tax Equity Opco to, deposit or otherwise credit (or cause to be deposited or credited), or consent to or fail to object to any such deposit or credit of, cash or cash proceeds into the Revenue Account, other than Borrower Subsidiary Distributions, Collections, payments by the Depositor pursuant to the Depositor Contribution Agreement or payments by the Sponsor pursuant to the Performance Guaranty; provided, that the inadvertent depositing of funds into the Revenue Account or a Solar Asset Subsidiary Operating Account shall not constitute a breach of this provision.

(X)Hedging.  The Borrower shall at all times satisfy the Hedge Requirements.

(Y)Update to Solar Assets. The Borrower shall notify the Facility Administrator and the Administrative Agent in writing of any additions or deletions to the Schedule of Solar Assets, no later than each Borrowing Date and each Payment Date (which in the case of the update delivered on any Payment Date shall be prepared as of the last day of the related Collection Period).

(Z)Approved Installer Policy. No later than ninety (90) days following the Closing Date, Borrower will cause Seller to deliver to the Administrative Agent a written policy (its “Approved Installer Policy”) with respect to its approval process of third party installers of PV Systems, which policy at a minimum shall include the vetting process of the Seller to ensure that such installer (1) is capable of installing a PV System in a manner comparable to Seller and in accordance with Prudent Industry Standards, (2) is licensed and (3) will comply with all Applicable Laws.

(AA)Amendments; Other Agreements.  Promptly after the execution and delivery thereof, the Borrower shall furnish the Administrative Agent with copies of (i) all material waivers, amendments, supplements or modifications of any Material Project Document and, subject to any applicable Laws and within four (4) Business Days of the execution and delivery thereof, any amendment, supplement or modification thereto and (ii) all waivers, amendments, supplements or modifications of any Other Documents and any additional material contracts or agreements to which the Borrower becomes a party after the Closing Date, in the case of this clause (ii), to the extent such waivers, amendments, supplements or modifications would reasonably be expected to have a Material Adverse Effect.

(BB)[***]-Year Customer Agreements.  Prior to Seller commencing the marketing of Customer Agreements that will have a tenor of [***] years, Borrower will cause Seller to submit the form of such Customer Agreement and a description of the manner in which such Customer Agreement will be marketed to the Administrative Agent for review and, unless the form of Customer Agreement is an Approved Customer Agreement, signoff.

(CC)Borrower Subsidiaries and Tax Equity Opcos. So long as any of the Revolving Advances remain outstanding, the Borrower agrees, as the owner of the 100% of the Equity Interests of each Borrower Subsidiary, that it will:

(i)cause each Managing Member (A) to cause the related Tax Equity Opco to make all Borrower Subsidiary Distributions with respect to such Managing Member directly to the Revenue Account and (B) to deliver to the Depositary for deposit into the Revenue Account any Borrower Subsidiary Distributions received by such Managing Member;

(ii)cause each Borrower Subsidiary to comply with the provisions of the related Operative Documents and not to take any action that would cause such Borrower Subsidiary to violate the provisions such Operative Documents;

(iii)cause each Borrower Subsidiary to maintain all licenses and permits required to carry on its business as now conducted and in accordance with the related Operative Documents, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv)not permit or consent to the admission of any new member of such Borrower Subsidiary other than a successor independent member in accordance with the provisions of its LLC Agreement;

(v)not make any amendment to the related Operative Documents of such Borrower Subsidiary that could reasonably be expected to have a Material Adverse Effect;

(vi)so long a Managing Member is the managing member of a Tax Equity Opco, cause or permit such Managing Member to cause the related Tax Equity Opco to (A) comply with the provisions of the related Operative Documents and (B) not take any action that would violate the provisions of such Operative Documents;

(vii)cause each Managing Member with respect to an ITC Cash Sweep Fund (A) to comply with and enforce the provisions of the related ITC Insurance Policy, if any, and (B) not to consent to any amendment to the related ITC Insurance Policy to the extent relating to an ITC Cash Sweep Fund, if any, to the extent that such amendment could reasonably be expected to have a Material Adverse Effect;

(viii)so long as a Managing Member is the managing member of a Tax Equity Opco that is an ITC Cash Sweep Fund, cause such Tax Equity Opco to comply with and enforce the provisions of the related ITC Insurance Policy, if any;

(ix)so long as a Managing Member is the managing member of a Tax Equity Opco, cause such Managing Member to cause the related Tax Equity Opco to maintain all licenses and permits required to carry on its business as now conducted and in accordance with the provisions of the related Project Documents, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect;

(x)not permit a Managing Member to consent to the admission of any new member of the related Tax Equity Opco other than pursuant to the exercise of the related purchase option by such Managing Member;

(xi)cause each Managing Member to not consent to or approve any amendment to the related Material Project Documents that could reasonably be expected to have a Material Adverse Effect; and

(xii)cause each Managing Member to not consent to or approve any termination or removal of the related Servicer unless approved by the Required Lenders.

(DD)Liquidated Damages.  The Borrower shall promptly enforce all obligations of the Depositor and the Performance Guarantor to pay Liquidated Damages with respect to Defective Solar Assets under the terms of the Depositor Contribution Agreement and the Performance Guaranty, respectively, and shall cause all proceeds thereof to be remitted to or otherwise deposited into the Revenue Account.

(EE)Beneficial Owner Certification.  Promptly following any request therefor, Borrower shall provide such information and documentation with respect to the Loan Parties as may be reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

Section 5.2.Negative Covenants.  The Borrower covenants and agrees that, until all Obligations (other than contingent obligations not then due) hereunder have been paid in full and the Commitments have been terminated, Borrower will not:

(A)Business Activities.  Conduct, or permit any Borrower Subsidiary to conduct, any business other than:

(i)(x) acquisition, ownership and financing of Permitted Subsidiaries, (y) acquisition, construction, installation, lease, ownership of, and sale of energy from, and the operation, management, maintenance and financing of, the TPO Solar Projects, [***] and the PV Systems related thereto, (z) and activities related or incident to the foregoing (including those contemplated by the Transaction Documents or the Material Project Documents);

(ii)the conveyance from time to time (a) of Host Customer Purchased Asset to the applicable Host Customer, (b) of Cancelled Solar Assets to the applicable Seller, (c) of Defective Solar Assets to Depositor to the extent Liquidated Damages have been paid therefor pursuant to the terms of the Depositor Contribution Agreement or the Performance Guaranty, and (d) of [***] and any other Excluded Collateral to Sponsor or its Affiliates;

(iii)the conveyance by the Borrower or a Borrower Subsidiary from time to time of any interest in a Borrower Subsidiary and/or Solar Assets in connection with a Takeout Transaction or to a Borrower Subsidiary pursuant to a Borrower Contribution Agreement;

(iv)sales, transfers and other dispositions of Capacity Attribute and Ancillary Services pursuant to Excluded Ancillary/Capacity Contracts;

(v)the execution and delivery by the Borrower and any Borrower Subsidiary from time to time of purchase agreements, related to the sale of securities (including interests in a Borrower Subsidiary) or Solar Assets by the Borrower or any of its Affiliates in connection with a Takeout Transaction;

(vi)the performance by the Borrower and each Borrower Subsidiary of all of its obligations and the exercise of its rights under the aforementioned agreements and under this Agreement, the other Transaction Documents, the Material Project Documents and any documentation related thereto;

(vii)the preparation, execution and delivery of any and all other documents and agreements as may be required in connection with the performance of the activities of the Sponsor, the Borrower and each Borrower Subsidiary; and

(viii)to engage in any lawful act or activity and to exercise any powers permitted under the Delaware Limited Liability Company Act that are reasonably related, incidental, necessary, or advisable to accomplish the foregoing.

Notwithstanding the foregoing, after the Closing Date and at any time on or prior to the earlier of (a) the Maturity Date and (b) the date on which all Obligations (other than contingent obligations not then due) of the Borrower hereunder have been paid in full and the Commitments have been terminated, the Borrower shall not, and shall not permit any Borrower Subsidiary or Tax Equity Opco to, without the prior written consent of the Administrative Agent, (1) purchase or otherwise acquire any Solar Assets or interests therein or the Equity Interests in Borrower Subsidiaries or interests therein, except for acquisitions made in accordance with (or as expressly permitted by) the Transaction Documents and the Material Project Documents or (2) establish or acquire any Subsidiary other than Permitted Subsidiaries.

(B)Sales, Liens, Etc.  Except as permitted hereunder (including Takeout Transactions and transfers permitted pursuant Section 5.2(A)) (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to any portion of the Collateral, or upon or with respect to the Revenue Account or any other account owned by or in the name of the Borrower or any Borrower Subsidiary to which any Collections are sent, or assign any right to receive income in respect thereof, (ii) permit any Borrower Subsidiary take any of the actions described in clause (i), or (iii) create or suffer to exist, or allow any Borrower Subsidiary to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, to secure or provide for the payment of any Indebtedness of any Person or for any other reason (in each case, except to the extent such property or income constitutes Excluded Collateral); provided that notwithstanding anything to the contrary herein, this Section 5.2(B) shall not prohibit any Lien that constitutes a Permitted Lien.

(C)Indebtedness.  Incur or assume, or permit any Relevant Party to incur or assume, any Indebtedness, except Permitted Indebtedness.

(D)Loans and Advances.  Make, or permit any Relevant Party to originate any loans or make any advances to any Person.

(E)Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem or otherwise acquire for value any interest in the Affiliated Entities (other than any Permitted Subsidiary) or any rights or options to acquire any such interest, except:

(i)distributions of cash by the Borrower in accordance with the CADA;

(ii)distributions of the proceeds of any Revolving Advances (net of any required deposits to the Reserve Accounts);

(iii)so long as no Potential Default, Event of Default, or Early Amortization Event has occurred or would result therefrom, during the Availability Period, transfers, dividends or other distributions of Transferable Solar Assets and the related Solar Assets to the Depositor;

(iv)transfers, dividends or other distributions of Excluded Collateral; and

(v)distributions of (i) any Solar Asset Subsidiary or Tax Equity Opco in connection with any Takeout Transaction or (ii) the proceeds of any Takeout Transaction other than the portion thereof required to be deposited into the Revenue Account.

(F)Mergers, Etc.  Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person (or permit any Borrower Subsidiary or Tax Equity Opco to consummate any such transaction), except in connection with (i) the acquisition or sale of Collateral and similar property pursuant to the Contribution Agreements or pursuant to a Takeout Transaction or an acquisition or sale where all the Revolving Advances associated with such Collateral and related Obligations have been paid in full with all accrued but unpaid interest thereon and any related Liquidation Fees, if any, and (ii) in the case of any Borrower Subsidiary or Tax Equity Opco, to the extent any such merger, consolidation, conveyance, transfer, lease or disposition, is effected with or to Borrower or any other Borrower Subsidiary or Tax Equity Opco.

(G)Fundamental Changes.  Liquidate or dissolve, or sell or lease or otherwise transfer or dispose of, all or any substantial part of its or any Borrower Subsidiary’s or Tax Equity Opco’s property, assets or business, or combine, merge or consolidate with or into any other entity (in each case, whether in one transaction or a series of transactions) other than in accordance with a Takeout Transaction or a transaction permitted under Section 5.2(F) above.

(H)Investments.  Make any investment of capital (other than Permitted Investments) in any Person other than any Permitted Subsidiary either by purchase of stock or securities, contributions to capital, property transfer or otherwise or acquire or agree to acquire by any manner any business of any Person other than a Borrower Subsidiary or Tax Equity Opco.

(I)Change in Organizational Documents.  Amend, modify or otherwise change, or permit any Borrower Subsidiary, in any material respect to amend, modify or otherwise change, any of the terms or provisions in its organizational documents as in effect on the date hereof without the consent of the Administrative Agent and the Required Lenders.

(J)Transactions with Affiliates.  Enter into, or be a party to, or permit any Borrower Subsidiary or any Tax Equity Opco to enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Transaction Documents or any similar conveyance agreement entered into in connection with a Takeout Transaction (ii) the Project Documents, (iii) Permitted SREC Contracts and (iii) any other transactions (including the lease of office space or computer equipment or software by the Borrower from an Affiliate and the sharing of employees and employee resources and benefits) (a) in the ordinary course of business or as otherwise permitted hereunder, (b) pursuant to the reasonable requirements and purposes of the Borrower’s business, (c) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are consistent with market terms for any such transaction, or (d) permitted by Sections 5.2(B), (C), (E) or (F).

(K)Addition, Termination or Substitution of Accounts.  Add, terminate or substitute, or permit any Borrower Subsidiary to add, terminate or substitute, or consent to the addition, termination or substitution of a Depositary Account, or Solar Asset Subsidiary Operating Account unless, (x) the Administrative Agent shall have consented thereto after having received at least thirty (30) days’ prior written notice thereof, which consent shall not be unreasonably withheld, and (y) prior to directing any Host Customer related to a Solar Asset Subsidiary to remit Host Customer Payments thereto, all actions requested by the Administrative Agent to protect and perfect the interest of the Secured Parties in the Collections in respect of the affected Solar Assets have been taken and completed.

(L)Collections.  (i) Deposit, or permit any Solar Asset Subsidiary to deposit, at any time Collections received by it into any bank account other than its Solar Asset Subsidiary Operating Account or the Revenue Account; provided that the inadvertent depositing of funds into any other account shall not constitute a breach of this provision so long as the Borrower or the applicable Borrower Subsidiary transfers such funds to the Revenue Account no later than the fifth (5th) Business Day after becoming aware thereof, or (ii) deposit, or permit any Managing Member to deposit, at any time Borrower Subsidiary Distributions into any bank account other than the Revenue Account (other than Borrower Subsidiary Distributions constituting Excluded Collateral).

(M)[Reserved].

(N)Borrower Membership Interests. Issue Equity Interests in the Borrower to any Person other than the Depositor.

(O)Name and Location; Fiscal Year.  Change its name, its state of business, accounting policies (except as permitted by GAAP) or its fiscal year without the Administrative Agent’s prior written consent.

(P)Amendments to Policies.  Revise or modify or permit the Sponsor or any affiliate thereof to revise or modify its Customer Collection Policy, Credit Underwriting Policy, Transfer Policy or Approved Installer Policy which would be reasonably expected to have a material adverse effect on the Lenders without the prior written consent of the Required Lenders.

Article VI

Events of Default

Section 6.1.Events of Default.  The occurrence of any of the following specified events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(A)Non-Payment. (i) The Borrower shall fail to make any required payment of principal (including any payment required to be made to cure a Borrowing Base Deficiency) when due hereunder and such failure shall continue unremedied for three (3) Business Days after the day such payment is due, (ii) the Borrower shall fail to make any required payment of interest when due hereunder and such failure shall continue unremedied for three (3) Business Days after the day such payment is due, (iii) the Borrower shall fail to pay the Aggregate Outstanding Revolving Advances made to the Borrower on the Maturity Date, or (iv) the Borrower shall fail to make any required payment on any other Obligation when due hereunder or under any other Transaction Document and such failure under this subclause (iv) shall continue unremedied for five (5) Business Days after the earlier of (a) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or (b) the date upon which a Responsible Officer of the Borrower obtained Knowledge of such failure.

(B)Representations. Any representation or warranty made or deemed made by any Transaction Party herein or in any other Transaction Document (after giving effect to any qualification as to materiality set forth therein, if any, and excluding any representation or warranty that could or does give rise to a Solar Asset being a Defective Solar Asset so long as Depositor or the Performance Guarantor (as applicable) duly complies with its obligations under Section 8 of the Depositor Contribution Agreement or Section 2 of the Performance Guaranty, respectively, pertaining to such Defective Solar Asset) shall fail to have been accurate in any material respect when made and, to the extent such failure can be cured, such failure shall continue unremedied for a period of thirty (30) calendar days; provided that, an Event of Default under this clause (B) shall not arise solely as a result of a misrepresentation with respect to a Solar Asset that renders such Solar Asset an Ineligible Solar Asset.

(C)Covenants.  Any Loan Party or the Facility Administrator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Transaction Document which has not been cured within thirty (30) days from the earlier of the date of receipt by such Loan Party or the Facility Administrator, as the case may be, of written notice from the Administrative Agent of such failure, or Knowledge thereof; provided that, for covenants under Section 5.1, if (i) such failure is not cured within such cure period, (ii) such failure is susceptible to cure and (iii) such Loan Party or the Facility Administrator, as applicable, commences cure of such failure within such 30-day period and thereafter diligently seeks to remedy the failure, then such cure period shall be extended to sixty (60) days.

(D)Validity of Transaction Documents.  Any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or upon the occurrence of the termination date of the Credit Agreement after all Obligations have been paid in full, shall cease to be in full force and effect, or any Transaction Party shall contest in writing the validity or enforceability of any provision of any Transaction Document, or any Transaction Party shall deny in writing that it has any or further liability or obligation under any Transaction Document (other than as a result of repayment in full of the Obligations and termination of the Commitments), or any Transaction Party shall purport in writing to revoke or rescind any Transaction Document.

(E)Insolvency Event.  An Insolvency Event shall occur with respect to any Transaction Party or any Tax Equity Opco.

(F)Liquidated Damages.  The Depositor or the Performance Guarantor, as applicable, shall fail to pay any Liquidated Damages with respect to a Defective Solar Asset when due in accordance with the terms of the Depositor Contribution Agreement or the Performance Guaranty, as applicable.

(G)Breach of Performance Guaranty.  Any failure by Sponsor to perform under the Performance Guaranty (other than a failure to pay Liquidated Damages covered in clause (F) above) after giving effect to any cure periods therein; provided that a breach by Sponsor of the Liquidity Requirement is not an Event of Default hereunder but is an Early Amortization Event.

(H)ERISA Event. Either (i) any ERISA Event shall have occurred that could result in a Material Adverse Effect or (ii) the Borrower is or becomes or the assets of the Borrower are or become “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which are subject to Title I of ERISA, Section 4975 of the Internal Revenue Code, or, by reason of any investment in the Borrower by any governmental plan, as the case may be, any other federal, state, or local provision similar to Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(I)Security Interest.  The Collateral Agent, for the benefit of the Lenders, ceases to have a first priority perfected security interest in the Collateral except to the extent expressly permitted hereunder or under the other Transaction Documents.

(J)Judgments.  There shall remain in force, undischarged, unsatisfied, and unstayed for more than thirty (30) consecutive days, any final non‑appealable judgment against the Borrower or any Subsidiary Guarantor in excess of $100,000 over and above the amount of insurance coverage available from a financially sound insurer that has not denied coverage.

(K)1940 Act.  Any Relevant Party becomes, or becomes controlled by, an entity required to register as an “investment company” under the 1940 Act.

(L)[Reserved.]

(M)Hedging.  Failure of the Borrower to maintain Hedge Agreements satisfying the Hedge Requirements and such failure continues for five (5) Business Days or any Hedge Counterparty ceases to be a Qualifying Hedge Counterparty and such Hedge Counterparty is not replaced with a Qualifying Hedge Counterparty within ten (10) Business Days.

(N)Change of Control.  The occurrence of a Change of Control.

(O)Cross Default.  The occurrence of an event of default and acceleration of any indebtedness of the Borrower or any Subsidiary Guarantor in excess of $1,000,000.

(P)Tax Equity Transaction Documents.  Any Relevant Party shall (i) fail to observe or perform any of its material obligations or breach any representation, warranty, term or condition of the Material Project Documents applicable to it or (ii) fail to observe or perform any of its obligations or otherwise breach any representation, warranty, term or condition of the Other Documents applicable to it the effect of which failure to breach could reasonably be expected to have a Material Adverse Effect, in each case, which failure or breach has not been cured (to the extent such breach can be cured and the Relevant Party is diligently pursuing such cure) within thirty (30) days from the earlier of the date of receipt by such Relevant Party of written notice from the Administrative Agent of such failure, or Knowledge thereof.

Section 6.2.Remedies.  If any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower and the Lenders, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower in any manner permitted under applicable law:

(A)declare the Commitments terminated, whereupon the Commitment of each Lender and such obligations shall forthwith terminate immediately without any other notice of any kind;

(B)declare the principal of and any accrued interest in respect of the Revolving Advances and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, upon the occurrence of an Insolvency Event with respect to the Borrower, the principal of and any accrued interest in respect of the Revolving Advances and all other Obligations owing hereunder shall be immediately due and payable without any notice to the Borrower or Lenders;

(C)prohibit distributions from the Depositary Accounts, or the Solar Asset Subsidiary Operating Accounts to the Borrower or any Affiliate thereof;

(D)if the Facility Administrator is an Affiliate of the Sponsor, replace the Facility Administrator with a Successor Facility Administrator in accordance with the Facility Administration Agreement; and/or

(E)direct the Collateral Agent to foreclose on and liquidate the Collateral and pursue all other remedies available under the Collateral Documents.

Section 6.3.Sale of Collateral.  (A)  The power to effect any sale of any portion of the Collateral upon the occurrence and during the continuance of an Event of Default pursuant to this Article VI and the Collateral Documents shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until all Obligations (other than contingent obligations not then due) hereunder have been paid in full or, if such Obligations have not been paid full, until all Collateral shall have been sold. The Administrative Agent acting on its own or through an agent, may from time to time postpone any sale by public announcement made at the time and place of such sale.

(B)Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent  shall, upon the written request of the Required Lenders, by written notice to the Borrower and the Lenders sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit (including pursuant to a “credit sale” to a Lender or an assignee thereof) or for future delivery, and upon such other terms as the Collateral Agent may require.

Article VII

The Administrative Agent and Funding Agents

Section 7.1.Appointment; Nature of Relationship.

(A)The Administrative Agent is appointed by the Funding Agents and the Lenders (and by each Hedge Counterparty by execution of a Hedge Counterparty Joinder, if applicable) as the Administrative Agent hereunder and under each other Transaction Document, and each of the Funding Agents and the Lenders and each Hedge Counterparty irrevocably authorizes the Administrative Agent to act as the contractual representative of such Funding Agent and such Lender and such Hedge Counterparty with the rights and duties expressly set forth herein and in the other Transaction Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Funding Agent or Lender or any Hedge Counterparty by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Funding Agents, the Lenders and each Hedge Counterparty with only those duties as are expressly set forth in this Agreement and the other Transaction Documents.  In its capacity as the Funding Agents’, the Lenders’ and each Hedge Counterparty’s contractual representative, the Administrative Agent (A) does not assume any fiduciary duties to any of the Funding Agents, the Lenders or any Hedge Counterparty, (B) is a “representative” of the Funding Agents, the Lenders and each Hedge Counterparty within the meaning of Section 9‑102 of the UCC as in effect in the State of New York, and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents.  Each of the Funding Agents, the Lenders and each Hedge Counterparty agree to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Funding Agent, each Lender and each Hedge Counterparty waives.

(B)The Administrative Agent shall also act as the Collateral Agent under the Transaction Documents, and each of the Funding Agents and the Lenders (and each Hedge Counterparty by execution of a Hedge Counterparty Joinder, if applicable) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Funding Agent, such Lender and such Hedge Counterparty for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.6 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VII and Article X (including Section 10.5 and 10.6, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Transaction Documents) as if set forth in full herein with respect thereto.

Section 7.2.Powers.  The Administrative Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties or fiduciary duties to the Funding Agents, the Lenders or to any Hedge Counterparty, or any obligation to the Funding Agents, the Lenders or any Hedge Counterparty to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Administrative Agent.

Section 7.3.General Immunity; Exculpatory Provisions.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Funding Agents, the Lenders, or any Hedge Counterparty for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non‑appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Person.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(A)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default, an Event of Default, or an Early Amortization Event has occurred and is continuing;

(B)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction

Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(C)shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(D)shall be deemed not to have knowledge of any Potential Default, Event of Default, or Early Amortization Event unless and until notice describing such is given to the Administrative Agent by the Borrower, a Funding Agent, or a Lender.

Section 7.4.No Responsibility for Revolving Advances, Creditworthiness, Collateral, Recitals, Etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Administrative Agent, (D) the existence or possible existence of any Potential Default or Event of Default, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith.  The Administrative Agent shall not be responsible to any Funding Agent, any Lender or any Hedge Counterparty for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates.

Section 7.5.Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Loan Notes.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.6.Employment of Agents and Counsel; Delegation of Duties.  The Administrative Agent may execute any of its duties as the Administrative Agent hereunder and under any other Transaction Document by or through employees, agents, and attorneys‑in‑fact.  The Administrative Agent and any such employees, agents, and attorneys‑in‑fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article VII shall apply to any such employees, agents, and attorneys‑in‑fact and to the Related Parties of the Administrative Agent and any such employees, agents, and attorneys‑in‑fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any employees, agents, and attorneys‑in‑fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such employees, agents, and attorneys‑in‑fact.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Funding Agents, the Lenders or any Hedge Counterparty and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Transaction Document.

Section 7.7.Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Revolving Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Advance.  The Administrative Agent may consult with legal counsel (who may be counsel for any Transaction Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.8.The Administrative Agent’s Reimbursement and Indemnification.  The Committed Lenders agree to reimburse and indemnify (on a pro rata basis based on the Lender Group Percentages) the Administrative Agent (A) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non‑appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent.

Section 7.9.Rights as a Lender.  With respect to its Commitment and Revolving Advances made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

Section 7.10.Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.   In connection with making its own credit decisions, the Administrative Agent shall maintain an electronic data room for which Lenders shall have access and to which the Administrative Agent shall, promptly upon receipt, upload any material documents related to the Transaction Documents or Tax Equity Funds including any updated Advance Model,  Tax Equity Model, Securitization Take-Out Model, Tax Equity Fund Matrix, Project Documents, Tax Equity Acquisition Certificates, notices, reports or certifications from the Borrower, a Borrower Subsidiary, a Tax Equity Opco, Tax Equity Investor, the Facility Administrator, the Custodian or the a Hedge Counterparty.

Section 7.11.Resignation and Removal of Administrative Agent; Successor Administrative Agent.

(A)The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Funding Agents, each Hedge Counterparty, the Custodian and the Borrower.  Upon any such resignation, the Lenders shall have the right, in consultation with the Borrower, to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the exiting Administrative Agent’s giving notice of resignation (the “Resignation Effective Date”), then the exiting Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent (but only if such successor is reasonably acceptable to each Lender) or petition a court of competent jurisdiction to appoint a successor Administrative Agent; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(B)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by

Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(C)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Transaction Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(G) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Transaction Documents  (if not already discharged therefrom as provided above in this Section 7.11).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Transaction Documents, the provisions of this Article VII and Sections 10.5 and 10.6 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Transaction Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(D)The foregoing provisions and procedures apply in all respects to the Administrative Agent acting in its capacity as Collateral Agent.

Section 7.12.Transaction Documents; Further Assurances.  (A)  Each Committed Lender, each Funding Agent and each Hedge Counterparty authorizes the Administrative Agent to enter into each of the Transaction Documents to which it is a party and each Lender, each Funding Agent and each Hedge Counterparty authorizes the Administrative Agent to take all action contemplated by such documents in its capacity as Administrative Agent.  Each Lender, each Funding Agent and each Hedge Counterparty agrees that no Lender, no Funding Agent and no Hedge Counterparty, respectively, shall have the right individually to seek to realize upon the security granted by any Transaction Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Lenders, the Funding Agents and each Hedge Counterparty upon the terms of the Transaction Documents.

(B)Any Funding Agent may (in its sole discretion and at its sole expense), at any time, have their Revolving Advances rated by Moody’s, S&P, DBRS, Inc., A.M. Best or Kroll Bond Rating Agency, Inc.  Any such rating shall not be a condition precedent to the closing the credit facilities provided under this Agreement, or the making of any Revolving Advances as set forth herein.  The Borrower, the Depositor and the Sponsor shall provide reasonable assistance to obtain such rating. For the avoidance of doubt, any such rating shall not be a condition precedent to the exercise of any rights of the Borrower or Sponsor under this Agreement.

Section 7.13.Administrative Agent May File Proofs of Claim; Credit Bidding.  In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to any Transaction Party, the Administrative Agent (irrespective of whether the principal of any Revolving Advance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Advances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel) and all other amounts due the Lenders and the Administrative Agent under Sections 2.5, 10.5 and 10.6 allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.5, 10.5 and 10.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Transaction Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (iv) of Section 10.2 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 7.14.Collateral and Guaranty Matters.  Without limiting the provisions of Section 7.13, each of the Lenders, irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent and/or Collateral Agent under any Transaction Document (i) upon termination of the Aggregate Commitments, payment in full of all Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Hedge Agreements as to which arrangements satisfactory to the applicable Hedge Counterparty shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Transaction Document, (iii) that constitutes “Excluded Collateral”, or (iv) if approved, authorized or ratified in writing in accordance with Section 10.2; and (b) if  the Partial Release Conditions are satisfied, release any Subsidiary Guarantor from its obligations under the Guaranty, Pledge and Security Agreement (and to release any Lien on any property of such Subsidiary Guarantor or on the Equity Interests of such Subsidiary Guarantor granted to or held by the Administrative Agent and/or Collateral Agent under any Transaction Document) if such party ceases to be a Borrower Subsidiary as a result of a Takeout Transaction or if such Person otherwise ceases to be a Borrower Subsidiary as a result of a transaction permitted under the Transaction Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release its interest in particular types or items of property or to release any Subsidiary Guarantor from its obligations under the Guaranty, Pledge and Security Agreement pursuant to this Section 7.14.  In each case as specified in this Section 7.14, the Administrative Agent and/or the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to release such Subsidiary Guarantor from its obligations under the Guaranty, Pledge and Security Agreement in each case in accordance with the terms of the Transaction Documents and this Section 7.14.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 7.15.Hedge Agreements.  No Hedge Counterparty that obtains the benefits of any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Transaction Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Transaction Documents.  Notwithstanding any other provision of this Article VII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Counterparty, as the case may be.

Section 7.16.Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Transaction Party, that at least one of the following is and will be true:

(i ) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Revolving Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Revolving Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Transaction Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Revolving Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Transaction Document or any documents related hereto or thereto).

Section 7.17.Collateral Review.  (A)  So long as no Event of Default has occurred and is continuing, the Administrative Agent, each Lender and/or its designated agent may not more than one (1) time during any given twelve (12) month period (at the expense of the Borrower), upon reasonable notice, perform (i) reviews of each Transaction Party’s and Tax Equity Opco’s business operations in accordance with (and subject to the limitations of) Section 5.1(H) and (ii) audits of the Collateral, the scope of which shall be determined by the Administrative Agent and each Lender in its reasonable discretion; provided, that the Administrative Agent shall consult with the Borrower regarding the costs and expenses of such field audits and examinations and appraisals.

(B)At any time during which an Event of Default has occurred and is continuing, the Administrative Agent, each Lender or its designated agent may, in its sole discretion regarding frequency (at the expense of the Borrower), upon reasonable notice, perform (i) reviews of each Transaction Party’s and Tax Equity Opco’s business operations in accordance with (and subject to the limitations of) Section 5.1(H) and (ii) audits or any other review of the Collateral, the scope of which shall be determined by the Administrative Agent or each Lender in its reasonable discretion.

Section 7.18.Funding Agent Appointment; Nature of Relationship.  To the extent a Lender Group shall have a Conduit Lender and a Committed Lender, such Lenders shall appoint a Funding Agent for such Lender Group and such Funding Agent shall be their agent hereunder, and such Lenders irrevocably authorize such Funding Agent to act as the contractual representative of such Lenders with the rights and duties expressly set forth herein and in the other Transaction Documents.  Each Funding Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII.  Notwithstanding the use of the defined term “Funding Agent,” it is expressly understood and agreed that no Funding Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement and that each Funding Agent is merely acting as the representative of the Lenders in its Lender Group with only those duties as are expressly set forth in this Agreement and the other Transaction Documents.  In its capacity as the related Lenders’ contractual representative, each Funding Agent (A) does not assume any fiduciary duties to any of the Lenders, (B) is a “representative” of the Lenders in its Lender Group within the meaning of Section 9‑102 of the UCC as in effect in the State of New York and (C) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents.  Each of the Lenders agrees to assert no claim against their Funding Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

Section 7.19.Funding Agent Powers.  Each Funding Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto.  No Funding Agent shall have any implied duties or fiduciary duties to the Lenders in its Lender Group, or any obligation to such Lenders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by such Funding Agent.

Section 7.20.Funding Agent General Immunity.  Neither any Funding Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Transaction Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non‑appealable judgment by a court of competent jurisdiction to have arisen solely from (A) the gross negligence or willful misconduct of such Person or (B) breach of contract by such Person with respect to the Transaction Documents.

Section 7.21.Funding Agent Responsibility for Revolving Advances, Creditworthiness, Collateral, Recitals, Etc.  Neither any Funding Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (A) any statement, warranty or representation made in connection with any Transaction Document or any borrowing hereunder, (B) the performance or observance of any of the covenants or agreements of any obligor under any Transaction Document, (C) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered solely to the Funding Agents, (D) the existence or possible existence of any Potential Default, Event of Default, or Early Amortization Event, or (E) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith.  No Funding Agent shall be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of any guarantor of any or all of the Obligations, the Borrower or any of their respective Affiliates.

Section 7.22.Funding Agent Action on Instructions of Lenders.  Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by each of the Lenders in its Lender Group, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of such Lenders.  Each Funding Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Lenders in its Lender Group pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.23.Funding Agent Employment of Agents and Counsel.  Each Funding Agent may execute any of its duties as a Funding Agent hereunder by or through employees, agents, and attorneys‑in‑fact and shall not be answerable to the Lenders in its Lender Group, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys‑in‑fact selected by it with reasonable care.  Each Funding Agent, at the expense of the Committed Lenders in the related Lender Group, shall be entitled to advice of counsel concerning the contractual arrangement between such Funding Agent and the Lenders in its Lender Group and all matters pertaining to such Funding Agent’s duties hereunder and under any other Transaction Document.

Section 7.24.Funding Agent Reliance on Documents; Counsel.  Each Funding Agent shall be entitled to rely upon any Loan Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by such Funding Agent, which counsel may be employees of such Funding Agent.

Section 7.25.Funding Agent’s Reimbursement and Indemnification.  The Committed Lenders in each Lender Group agree to reimburse and indemnify (on a pro rata basis based upon the applicable Lender Group Percentages) the Funding Agent in their Lender Group (A) for any amounts not reimbursed by the Borrower for which such Funding Agent is entitled to reimbursement by the Borrower under the Transaction Documents, (B) for any other expenses incurred by such Funding Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Transaction Documents, and (C) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Funding Agent in any way relating to or arising out of the Transaction Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non‑appealable judgment by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of such Funding Agent.

Section 7.26.Funding Agent Rights as a Lender.  With respect to its Commitment and Revolving Advances made by it and the Loan Notes (if any) issued to it, in its capacity as a Lender, each Funding Agent shall have the same rights and powers hereunder and under any other Transaction Document as any Lender and may exercise the same as though it were not a Funding Agent, and the term “Lender” or “Lenders,” as applicable, shall, unless the context otherwise indicates, include such Funding Agent in its individual capacity.  Each Funding Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Transaction Document, with the Borrower or any of its Affiliates in which such Person is not prohibited hereby from engaging with any other Person.

Section 7.27.Funding Agent Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon its Funding Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents.  Each Lender also acknowledges that it will, independently and without reliance upon its Funding Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

Section 7.28.Funding Agent Successor Funding Agent.  Any Funding Agent may resign at any time by giving written notice thereof to the Lenders in its Lender Group, the Administrative Agent and the Borrower, and such Funding Agent may be removed at any time for cause by written notice received by the Lenders in its Lender Group.  Upon any such resignation or removal, the Lenders in a Lender Group shall have the right, in consultation with the Borrower, to appoint a successor Funding Agent.  If no successor Funding Agent shall have been so appointed by such Lenders and shall have accepted such appointment within thirty 30 days after the exiting Funding Agent’s giving notice of resignation or receipt of notice of removal, then the exiting Funding Agent may appoint, on behalf of the Lenders in its Lender Group, a successor Funding Agent (but only if such successor is reasonably acceptable to each such Lender) or petition a court of competent jurisdiction to appoint a successor Funding Agent.  Upon the acceptance of any appointment as a Funding Agent hereunder by a successor Funding Agent, such successor Funding Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the exiting Funding Agent, and the exiting Funding Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents.  After any exiting Funding Agent’s resignation hereunder as Funding Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Funding Agent hereunder and under the other Transaction Documents.  Notwithstanding any provision in this Section 7.24 to the contrary, any Funding Agent that has provided notice of its resignation or has been provided notice of its removal shall be required to serve as Funding Agent until its successor has assumed such role.

Section 7.29.Funding Agent Transaction Documents; Further Assurances.  Each Lender authorizes the Funding Agent in its Lender Group to enter into each of the Transaction Documents to which it is a party and each Lender authorizes the Funding Agent in its Lender Group to take all action contemplated by such documents in its capacity as Funding Agent.

Article VIII

Management of Borrower

Section 8.1.Facility Administration Agreement.  (A)  The Facility Administration Agreement, duly executed counterparts of which have been delivered to the Administrative Agent, sets forth the covenants and obligations of the Facility Administrator with respect to the Collateral and other matters addressed in the Facility Administration Agreement, and reference is hereby made to the Facility Administration Agreement for a detailed statement of said covenants and obligations of the Facility Administrator thereunder.  The Borrower agrees that the Administrative Agent, in its name or (to the extent required by law) in the name of the Borrower, may (but is not, unless so directed and indemnified by the Required Lenders, required to) enforce all rights of the Borrower under the Facility Administration Agreement for and on behalf of the Lenders whether or not an Event of Default has occurred and is continuing.

(B)Promptly following a request from the Administrative Agent (acting at the direction of the Required Lenders to do so), the Borrower shall take all such lawful action as the Administrative Agent may request to compel or secure the performance and observance by the Facility Administrator of each of its obligations to the Borrower and with respect to the Solar Assets under or in connection with the Facility Administration Agreement, in accordance with the terms thereof, and in effecting such request shall exercise any and all rights, remedies, powers and privileges lawfully available to the Borrower under or in connection with the Facility Administration Agreement to the extent and in the manner directed by the Administrative Agent, including the transmission of notices of default on the part of the Facility Administrator thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Facility Administrator of each of its obligations under the Facility Administration Agreement.

(C)The Borrower shall not waive any default by the Facility Administrator under the Facility Administration Agreement without the written consent of the Administrative Agent (which shall be given at the written direction of the Required Lenders).

(D)The Administrative Agent does not assume any duty or obligation of the Borrower under the Facility Administration Agreement, and the rights given to the Administrative Agent thereunder are subject to the provisions of Article VII.

(E)Reserved.

(F)With respect to the Facility Administrator’s obligations under Section 4.3 of the Facility Administration Agreement, the Administrative Agent shall not have any responsibility to the Borrower, any Borrower Subsidiary, the Facility Administrator or any party hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of an independent accountant by the Facility Administrator; provided that the Administrative Agent shall be authorized, upon receipt of written direction from the Facility

Administrator directing the Administrative Agent, to execute any acknowledgment or other agreement with the independent accountant required for the Administrative Agent to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgement that the Facility Administrator has agreed that the procedures to be performed by the independent accountant are sufficient for the Borrower’s purposes, (ii) acknowledgment that the Administrative Agent has agreed that the procedures to be performed by an independent accountant are sufficient for the Administrative Agent’s purposes and that the Administrative Agent’s purposes is limited solely to receipt of the report, (iii) releases by the Administrative Agent (on behalf of itself and the Lenders) of claims against the independent accountant and acknowledgement of other limitations of liability in favor of the independent accountant, and (iv) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of independent accountants (including to the Lenders).  Notwithstanding the foregoing, in no event shall the Administrative Agent be required to execute any agreement in respect of the independent accountant that the Administrative Agent determines adversely affects it in its individual capacity or which is in a form that is not reasonably acceptable to the Administrative Agent.

Section 8.2.Accounts.  On or prior to the Closing Date, each Depositary Account shall be established and shall at all times maintained by the Depositary and held in the Borrower’s name in which the Collateral Agent, on behalf of the Secured Parties, will have a perfected first priority security interest pursuant to the terms set forth in the CADA.  Finally, on or prior to the Closing Date or the addition of any new Solar Asset Subsidiary, the Collateral Agent shall have a perfected first priority security interest in any Solar Asset Subsidiary Operating Account provided any related control agreement may provide for “springing control” upon the occurrence of an Event of Default).

Article IX

[Reserved]

Article X

Miscellaneous

Section 10.1.Survival.  All representations and warranties made by the Borrower herein and all indemnification obligations of the Borrower hereunder shall survive, and shall continue in full force and effect, after the making and the repayment of the Revolving Advances hereunder and the termination of this Agreement.

Section 10.2.Amendments, Etc.  No amendment to or waiver of any provision of any Transaction Document (other than a Hedge Agreement), nor consent to any departure therefrom by the parties hereto, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent and each Funding Agent; provided that no such amendment or waiver shall (i) reduce the amount of or extend the maturity of any Revolving Advance or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Lender hereunder, including amending or modifying any of the definitions related to such terms, in each case without the consent of the Lenders affected thereby, (ii) amend, modify or waive any provision of this Section 10.2, or reduce the percentage specified in the definition of the Required Lenders, in each case without the written consent of all Lenders, (iii) amend, modify or waive any provision of Sections 7.18 through 7.29 hereof without the written consent of all Funding Agents, or (iv) affect the rights or duties of the Administrative Agent, Custodian or Facility Administrator under this Agreement without the written consent of the Administrative Agent, Custodian or Facility Administrator, respectively.  The Borrower agrees to provide notice to each party hereto of any amendments to or waivers of any provision of this Agreement; provided that the Borrower shall provide the Conduit Lender with prompt written notice of any amendment to any provision of this Agreement, prior to such amendment becoming effective.  Commencing with the third amendment to this Agreement that is not proposed by the Lenders or ministerial in nature, the Borrower shall pay an amendment fee equal to the product of the number of Lenders and $10,000.  The amendment fee shall be shared ratably among the Lenders on the basis of their outstanding Revolving Advances.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the maturity date of any of its Revolving Advances may not be extended, the rate of interest on any of its Revolving Advances may not be reduced and the principal amount of any of its Revolving Advances may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any waiver, amendment, consent or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Transaction Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. In addition, the Lenders hereby consent to the incorporation from time to time on and after the Closing Date of specific provisions not materially adverse to the Lenders into the Guaranty, Pledge and Security Agreement with respect to a particular Tax Equity Fund to the extent agreed by the Collateral Agent and the applicable Managing Member with respect to such Tax Equity Fund in the applicable Accession Agreement to the Guaranty, Pledge and Security Agreement.

Section 10.3.Notices, Etc.  All notices and other communications provided for hereunder shall be in writing and mailed or delivered by courier or facsimile: (A) if to the Borrower, at its address at 1800 W.  Ashton Blvd., Lehi, UT 84043, Attention: [***], Facsimile: [***], Email: [***] and with a copy to 1800 W.  Ashton Blvd., Lehi, UT 84043, Attention: [***], Facsimile: [***], Email: [***]; (B) if to the Administrative Agent, (1) for payments and requests for credit extensions: Bank of America, N.A., [***], Attention: [***], Telephone: [***], Email: [***]; and (2) any other reason: Bank of America, N.A., Agency Management, [***], Attention: [***],

Telephone: [***], Email: [***]; and (C) in the case of any party, at such address or other address as shall be designated by such party in a written notice to each of the other parties hereto.  Notwithstanding the foregoing, each Quarterly Facility Administrator Report described in Section 5.1(D) and the Borrowing Base Certificate described in Section 5.1(F) may be delivered by electronic mail; provided, that such electronic mail is sent by a Responsible Officer and each such Quarterly Facility Administrator Report or the Borrowing Base Certificate is accompanied by an electronic reproduction of the signature of a Responsible Officer of the Borrower.  All such notices and communications shall be effective, upon receipt, provided, that notice by facsimile or email shall be effective upon electronic or telephonic confirmation of receipt from the recipient.

The Administrative Agent, the Collateral Agent, and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.]

Section 10.4.No Waiver; Remedies.  No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under the Loan Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.5.Indemnification.

(A) Indemnification.  The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Funding Agents, the Lenders, the Depositary and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (including reasonable fees and expenses of counsel and court costs), including in connection with any enforcement (including any action, suit or claim brought by an Indemnitee) of the Borrower’s indemnification obligations hereunder, to which such Indemnitee may become subject arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding (each, a “Proceeding” (including any Proceedings under environmental laws)) relating to the Transaction Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds of any Revolving Advance, and the transactions contemplated hereby, regardless of whether any Indemnitee is a party thereto and whether or not such Proceedings are brought by the Borrower, its equity holders, affiliates, creditors or any other third party, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back‑up documentation supporting such reimbursement request) for any reasonable and documented legal or other out‑of‑pocket expenses incurred in connection with investigating or defending any of the foregoing of one law firm to all such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional counsel to the affected Indemnitee taken as a whole (and, if reasonably necessary, of one local counsel and/or one regulatory counsel in any material relevant jurisdiction); provided, that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses (i) to the extent they are found in a final non‑appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of, material breach of the Transaction Documents by, such Indemnitee or any of its affiliates or controlling persons or any of the officers, directors, employees, advisors or agents of any of the foregoing or (ii) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by such Indemnitee against another Indemnitee or (B) any settlement entered into by such Indemnitee without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed).  This Section 10.5 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from any non‑Tax Proceeding.  The provisions of this Section 10.5 shall survive the discharge, termination or assignment of this Agreement or any related agreement or the earlier of the resignation or removal of the Administrative Agent, the Funding Agents or the Depositary, as applicable.

(B)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) of this Section 10.5 or Section 10.6 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Funding Agents, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, the Funding Agents, or any Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitment of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Lender Group Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent, or each Funding Agent, in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent, or any Funding Agent, in connection with such capacity.  The obligations of the Lenders under this clause (B) are subject to the provisions of Section 2.13(E).

(C)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, none of the parties hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto or any other Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Revolving Advance or the use of the proceeds thereof.  No Indemnitee referred to in clause (A) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(D)Payments.  All amounts due and payable under this Section 10.5 shall be payable not later than ten Business Days after receipt of a demand therefor; provided, however, that the applicable Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.5.

(E)Survival.  The agreements and the indemnity provisions set forth in this Section 10.5 shall survive the resignation of the Administrative Agent, the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.6.Costs, Expenses and Taxes.  The Borrower agrees to pay all reasonable and documented costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification, amendment or waiver of this Agreement, the Loan Notes and the other documents to be delivered hereunder, including the reasonable fees and out‑of‑pocket expenses of counsel for the Administrative Agent and the Collateral Agent with respect thereto; provided, that the Administrative Agent shall promptly consult with Borrower in the event the fees and out‑of‑pocket expenses of counsel for the Administrative Agent and the Collateral Agent incurred in connection with the addition of any Target Qualifying Tax Equity Fund exceed or are anticipated to exceed $25,000.  The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable and documented counsel fees and expenses) (A) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Loan Notes and the other documents to be delivered hereunder and (B) incurred by the Administrative Agent or the Collateral Agent in connection with the transactions described herein and in the other Transaction Documents (including any increase pursuant to Section 2.6), or any potential Takeout Transaction, including in any case reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this Section 10.6.  Without limiting the foregoing, the Borrower acknowledge and agree that the Administrative Agent or its counsel may at any time after an Event of Default shall have occurred and be continuing, engage professional consultants selected by the Administrative Agent to conduct additional due diligence with respect to the transactions contemplated hereby, including (A) review and independently assess the existing methodology employed by the Borrower in allocating Collections with respect to the Collateral, assess the reasonableness of the methodology for the equitable allocation of those Collections and make any recommendations to amend the methodology, if appropriate, (B) review the financial forecasts submitted by the Borrower to the Administrative Agent and assess the reasonableness and feasibility of those forecasts and make any recommendations based on that review, if appropriate, and (C) verify the asset base of the Borrower and the Borrower’s valuation of its assets, as well as certain matters related thereto.  The reasonable and documented fees and expenses of such professional consultants, in accordance with the provisions of this Section 10.6, shall be at the sole cost and expense of the Borrower.  In addition, the Borrower shall pay any and all Other Taxes and agrees to save the Administrative Agent, the Collateral Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Other Taxes.

Section 10.7.Right of Set‑off; Ratable Payments; Relations Among Lenders.  (A)  Upon the occurrence and during the continuance of any Event of Default, and subject to the prior payment of Obligations owed to the Collateral Agent, each of the Administrative Agent and the

Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by and other indebtedness at any time owing to the Administrative Agent or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Loan Notes, whether or not the Administrative Agent or such Lenders shall have made any demand under this Agreement or the Loan Notes and although such obligations may be unmatured.  The Administrative Agent and each Lender agrees promptly to notify the Borrower after any such set‑off and application; provided that the failure to give such notice shall not affect the validity of such set‑off and application.  The rights of the Administrative Agent and the Lenders under this Section 10.7(A) are in addition to other rights and remedies (including other rights of set‑off) which the Administrative Agent and the Lenders may have.

(B)If any Lender, whether by setoff or otherwise, has payment made to it upon its Revolving Advances in a greater proportion than that received by any other Lender, such other Lender agrees, promptly upon demand, to purchase a portion of the Revolving Advances held by the Lenders so that after such purchase each Lender will hold its ratable share of Revolving Advances.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon written demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

(C)Except with respect to the exercise of set‑off rights of any Lender in accordance with Section 10.7(A), the proceeds of which are applied in accordance with this Agreement, each Lender agrees that it will not take any action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral or Transaction Document, without the prior written consent of the other Lenders or, as may be provided in this Agreement or the other Transaction Documents, at the direction of the Administrative Agent.

(D)The Lenders are not partners or co‑venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

Section 10.8.Binding Effect; Assignment.

(A)This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Agent, the Custodian and the Administrative Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders, and any assignment by the Borrower in violation of this Section 10.8 shall be null and void.  Notwithstanding anything to the contrary in the first sentence of this Section 10.8, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights and obligations under this Agreement and any Loan Note to a Federal Reserve Bank and each Conduit Lender may assign its rights and obligations under this Agreement to a Program Support Provider; provided, that no such assignment or pledge shall release the transferor Lender from its obligations hereunder.  Each Lender may assign to one or more banks or other entities all or any part or portion of, or may grant participations to one or more banks or other entities in all or any part or portion of its rights and obligations hereunder (including, without limitation, its Commitment, its Loan Notes or its Revolving Advances); provided that each such assignment (A) shall be made pursuant to an Assignment and Assumption, (B) shall be made either (i) to a Permitted Assignee or (ii) to any other  Person that is acceptable to the Administrative Agent in its reasonable discretion (such consent not to be unreasonably withheld, conditioned or delayed) unless an Event of Default or Early Amortization Event shall have occurred and be continuing, and (C) shall require the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) if made during the Availability Period unless such assignment is to a Lender or an Affiliate of a Lender or an Event of Default or Early Amortization Event shall have occurred and be continuing; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(B) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Revolving Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Revolving Advances in accordance with its Lender Group Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(C) Upon, and to the extent of, any assignment (unless otherwise stated therein) made by any Lender hereunder, the assignee or purchaser of such assignment shall be a Lender hereunder for all purposes of this Agreement and shall have all the rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.17(G)) of a Lender hereunder.  Each Funding Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register (the “Register”) for the recordation of the names and addresses of the Lenders in its Lender Group, the outstanding principal amounts (and accrued interest) of the Revolving Advances owing to each Lender in its Lender Group pursuant to the terms hereof from time to time and any assignment of such outstanding Revolving Advances.  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the

Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(D) Any Lender may, without the consent of the Borrower, sell participation interests in its Revolving Advances and obligations hereunder (each such recipient of a participation a “Participant”); provided, that after giving effect to the sale of such participation, such Lender’s obligations hereunder and rights to consent to any waiver hereunder or amendment hereof shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, all amounts payable to such Lender hereunder and all rights to consent to any waiver hereunder or amendment hereof shall be determined as if such Lender had not sold such participation interest, and the Borrower and the Administrative Agent and the other parties hereto shall continue to deal solely and directly with such Lender and not be obligated to deal with such Participant.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the outstanding principal amounts (and accrued interest) of each Participant’s interest in the Revolving Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participant Register. Each recipient of a participation shall, to the fullest extent permitted by law, have the same rights, benefits and obligations (including the obligation to provide documentation pursuant to Section 2.17(G)) hereunder with respect to the rights and benefits so participated as it would have if it were a Lender hereunder, except that no Participant shall be entitled to receive any greater payment under Sections 2.12 or 2.17 than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(E) Notwithstanding any other provision of this Agreement to the contrary, (i) a Lender may pledge as collateral, or grant a security interest in, all or any portion of its rights in, to and under this Agreement to a security trustee in connection with the funding by such Lender of Revolving Advances without the consent of the Borrower; provided that no such pledge or grant shall release such Lender from its obligations under this Agreement and (ii) a Conduit Lender may at any time, without any requirement to obtain the consent of the Administrative Agent or the Borrower, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of capital and yield) under this Agreement to a collateral agent or trustee for its commercial paper program.

Section 10.9.Governing Law.  This Agreement shall, in accordance with Section 5‑1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

Section 10.10.Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York (New York County) or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts.  Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.  Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law.

Section 10.11.Waiver of Jury Trial.  All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith.  All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Agreement.

Section 10.12.Section Headings.  All section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement.

Section 10.13.Tax Characterization.  The parties hereto intend for the transactions effected hereunder to constitute a financing transaction for U.S. federal income tax purposes.

Section 10.14.Execution.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e‑mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.15.Limitations on Liability.  None of the members, managers, general or limited partners, officers, employees, agents, shareholders, directors, Affiliates or holders of limited liability company interests of or in the Borrower shall be under any liability to the Administrative Agent or the Lenders, respectively, any of their successors or assigns, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Borrower, solely the limited liability company obligations of the Borrower.  The Borrower and any member, manager, partner, officer, employee, agent, shareholder, director, Affiliate or holder of a limited liability company interest of or in the Borrower may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Borrower) respecting any matters arising hereunder.

Section 10.16.Confidentiality.  Each Lender, each Funding Agent, and the Administrative Agent agrees to maintain the confidentiality of all nonpublic information with respect to the parties herein or any other matters furnished or delivered to it pursuant to or in connection with this Agreement or any other Transaction Document; provided, that such information may be disclosed (i) to such party’s Affiliates or such party’s or its Affiliates’ officers, directors, employees, agents, accountants, legal counsel and other representatives (collectively “Lender Representatives”), in each case, who have a need to know such information for the purpose of assisting in the negotiation, completion and administration of the Facility and on a confidential basis, (ii) to any assignee of or participant in, or any prospective assignee of or participant in, the Facility or any of its rights or obligations under this Agreement, in each case on a confidential basis, (iii) to any financing source, dealer, hedge counterparty or other similar party in connection with financing or risk management activities related to the Facility, (iv) to any Commercial Paper rating agency (including by means of a password protected internet website maintained in connection with Rule 17g‑5), (v) to the extent required by applicable Law or by any Governmental Authority, and (vi) to the extent necessary in connection with the enforcement of any Transaction Document.

The provisions of this Section 10.16 shall not apply to information that (i) is or hereafter becomes (through a source other than the applicable Lender, Funding Agent, or the Administrative Agent or any Lender Representative associated with such party) generally available to the public, (ii) was rightfully known to the applicable Lender, applicable Funding Agent, or the Administrative Agent or any Lender Representative or was rightfully in their possession prior to the date of its disclosure pursuant to this Agreement, (iii) becomes available to the applicable Lender, applicable Funding Agent, or the Administrative Agent or any Lender Representative from a third party unless to their knowledge such third party disclosed such information in breach of an obligation of confidentiality to the applicable Lender, applicable Funding Agent, or the Administrative Agent or any Lender Representative, (iv) has been approved for release by written authorization of the parties whose information is proposed to be disclosed, or (v) has been independently developed or acquired by any Lender, any Funding Agent, or the Administrative Agent or any Lender Representative without violating this Agreement.  The provisions of this Section 10.16 shall not prohibit any Lender, any Funding Agent, or the Administrative Agent from filing with or making available to any judicial, governmental or regulatory agency or providing to any Person with standing any information or other documents with respect to the Facility as may be required by applicable Law or requested by such judicial, governmental or regulatory agency.

Section 10.17.Limited Recourse.  All amounts payable by the Borrower on or in respect of the Obligations shall constitute limited recourse obligations of the Borrower secured by, and payable solely from and to the extent of, the Collateral; provided that (A) the foregoing shall not limit in any manner the ability of the Administrative Agent or any other Lender to seek specific performance of any Obligation (other than the payment of a monetary obligation in excess of the amount payable solely from the Collateral), (B) the provisions of this Section 10.17 shall not limit the right of any Person to name the Borrower as party defendant in any action, suit or in the exercise of any other remedy under this Agreement or the other Transaction Documents, and (C) when any portion of the Collateral is transferred as permitted under this Agreement, the security interest in and Lien on such Collateral shall automatically be released, and the Lenders under this Agreement will no longer have any security interest in, lien on, or claim against such Collateral.

Section 10.18.Customer Identification ‑ USA Patriot Act Notice.  The Administrative Agent and each Lender hereby notifies the Borrower and the Facility Administrator that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56, signed into law October 26, 2001) (the “Patriot Act”), and the Administrative Agent’s and each Lender’s policies and practices, the Administrative Agent and the Lenders are required to obtain, verify and record certain information and documentation that identifies the Borrower and the Facility Administrator, which information includes the name and address of the Borrower and such other information that will allow the Administrative Agent or such Lender to identify the Borrower in accordance with the Patriot Act.

Section 10.19.Platform.

(A)The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws ; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” The following Borrower Materials shall be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Transaction Documents and (2) notification of changes in the terms of the Transaction Documents; provided, however, that the parties acknowledge and agree that the fees payable hereunder are sensitive proprietary information and shall not be marked, treated as, or considered “PUBLIC” in any respect.  Notwithstanding anything herein to the contrary, any and all Borrower Materials are subject to the confidentiality provisions of Section 10.16.

(B)Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Transaction Party or its securities for purposes of United States Federal or state securities laws.  The Borrower shall not have any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Transaction Documents.

(C)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”.  NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO THE MEMBER, THE BORROWER, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE MEMBER’S, THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE PLATFORM, ANY OTHER ELECTRONIC PLATFORM OR ELECTRONIC MESSAGING SERVICE OR THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(D)The Administrative Agent agrees that the receipt of the communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the communications to the Administrative Agent for purposes of the Transaction Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the communications have been posted to the Platform shall constitute effective delivery of the communications to such Lender for purposes of the Transaction Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(E)Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give notice or other communications pursuant to any Transaction Document in any other manner specified in such Transaction Document.

Section 10.20.Non‑Petition.  Each party hereto hereby covenants and agrees that it will not institute against or join any other Person in instituting against the Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or of any state of the United States or of any other jurisdiction prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of the Conduit Lender.  The agreements set forth in this Section 10.20 and the parties’ respective obligations under this Section 10.20 shall survive the termination of this Agreement.

Section 10.21.No Recourse.  (A)  Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby acknowledge and agree that all transactions with a Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender.  A Conduit Lender shall have no liability or obligation hereunder unless and until such Conduit Lender has received such amounts pursuant to this Agreement.  In addition, the parties hereto hereby agree that (i) a Conduit Lender shall have no obligation to pay the parties hereto any amounts constituting fees, reimbursement for expenses or indemnities (collectively, “Expense Claims”) and such Expense Claims shall not constitute a claim (as defined in Section 101 of Title 11 of the United States Bankruptcy Code or similar laws of another jurisdiction) against such Conduit Lender, unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims pursuant to this Agreement and such amounts are not required to pay the outstanding indebtedness of such Conduit Lender and (ii) no recourse shall be sought or had for the obligations of a Conduit Lender hereunder against any Affiliate, director, officer, shareholders, manager or agent of such Conduit Lender.

(B)The agreements set forth in this Section 10.21 and the parties’ respective obligations under this Section 10.21 shall survive the termination of this Agreement.

Section 10.22.Schedules IX and X.  Notwithstanding anything to the contrary contained herein, Schedules IX and X may be provided and updated by the Borrower by emailing copies thereof to the Administrative Agent in electronic format using an excel spreadsheet.

Section 10.23.Additional Custodian Provisions.  The parties hereto acknowledge that the Custodian shall not be required to act as a “commodity pool operator” as defined in the Commodity Exchange Act, as amended, or be required to undertake regulatory filings related to this Agreement in connection therewith.

Section 10.24.Third Party Beneficiaries.  The parties hereto agree and acknowledge that Wells Fargo Bank, National Association is an express third party beneficiary of the provisions of Sections 2.5, 2.7 and 2.8, and this Article X, and shall be entitled to enforce its rights hereunder as if a direct party hereto.

Section 10.25.No Advisory or Fiduciary Responsibility.   In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Borrower, and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Documents; (ii) (A) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Documents; and (iii) the Administrative Agent, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.26.Electronic Execution of Assignments and Certain other Documents.  The “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.27.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(A)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(B)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.28.Acknowledgement Regarding Any Supported QFCs. To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC  may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Vivint Solar Financing VI, LLC, as the Borrower

By:	/s/ Thomas Plagemann____________ Name: Thomas Plagemann Title: Chief Commercial Officer

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Bank of America, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Kelly Weaver__________________ Name: Kelly Weaver Title: Vice President

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Bank of America, National Association,
as a Lender

By:	/s/ Sheikh Omer-Farooq____________ Name: Sheikh Omer-Farooq Title: Managing Director

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Credit Suisse AG, Cayman Islands Branch,
as a Lender

By:	/s/ Jeffrey Traola__________________ Name: Jeffrey Traola Title: Authorized Signatory

By:	/s/ Patrick J. Hart__________________ Name: Patrick J. Hart Title: Authorized Signatory

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Keybank National Association,
as a Lender

By:	/s/ Benjamin C. Cooper__________ Name: Benjamin C. Cooper Title: Vice President

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Silicon Valley Bank,
as a Lender

By: /s/ Sayoji Goli______________
Name: Sayoji Goli
Title: Vice President

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Citibank, N.A.,
as a Lender

By: /s/ Steven Vierengel_________
Name: Steven Vierengel
Title: Vice-President

Signature Page to Vivint Solar Financing VI, LLC Facility Credit Agreement

Schedule I-A

TPO Solar Project Representations

With respect to any TPO Solar Project, as of the related Transfer Date and each Borrowing Base Calculation Date:

1.

Accuracy of Schedule of Solar Assets.  All information with respect to such TPO Solar Project set forth on the most recent Schedule of Solar Assets and the Advance Model is complete, accurate, true and correct in all material respects.

2.	Customer Agreement. The Customer Agreement relating to such TPO Solar Project is an Approved Customer Agreement.

3.

Modifications to Customer Agreement.  The related Customer Agreement has not been amended, waived, extended, or modified in any material respect except in compliance with the Customer Collections Policy (including pursuant to a Payment Facilitation Agreement).

4.	Customer Agreement. The related Customer Agreement:

a.

by its terms, constitutes the legal, valid, binding, and enforceable obligations of the related Host Customer, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

b.

provides, by its terms, that it is an absolute and unconditional obligation of the related Host Customer and that none of the payment obligations of the Host Customer are subject to setoff for any reason;

c.	provides that the Host Customer thereunder is required to make periodic Host Customer Payments, which are due and payable on a monthly basis, during the term of such Customer Agreement;

d.	provides that the related Host Customer is obligated per the terms of the related Customer Agreement to make payments in U.S. Dollars to the owner of such Customer Agreement or its designee;

e.	provides, in the case of power purchase agreements, that the Host Customer is required to pay for all energy produced by the related PV System;

f.	provides, in the case of lease agreements, that the Host Customer is required to pay the applicable monthly payment specified in the Customer Agreement;

g.	is not cancelable after installation of the related PV System;

I-A-1

h.

is subject to early termination by the Host Customer (a) the Host Customer’s optional prepayment of such Customer Agreement in connection with a Host Customer home transfer only with a prepayment amount equal to the remaining projected Host Customer Payments discounted by [***] percent ([***]%) per annum (plus applicable taxes, the "Prepayment Price"), (d) the Host Customer’s optional early buyout of such Customer Agreement in connection with a Host Customer home transfer at a purchase price of [***] dollars ($[***]) per watt installed, discounted by [***] percent ([***]%) per annum (plus applicable taxes), (e) the Host Customer’s optional early buyout of such Customer Agreement in connection with a Host Customer home transfer occurring after the sixth (6th) anniversary of the in-service date of such Customer Agreement at a purchase price of the greater of the Prepayment Price and the then-fair market value as determined, in the case of Power Purchase Agreements, by an independent appraiser or, in the case of Customer Lease Agreements, based on similarly sized photovoltaic systems in the applicable geographic region (plus applicable taxes, the "EBO Price"); and (f) the Host Customer’s optional early buyout of such Customer Agreement within 90 days after the sixth (6th) anniversary of the in-service date of such Customer Agreement, only at a purchase price equal to the EBO Price;

i.

is governed by the laws of the state where the System is installed and is not subject to any laws which made unlawful the sale, transfer or assignment of the related Customer Agreement under the Transaction Documents or Project Documents, as applicable;

j.

by its terms, is assignable without consent of the Host Customer or any other Person, or, to the extent any consent is required for such assignment, such consent has been obtained subject to the terms and conditions thereof;

k.	was, at the time of origination by Developer, entered into with a Host Customer that satisfied the Developer’s then applicable Customer Underwriting Policy; and

l.	does not have a remaining initial term that exceeds [***] months.

5.

Legal Compliance.  The origination of the related Customer Agreement and installation of the related PV Systems was in compliance in all material respects with Applicable Law; in the case of the Customer Agreement, at the time or origination; and in the case of the PV System, at the time of installation.

6.	No Defaults or Terminations. Such TPO Solar Project is not a Defaulted Solar Asset, a Cancelled Solar Asset or a Terminated Solar Asset.

7.

PV System and Customer Agreement Status.  As of the related Transfer Date, the related PV System has not been turned off due to a Host Customer delinquency.  The related PV System has not been purchased by the related Host Customer.

I-A-2

8.

Full Force and Effect. The related Customer Agreement is in full force and effect in accordance with its respective terms with respect to the applicable Tax Equity Opco or the TPO Solar Project Owner Subsidiary, and to the Borrower’s Knowledge, as of the related Transfer Date, with respect to the related Host Customer.  The related Tax Equity Opco or the TPO Solar Project Owner Subsidiary, as applicable is not in material breach under such Customer Agreement.  The related Host Customer has not rescinded, cancelled or otherwise terminated such Customer Agreement.

9.	Ordinary Course of Business. The related Customer Agreement relates to the sale of power from or the leasing of a PV System originated in the ordinary course of business of the Developer.

10.

PV System.  The related PV System was properly delivered to and installed by Developer or an Approved Installer for the related Host Customer in good repair, without defects and in satisfactory order.  The related Host Customer has accepted the related PV System as fully installed, and no related Host Customer has notified the Developer and Affiliate thereof of any existing defects therein which will not be addressed in accordance with its standard policies and operating procedures.  Other than with respect to the equipment related to TPO Solar Projects in the Initial Tax Equity Funds on the Closing Date, or as otherwise allowed pursuant to Exhibit J of the Credit Agreement, the solar photovoltaic panels, inverters and batteries (if any) with respect to the related PV System were manufactured by an Approved Supplier (as defined in Exhibit J to the Credit Agreement) and satisfy the definition of Approved Equipment (as defined in Exhibit J of the Credit Agreement). The PV System is located in a state in the United States which is covered in an Independent Engineering Report.

11.

Insurance.  If the related PV System is owned by a Tax Equity Opco, it is insured in compliance with the related Project Documents, and if the related PV System is owned by the TPO Solar Project Owner Subsidiary, it is insured under insurance policies in respect of amounts, coverage and monitoring compliance thereof are consistent with insurance consultant recommendations based on probable maximum loss projections and with the TPO Solar Project Servicer’s historic loss experience, taking into account what is commercially reasonable and available in the market on commercially reasonable terms.  All foregoing required insurance is in full force and effect.

12.

Warranties.  As of the related Transfer Date, to Borrower’s Knowledge, all manufacturer warranties relating to the related Customer Agreement and the related PV System are in full force and effect (other than with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally).

13.	True Lease. The related Customer Agreement in the form of a Lease Agreement is a “true” lease, as defined in Article 2-A of the UCC.

14.

Ownership and Liens.   The related PV System is owned by the related Tax Equity Opco or TPO Solar Project Owner Subsidiary, as applicable, and the related Customer Agreement has been assigned to the related Tax Equity Opco, the Inverted Lease Tenant

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or TPO Solar Project Owner Subsidiary, as applicable, in each case free and clear of Liens other than Permitted Liens.

15.

Notices of Ownership.  After installation of the related PV System, the Developer has filed a notice in the real property records concerning the third-party ownership of the PV System, including (without limitation):  a precautionary fixture filing on a form UCC-1, a Noticed Cal. Pub. Util. Code §§ 2868-2869, or other similar notices having similar effect; provided, however, that such filings may be temporarily released from time-to-time in order to assist the applicable Customer in a pending refinancing, sale, or transfer of the underlying property.

16.

PTO.  The design, engineering, construction and installation of the related PV System has been completed and either (1) such PV System has achieved PTO and the items in (x)(ii) and (x)(iii)(b) of the definition of “Custodian File” have been delivered to the Custodian, or (2) no more than [***] days have passed since the installation of such PV System was completed.  For PV Systems that have obtained PTO, all licenses, permits, and governmental approvals as may be reasonably necessary to perform under the related Customer Agreement have been duly obtained.

17.

No Condemnation.  As of the related Transfer Date, (i) no condemnation is pending or threatened in writing, with respect to the related PV System, or any portion thereof material to the ownership or operation of the related PV System, and (ii) no unrepaired casualty exists with respect to the related PV System or any portion thereof material to the ownership or operation of the System or the sale of electricity therefrom.

18.

No Unpaid Fees.  Other than fees payable to Approved Installers with respect to Pre-PTO Solar Assets, there are no unpaid fees owed to third parties relating to the origination of the related Customer Agreement or the design or installation of such PV System.  Each Approved Installer covenants not to place any liens and prospectively waives any right to file a lien.

19.

Custodian Files.  The related Customer Agreement and any amendments or modifications have been converted into an electronic form (an “Electronic Copy”) and the related original Customer Agreement and any amendments or modifications are retained in compliance with the TPO Solar Project Servicer’s document storage policies.  To the extent, such TPO Solar Project is owned by a Tax Equity Fund, an Electronic Copy is being maintained by the TPO Solar Project Servicer on behalf of such Tax Equity Fund.  To the extent any original related Customer Agreement and any amendments or modifications thereto constitute tangible chattel paper originals under the Uniform Commercial Code of the applicable jurisdiction, the Sponsor has agreed to act as bailee in accordance with the Custodial Agreement.  The Borrower has delivered the Custodian File required to be delivered pursuant to Section 3(a) of the Custodial Agreement with respect to such TPO Solar Project.  The Custodian has (1) delivered the certification required to be delivered under Section 4(a) of the Custodial Agreement with respect to such TPO Solar Project and (2) the Custodian has either (x) delivered a Post-Closing Certification pursuant to Section 4(b) of the Custodial Agreement with respect to such TPO Solar Project and such TPO

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Solar Project is not listed as an exception or such exception has been cleared, or (y) if the Custodian has not delivered a Post-Closing Certification with respect to such TPO Solar Project, (i) no more than 60 days have passed since the Closing Date if such TPO Solar Project was owned by one of the Initial Tax Equity Funds on the Closing Date or owned by the TPO Solar Project Owner Subsidiary on the Closing Date, or (ii) no more than 30 days have passed with respect to any Custodial File delivered after the Closing Date.

20.

Covered Assets. It is covered by a Maintenance Services Agreement and an Administrative Services Agreement with the TPO Solar Project Servicer which is obligated to provide certain maintenance and administrative services associated with such TPO Solar Project in accordance with the applicable servicing arrangement for such Tax Equity Fund (or with respect to any TPO Solar Projects Owner Subsidiary not in existence as of the Closing Date), as approved by the Lenders) and the MBSA.

21.

Transfers to Tax Equity Opco or Solar Asset Subsidiary.  It was either (a) owned by the related Tax Equity Opco or TPO Solar Project Owner Subsidiary as of the Closing Date, (b) was acquired after the Closing Date (x) by the related Tax Equity Opco pursuant to the relevant Project Documents or (y) by the related TPO Solar Project Owner Subsidiary pursuant to the Contribution Agreements.  All conditions to the purchase of such TPO Solar Project by the related Tax Equity Opco or TPO Solar Project Owner Subsidiary under the Project Documents or the Contribution Agreements (as the case may be) were satisfied as of the related Transfer Date (or for which any failures to satisfy such conditions have since been remedied).

22.

Batteries.  To the extent such TPO Solar Project includes an energy storage system, the Host Customer Payments under the related Customer Agreement will not break out separate payments for such energy storage system and the Host Customer’s payment under the Customer Agreement will be based on a per kilowatt-hour price with respect to a Power Purchase Agreement or monthly payments with respect to a Lease Agreement.

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Schedule I-B

Tax Equity Representations

Part 1

With respect to any Tax Equity Fund, as of the related Transfer Date for such Tax Equity Fund and each Borrowing Base Calculation Date which includes a TPO Solar Project from such Tax Equity Fund:

1.

Managing Member as Special Purpose Bankruptcy Remote Vehicle.  The related Managing Member (i) is a special purpose limited liability company that is disregarded for federal income tax purposes and has been duly formed in accordance with and, is in good standing under, the laws of its jurisdiction of formation, (ii) owns no assets other than (x) its Equity Interests in one Tax Equity Opco as set forth on Schedule V of the Credit Agreement, (y) its contractual rights arising from the Project Documents related to such Tax Equity Structure and (z) related assets.  The LLC Agreement for the related Managing Member (1) contains separateness covenants substantively the same as those contained in Section 5.1(U) of the Credit Agreement, and (2) prohibits, without the prior written consent of its independent members or managers (x) the incurrence or assumption of indebtedness other than indebtedness incurred under or expressly permitted by the Transaction Documents, (y) the consolidation, merger, disposition of assets other than pursuant to or as permitted by the Transaction Documents, or (z) the institution of any bankruptcy or insolvency proceedings in respect of the related Managing Member.

2.

Borrower Sole Member of Related Managing Member; Managing Member Membership Interests.  Other than any independent member, the Borrower is the sole member of the related Managing Member and has good and valid legal and beneficial title to all of the membership interests (other than any membership interests of an independent member) issued thereby free and clear of all Liens other than Permitted Liens.  All of such issued and outstanding membership interests have been duly authorized and validly issued and are owned of record and beneficially by the Borrower and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to such membership interests.  There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in the related Managing Member.

3.

Managing Member Ownership of Tax Equity Opco; Tax Equity Opco Membership Interests.  The related Managing Member has full legal and equitable title to all of the membership interests in the related Tax Equity Opco, other than membership interests of a Tax Equity Investor or an independent member.  All of such issued and outstanding membership interests have been duly authorized and validly issued and are owned of record and beneficially by the Managing Member and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to such membership interests.  Other than a purchase option or buy-out rights of the related Managing Member or the related Tax Equity Investor, there are no outstanding options, warrants or rights for conversion into

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or acquisition, purchase or transfer of any of the membership interests in the related Tax Equity Opco.

4.

No Other Business.  Neither the related Managing Member nor the related Tax Equity Opco has conducted any business other than the business contemplated by the Project Documents applicable to such Managing Member and such Tax Equity Opco.

5.	Tax Equity Opco Assets. The related Tax Equity Opco owns no material assets other than the PV Systems and the contractual rights related thereto.

6.

No Tax or Governmental Charge.  The transfer, assignment and the pledge of the interests in the related Managing Member and their interests in the related Tax Equity Opco, Inverted Lease Lessor, pursuant to a Contribution Agreement or the Guaranty, Pledge and Security Agreement is not subject to and will not result in any tax, fee or governmental charge payable by any transferor or the Borrower to any federal, state or local government except as paid.  No tax or governmental charge is owed in connection with the sale to the Borrower of the related Managing Member except as paid.

7.	Revolving Advances. The incurrence by the Borrower of the indebtedness pursuant to the Credit Agreement does not violate the Project Documents with respect to such Tax Equity Structure.

8.

Managing Member Authority.  The related Managing Member had the requisite power and authority to enter into the applicable Material Project Documents to which it is a party and authority to perform its obligations thereunder.

9.

No Material Agreements other than Material Project Documents.  The related Managing Member is not a party to any material agreement other than the Transaction Documents and the Material Project Documents listed on Schedule VII to the Credit Agreement.

10.

Managing Member and Tax Equity Opco Debt.  Neither the related Managing Member nor the related Tax Equity Opco has incurred any Debt or other obligations or liabilities in violation of the Credit Agreement or the Material Project Documents.

11.

Assignability of Tax Equity Opco Interests.  The related Managing Member’s ownership interests in the related Tax Equity Opco are assignable to the Borrower and a security interest in such Managing Member’s ownership interests in the in the related Tax Equity Opco may be granted by the Borrower without the consent of any Person or, to the extent any consent is required for such assignment, such consent has been obtained subject to the terms and conditions thereof.

12.

Inverted Lease.  If the Tax Equity Structure with respect to such Tax Equity Fund is an Inverted Lease Structure, the related PV System has been leased to the applicable Inverted Lease Tenant pursuant to the related Master Lease Agreement and the related Master Lease Agreement satisfies each of the following criteria: (i) the related Inverted Lease Tenant is obligated per the terms of the related Master Lease Agreement to make payments in U.S.

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dollars to the Borrower or its designee, (ii) the related Master Lease Agreement is by its terms an absolute and unconditional obligation of the related Inverted Lease Tenant to pay rent as required thereunder and such payment obligations do not provide for offset for any reason, including without limitation non-payment by Host Customers in respect of TPO Solar Projects or the non-payment or non-performance by the related Tax Equity Opco of its obligations under the related Master Lease Agreement, and (iii) the related Master Lease Agreement has not been satisfied, subordinated or rescinded, and no lawsuit is pending by or against the applicable Inverted Lease Lessor or the applicable Lessee with respect to the Master Lease Agreement.

13.

Legal, Valid and Binding.   Each related Material Project Document is the legal, valid, and binding obligation of the Sponsor or Affiliate thereof that is a party thereto, the related Managing Member, the related Tax Equity Opco and related Inverted Lease Tenant that is a party thereto, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

14.

Full Force and Effect.  The related Tax Equity Opco LLC Agreement is in full force and effect.  No breach, default or event of default by (x) the related Managing Member under the related Tax Equity Opco LLC Agreement, (y) the Sponsor under the related Tax Equity Fund Guaranty (if any) or (z) the Sponsor or Servicer that is a party thereto under any other related Material Project Document, except in either case to the extent that such breach, default or event of default could not reasonably be expected to have a Material Adverse Effect.

15.	Tax Equity Structure Characteristics. Each of the Tax Equity Structure Characteristics is true and correct with respect to such Tax Equity Fund.

16.	ITC Insurance Policy. If such Tax Equity Fund is a ITC Cash Sweep Fund, an ITC Insurance Policy is in full force and effect.

17.

Material Project Documents.  None of the related Material Project Documents have been amended or modified since the effective date of such Material Project Document other than as set forth in Schedule VII unless copies have been provided to the Administrative Agent and, if required under the Credit Agreement, have been approved by the Lenders.

18.

No Loans.  As of the related Transfer Date, no loan to the related Tax Equity Opco required or permitted to be made under the related LLC Agreement of such Tax Equity Opco has been made and remains outstanding, except loans required to be made under such LLC Agreement that are set forth on Schedule IV of the Credit Agreement.

19.

Removal of Managing Member.  Neither the related Managing Member nor any Affiliate of the Borrower serving as a managing member of Tax Equity Opco has been removed as managing member under the related Tax Equity Opco LLC Agreement nor has such Managing Member or any such Affiliate given or received notice of an action, claim or threat of removal.  As of the related Transfer Date, no event has occurred under the related Tax

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Equity Opco LLC Agreement that would allow the related Tax Equity Investor or another member to remove, or give notice of removal, of such Managing Member or any Affiliate of Borrower serving as a managing member of such Tax Equity Opco.

20.

Material Actions Against Tax Equity Fund or Managing Member.  As of the related Transfer Date, there are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Tax Equity Fund, the related Managing Member or against either of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

21.

Preferred Return Payments.  As of the related Transfer Date, all preferred return payments required to be made on or prior to such date (giving effect to any grace periods) pursuant to the related Tax Equity Opco LLC Agreement have been made.

22.

Tax Basis.  As of the related Transfer Date for such Tax Equity Fund, no notice or action challenging the tax structure, tax basis validity, tax characterization or tax-related legal compliance of such Tax Equity Fund or the tax benefits associated with such Tax Equity Fund is ongoing or has been resolved in a manner materially adverse to such Tax Equity Fund or the related Managing Member, the Borrower or to the related Tax Equity Investor.

23.

Contingent Indemnification.  As of the related Transfer Date, no claim with respect to contingent indemnification obligations of (i) the related Managing Member under the related Tax Equity Opco LLC Agreement or (ii) the related Inverted Lease Lessor under the related Master Lease Agreement has been asserted and remains outstanding.

24.

Cash Sweep Event.  As of the related Transfer Date, no event or circumstance occurred and is continuing that has resulted or could reasonably be expected to result in or trigger any limitation, reduction, suspension or other restriction on distributions to the related Managing Member, which limitation, reduction, suspension or other restriction is set forth in the applicable Tax Equity Fund operating agreement(s) or other Material Project.

Part 2

With respect to any Tax Equity Fund as to the first Borrowing Date on which a TPO Solar Project held by such Tax Equity Fund is included in the Borrowing Base Pool:

1.

Material Project Documents.  All of the Material Project Documents with respect to such Tax Equity Fund that are in effect on such date are set forth on Schedule VII and true, complete and correct copies of all such Material Project Documents have been delivered to the Administrative Agent.

2.

No Loans.  No loan to the related Tax Equity Opco required or permitted to be made under the LLC Agreement of the Tax Equity Opco has been made and remains outstanding, except loans required to be made under such LLC Agreement that are set forth on Schedule IV of the Credit Agreement.

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3.

Removal of Managing Member.  No event has occurred under the related Tax Equity Opco LLC Agreement that would allow the related Tax Equity Investor or another member to remove, or give notice of removal, of the related Managing Member or any Affiliate of Borrower serving as a managing member of such Tax Equity Opco.

4.

Material Actions Against Tax Equity Fund or Managing Member.  There are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such Tax Equity Fund, the related Managing Member or against either of their properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.

Preferred Return Payments.  All preferred return payments required to be made on or prior to such date (giving effect to any grace periods) pursuant to the related Tax Equity Opco LLC Agreement have been made.

6.

Managing Member or Tax Equity Opco Outstanding Payment Due.  Neither the related Managing Member nor the related Tax Equity Opco is in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $[***] individually or $[***] in the aggregate.

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TAX EQUITY STRUCTURE CHARACTERISTICS

Part I – Partnership Flip Structure.

The following are characteristics of a “Partnership Flip Structure” for purposes of the Agreement:

1.Borrower or an Affiliate shall have formed a limited liability company (the “Tax Equity Fund”) that has been formed for the sole purpose of owning solar photovoltaic systems that have been leased to or are producing power for sale to host customers (the “PV Systems”).

2.The Tax Equity Fund operating agreement provides that the Tax Equity Fund will make no election to be treated other than as a partnership for federal tax purposes.

3.The Limited Liability Company Agreement of the Tax Equity Fund (the “LLCA”) provides for two classes of limited liability company interests – for purposes of this Part I, “Class A Units” and “Class B Units.”

4.The tax equity investor (the “Investor”) owns the Class A Units (as holder thereof, the “Class A Member”) and a wholly owned subsidiary of the Borrower owns the Class B Units (as holder thereof, the “Class B Member”).  The Class A Member and the Class B Member are collectively referred to herein as the “Members.”

5.Class B Member has been appointed as the initial managing member of the Tax Equity Fund (in such capacity, the “Manager”).

6.Manager is solely responsible for the management of the PV Systems and the Tax Equity Fund subject to certain customary approval rights of the Class A Member.  The Tax Equity Fund shall be prohibited from incurring any indebtedness above a limit specified in the Tax Equity Fund operating agreement without the Class A Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than such liens in the ordinary course of such business that are customarily permitted without the Class A Member’s consent.

7.The LLCA provides a standard of care that requires the Manager to manage the Tax Equity Fund in accordance with prudent industry standards or to at all times act in good faith and in the best interests of the Tax Equity Fund.

8.The Tax Equity Fund has acquired each PV System pursuant to an agreement (the “EPC Contract”) with an Affiliate of the Borrower (the “Seller”).  Each PV System was acquired prior to it receiving permission to operate from the applicable interconnecting utility.

9.Cash available for distribution to the Members will be distributed at least quarterly (or annually with respect to certain items) in accordance with an agreed upon priority, subject to customary exceptions (including, without limitation, end of year true-up and curative flip allocations).

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10.Pursuant to the LLCA or a valid, enforceable and irrevocable consent of the Class A Member, each of the Required Permissive Transfer Provisions set forth in Exhibit J is satisfied.

11.The LLCA may not be amended without the written consent of each Member.

12.Class B Member’s obligation to indemnify the Class A Member, if any, will be limited to customary indemnities for breach of the LLCA or bad acts, standard tax indemnities (but not structure or tax ownership) and environmental indemnities. Any such obligation to indemnify the Class A Member is guaranteed by Borrower Member or Vivint Solar Parent.

13.The LLCA identifies fixed tax assumptions regarding the treatment of the Tax Equity Fund as a partnership, tax ownership of the PV Systems, depreciation, allocations of income and loss, and economic substance and requires that the investor’s return be calculated in accordance with the fixed tax assumptions and that tax returns be prepared in accordance with the fixed tax assumptions.

Part II – Inverted Lease Structure

The following are characteristics of an “Inverted Lease Structure” for purposes of the Agreement:

1.Borrower or an Affiliate has formed a limited liability company solely for the purpose of owning solar photovoltaic PV Systems that have been leased to or are producing power for sale to host customers (the “PV Systems”) (such entity, the “Lessor”).

2.One or more tax equity investors (the “Investor”) or an Affiliate has formed a limited liability company solely for the purpose of leasing the PV Systems from the Lessor, taking assignment of the Customer Agreements for the PV Systems and managing the PV Systems (the “Lessee”).

3.The operating agreement of the Lessor provides that such entity will be disregarded for federal income tax purposes.

4.The Investor directly or indirectly owns all of the equity interests in the Lessee (the “Lessee Member”).

5.The Managing Member, a wholly-owned subsidiary of the Borrower owns all of the equity interests of the Lessor.

6.The Managing Manager has been appointed as the initial managing member of the Lessor and is solely responsible for the management of the Lessor.

7.An Affiliate of the Sponsor (the “Lessee Provider”) has been appointed as the initial maintenance services provider for the Lessee.

8.Lessee Provider is solely responsible for the management of the PV Systems and the Lessee subject to certain customary approval rights of the Lessee Member.  The Lessor

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and the Lessee are prohibited from incurring any indebtedness above a limit specified in the Lessor’s operating agreement or the Lessee’s operating agreement, as applicable, without the Lessee Member’s consent and from incurring or granting or suffering to exist any liens on its assets other than ordinary course liens that are customarily permitted.

9.Both the Lessor’s operating agreement and the Lessee’s operating agreement provide a standard of care that requires the Managing Member and the Lessee Provider to manage the Lessor and Lessee, respectively, in accordance with prudent industry standards or to at all times act in good faith and in the best interests of the Lessor and Lessee, as applicable.  Lessee is responsible for payment of all state and local sales, use and transfer taxes on Rent, for collection of any such taxes on Host Customer Payments in respect of the related TPO Solar Projects and for payment of property taxes to the extent not borne by the related Host Customer.

10.The Lessor has acquired each PV System pursuant to an agreement (the “ECCA”) with an Affiliate of the Borrower (the “Seller”).  Each PV System was acquired prior to it receiving permission to operate from the applicable interconnecting utility.  Lessee has leased each PV System from Lessor pursuant to a lease agreement (the “Master Lease”).  A portion of the rent or power payments paid to the Lessee by the Host Customers is used to pay rent to the Lessor under the Master Lease.

11.None of the Material Project Documents (other than the Lessee’s operating agreement) may be amended without the written consent of Lessor.

12.Cash available for distribution from the Lessor to the Manager will be distributed at least quarterly (or annually with respect to certain items) in accordance with the agreed upon priority in the Tax Equity Fund’s Material Project Documents.

13.All non-contingent rent will be paid by the Lessee to the Lessor as an operating expense ahead of any distributions to Lessee Member.

14.Neither Manager nor an Affiliate of Manager has assumed any structural or tax ownership risk in respect of any Tax Equity Fund under any Project Document other than as a result of Manager’s or its Affiliate’s breach or default.

15.Lessor’s obligation to indemnify the Lessee will be limited to customary indemnities for breach or bad acts. Lessor has recourse to Borrower Member, Vivint Solar Parent or an Affiliate for any such obligation to indemnify the Lessee.

16.Lessor has a first priority perfected security interest in all of the Customer Agreements, the cash flows therefrom, and any account in which such cash flows are first deposited.

17.Ownership of each Customer Agreement automatically reverts to the Lessor immediately upon termination of the Master Lease.

18.The Master Lease obligates the Lessee to, at its own cost and expense, keep all PV Systems in good repair, good operating condition, appearance and working order.

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19.The Lessee is obligated to pay the applicable Termination Value Payment in accordance with the termination of such Master Lease with respect to any PV System.

20.The Master Lease is a “true lease” as defined in Article 2A of the UCC.

21.The Lessee is party to each Customer Agreement in respect of each PV System owned by the related Lessor and leased to such Lessee and each Lessee is entitled to receive the payments made by the related Host Customer under such Customer Agreement.

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Schedule I-C

Solar Asset Subsidiary Representations

TPO Solar Project Owner Subsidiary

Part 1A

With respect to any TPO Solar Project Owner Subsidiary, as of the related Transfer Date of such TPO Solar Project Subsidiary and each Borrowing Base Calculation Date:

1.

Special Purpose Bankruptcy Remote Vehicle. Such TPO Solar Project Owner Subsidiary (i) is a special purpose limited liability company that is disregarded for federal income tax purposes and has been duly formed in accordance with and, is in good standing under, the laws of its jurisdiction of formation, and (ii) owns no assets other than PV Systems and the contractual rights related thereto.  The LLC Agreement for such TPO Solar Project Owner Subsidiary (1) contains separateness covenants substantively the same as those contained in Section 5.1(U) of the Credit Agreement, and (2) prohibits, without the prior written consent of its independent members or managers (x) the incurrence or assumption of indebtedness other than indebtedness incurred under or expressly permitted by the Transaction Documents, (y) the consolidation, merger, disposition of assets other than pursuant to or as permitted by the Transaction Documents, or (z) the institution of any bankruptcy or insolvency proceedings in respect of the TPO Solar Project Owner Subsidiary.

2.

Borrower Sole Member.  Other than any independent member, the Borrower is the sole member of such TPO Solar Project Owner Subsidiary and has good and valid legal and beneficial title to all of the membership interests (other than any membership interests of an independent member) issued thereby free and clear of all Liens other than Permitted Liens.  All of such issued and outstanding membership interests have been duly authorized and validly issued and are owned of record and beneficially by the Borrower and were not issued in violation of any preemptive right.  There are no voting agreements or other similar agreements with respect to such membership interests.  There are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the membership interests in such TPO Solar Project Owner Subsidiary.

3.

No Other Business. Such TPO Solar Project Owner Subsidiary has not conducted any business other than the business contemplated by the Project Documents applicable to such TPO Solar Project Owner Subsidiary.

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4.

No Tax or Governmental Charge. The transfer, assignment and the pledge of the membership interests in such TPO Solar Project Owner Subsidiary by the Borrower pursuant to the Guaranty, Pledge and Security Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Borrower to any federal, state or local government except as paid.  No tax of governmental charge is owed in connection with the sale to the Borrower of such TPO Solar Project Owner Subsidiary except as paid.

5.	Revolving Advances. The incurrence by the Borrower of the indebtedness pursuant to the Credit Agreement does not violate the Project Documents with respect to such TPO Solar Project Owner Subsidiary.
6.

Authority.  Such TPO Solar Project Owner Subsidiary had the requisite power and authority to enter into the applicable Material Project Documents to which it is a party and authority to perform its obligations thereunder

7.

No Material Agreements.  Such TPO Solar Project Owner Subsidiary is not a party to any material agreement other than the Transaction Documents and the Material Project Documents with respect to such TPO Solar Project Subsidiary listed on Schedule VII to the Credit Agreement.

8.	Indebtedness. Such TPO Solar Project Owner Subsidiary has not incurred any Debt or other obligations or liabilities in violation of the Credit Agreement.
9.

Legal, Valid and Binding.   Each related Material Project Document is the legal, valid, and binding obligation of such TPO Solar Project Subsidiary or Affiliate thereof that is a party thereto, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

10.	Full Force and Effect. The related LLC Agreement is in full force and effect and no breach, default or event of default has occurred and is continuing under such LLC Agreement.
11.

Material Project Documents.  None of the related Material Project Documents with respect to such TPO Solar Project Subsidiary have been amended or modified since the effective date of such Material Project Document other than as set forth in Schedule VII to the Credit Agreement unless copies have been provided to the Administrative Agent

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and if required under the Credit Agreement, have been approved by the Lenders.
12.

Material Actions.  On the related Transfer Date, there are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the TPO Solar Project Owner Subsidiary or against its properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Part 1B

With respect to any TPO Solar Project Owner Subsidiary as to the first Borrowing Date on which a TPO Solar Project held by such TPO Solar Project Owner Subsidiary is included in the Borrowing Base Pool:

1.

Material Project Documents.  All of the Material Project Documents with respect to such TPO Solar Project Subsidiary that are in effect on such date are set forth on Schedule VII of the Credit Agreement and true, complete and correct copies of all such Material Project Documents have been delivered to the Administrative Agent.

2.

Material Actions.  There are no actions, suits, proceedings, claims or disputes pending or, to the Borrower’s Knowledge, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against such TPO Solar Project Owner Subsidiary or against its properties or revenues that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

3.

Outstanding Payment Due.  Such TPO Solar Project Owner Subsidiary is not in breach or default under or with respect to any contractual obligation for or with respect to any outstanding amount or amounts payable under such contractual obligation that equals or exceeds $[***] individually or $[***] in the aggregate.

I-C-3

Schedule II

Accounts

Depositary Accounts

ACCOUNT NAME	ACCOUNT NO
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Wire Instructions:

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

II-1

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

[***]

ABA: [***]

Acct: [***]

Acct Name: [***]

For Further Credit: Acct # [***]

Attn: [***]

Solar Asset Subsidiary Operating Accounts

NAME	BANK	ACCOUNT NO
Vivint Solar Owner I, LLC	[***]	[***]

Bank Address:

Address: [***]

Attn: [***]

Facsimile: [***]

Telephone: [***]

II-1

Schedule III

Tax Equity Required Consents

None.

III-1

Schedule IV

Tax Equity Opco Loans

None.

IV-1

Schedule V

Tax Equity Funds

Initial Tax Equity Funds:

1.	Vivint Solar Fund 23 Project Company, LLC
2.	Vivint Solar Fund 24 Project Company, LLC
3.	Vivint Solar Fund 25 Project Company, LLC

Cash Sweep Funds: [***]

Partnerships:

1.	Vivint Solar Fund 23 Project Company, LLC
2.	Vivint Solar Fund 24 Project Company, LLC
3.	Vivint Solar Fund 25 Project Company, LLC

Inverted Leases: None.

V-1

Schedule VI

Managing Members

1.	Vivint Solar Fund 23 Manager, LLC
2.	Vivint Solar Fund 24 Manager, LLC
3.	Vivint Solar Fund 25 Manager, LLC

VI-1

Schedule VII

Material Project Documents

1.	Vivint Solar Fund 23 Project Company, LLC

•	Administrative Services Agreement, dated as of February 21, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 23 Project Company, LLC.
•	Maintenance Services Agreement, dated as of February 21, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 23 Project Company, LLC.
•	Master Engineering, Procurement and Construction Agreement, dated as of February 21, 2018, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 23 Project Company, LLC.
•	Amended and Restated Limited Liability Company Agreement, dated as of February 21, 2018, by and between Firstar Development, LLC and Vivint Solar Fund 23 Manager, LLC.
•	Guaranty, dated and effective as of February 21, 2018, by Vivint Solar, Inc. in favor of Firstar Development, LLC.
•

Master Backup Services Agreement, dated as of June 15, 2016, by and between Vivint Solar Provider, LLC and Wells Fargo Bank, National Association together with the Amendment and Joinder Agreement, dated as of November 7, 2016, by and among Vivint Solar Provider, LLC, Vivint Solar Servicer, LLC and Wells Fargo Bank, National Association and the Covered Agreement Addendum No. 22, dated as of February 21, 2018, by and among Vivint Solar Fund 23 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association.

2.	Vivint Solar Fund 24 Project Company, LLC

•	Administrative Services Agreement, dated as of April 6, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 24 Project Company, LLC.
•	Maintenance Services Agreement, dated as of April 6, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 24 Project Company, LLC.
•	Master Engineering, Procurement and Construction Agreement, dated as of April 6, 2018, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 24 Project Company, LLC.
•	Amended and Restated Limited Liability Company Agreement, dated as of April 6, 2018, by and among RBC – VSF 24 Holding Company, LLC and Vivint Solar Fund 24 Manager, LLC.
•	Guaranty, dated and effective as of April 6, 2018, by Vivint Solar, Inc. in favor of RBC – VSF 24 Holding Company, LLC.
•

Master Backup Services Agreement, dated as of June 15, 2016, by and between Vivint Solar Provider, LLC and Wells Fargo Bank, National Association together with the Amendment and Joinder Agreement, dated as of November 7, 2016, by and among Vivint Solar Provider, LLC, Vivint Solar Servicer, LLC and Wells Fargo Bank, National Association and the Covered Agreement Addendum No. 23, dated as of April 6, 2018, by

VII-1

and among Vivint Solar Fund 24 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association.
3.	Vivint Solar Fund 25 Project Company, LLC

•	Administrative Services Agreement, dated as of July 18, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 25 Project Company, LLC.
•	Maintenance Services Agreement, dated as of July 18, 2018, by and between Vivint Solar Provider, LLC and Vivint Solar Fund 25 Project Company, LLC.
•

Amended and Restated Master Engineering, Procurement and Construction Agreement, dated as of February 15, 2019, by and between Vivint Solar Developer, LLC and Vivint Solar Fund 25 Project Company, LLC.

•	Second Amended and Restated Limited Liability Company Agreement of Vivint Solar Fund 25 Project Company, LLC, dated as of February 15, 2019.
•	Guaranty, dated and effective as of July 18, 2018, by Vivint Solar, Inc. in favor of JPM Capital Corporation.
•

Master Backup Services Agreement, dated as of June 15, 2016, by and between Vivint Solar Provider, LLC and Wells Fargo Bank, National Association together with the Amendment and Joinder Agreement, dated as of November 7, 2016, by and among Vivint Solar Provider, LLC, Vivint Solar Servicer, LLC and Wells Fargo Bank, National Association and the Covered Agreement Addendum No. 24, dated as of July 18, 2018, by and among Vivint Solar Fund 25 Project Company, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association.

4.	Vivint Solar Owner I, LLC

•	Master Purchase Agreement, made and entered into as of July 18, 2018, by and between Vivint Solar Developer, LLC and Vivint Solar Owner I, LLC.
•	Maintenance Services Agreement, dated as of December 31, 2016, by and between Vivint Solar Provider, LLC and Vivint Solar Owner I, LLC.
•

Master Backup Services Agreement, dated as of June 15, 2016, by and between Vivint Solar Provider, LLC and Wells Fargo Bank, National Association together with the Amendment and Joinder Agreement, dated as of November 7, 2016, by and among Vivint Solar Provider, LLC, Vivint Solar Servicer, LLC and Wells Fargo Bank, National Association and the Covered Agreement Addendum No. 26, entered into as of September 21, 2018 but dated effective as of February 2, 2017, by and among Vivint Solar Owner I, LLC, Vivint Solar Provider, LLC and Wells Fargo Bank, National Association and acknowledged and agreed by Vivint Solar Servicer, LLC.

VII-2

Schedule VIII

System Information

On file with the Administrative Agent.

VIII-1

Schedule IX

Schedule of Solar Assets

[***]

IX-1

Schedule X

Scheduled Host Customer Payments

On file with the Administrative Agent.

X-1

Schedule XI

Organizational Structure

[See attached]

XI-1

Schedule XII

[Reserved]

XII-1

Exhibit A

Defined Terms

“1940 Act” means the Investment Company Act of 1940, as amended.

“Accession Agreement” means a Security Agreement Supplement in the form of Exhibit I to the Guaranty, Pledge and Security Agreement.

“Account Bank” means, with respect to any Solar Subsidiary Operating Account, the bank at which such Solar Subsidiary Operating Account is maintained.

“Account Control Agreement” means an account control agreement among the Collateral Agent, the applicable Solar Asset Subsidiary and the applicable Account Bank establishing control (as defined in the UCC) with respect to the applicable Solar Subsidiary Operating Account (it being understood that any such account control agreement will grant exclusive control on a springing basis). .

“Accountant’s Reports” means the Accountant’s Report (as defined in the Facility Administration Agreement).

“Adjusted Revolving Advance Rate” means, as of any Borrowing Base Calculation Date during a Non-Takeout Period, with respect to (i) the TPO Solar Projects Portfolio Value, [***]% and (ii) [***], the Revolving Advance Rate in respect of [***] multiplied by the amount agreed to by the Borrower and the Lenders as provided in Section 3.3.

“Adjusted Borrowing Base” means, [***].

“Adjusted Eurodollar Rate” means a rate per annum equal to the rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by dividing (i) the Eurodollar Rate by (ii) a percentage equal to 100% minus the reserve percentage (rounded upward to the next 1/100th of 1%) in effect on such day and applicable to a Committed Lender for which this rate is calculated under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”).  The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in such reserve percentage.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Agent, Depositary and Collateral Agent Fee” means for each Payment Date, an amount equal the fee set forth in the Bank of America Fee Letter.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit L or any other form supplied or approved by the Administrative Agent.

“Administrative Services Agreement” means, with respect to a Tax Equity Opco, the administrative services agreement between such Tax Equity Opco and the TPO Solar Project Servicer whereby the TPO Solar Project Servicer is responsible for providing (i) billing, collecting and enforcing Customer Agreements, (ii) remote monitoring of PV Systems and (iii) other routine administrative responsibilities for such Tax Equity Opco.

“ADSAB Model” means as of any date of determination, the model used to generate the (i) TPO Discounted Solar Asset Balances of Eligible TPO Solar Projects owned by a TPO Solar Project Owner Subsidiary or a Tax Equity Opco and (ii) [***].

“Advance Model” means a model in respect of all Tax Equity Funds and the Solar Asset Subsidiaries in the form of Exhibit C (which Exhibit C may be updated from time to time with the addition of new Tax Equity Funds, TPO Solar Projects or [***] in accordance with this Agreement), forecasting the Net Cash Flows to each Solar Asset Subsidiary and, the Net Cash Flows to each Managing Member related to each Tax Equity Fund (including in the case of a Partnership Flip Structure,  before and after the expected “Flip Date,” and in the case of an Inverted Lease Structure, before and after the expiration of the master lease), and all items necessary to calculate the Borrowing Base (including Scheduled Host Customer Payments, Allocated Services Provider Fees, and Scheduled Tax Equity Investor Distributions), in each case: (i) calculated in accordance with and adjusted for the Assumptions, (ii) excluding Excluded Revenues, (iii) accounting for the applicable System Information and (iv) with respect to each Tax Equity Fund and each Solar Asset Subsidiary financed pursuant to this Agreement after the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, the Lenders and the Borrower.  For the avoidance of doubt, each Advance Model  will be updated as of the date such model is delivered (A) to reflect any modifications required due to changes in System Information, (B) to remove any Solar Assets that are not Eligible Solar Assets, and (C) to reflect  changes to anticipated Tax Equity Investor Share of TPO ADSAB as reflected in the most recent tracking models.

“Affected Party” shall have the meaning set forth in Section 2.12(B).

“Affiliate” means, with respect to any Person, any other Person that (i) directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person, or, (ii) is an officer or director of such Person, and in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor.  A Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to (a) vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

“Affiliated Entity” means any of the Sponsor, the Facility Administrator (if the Facility Administrator is an Affiliate of the Borrower), any Borrower Subsidiary, the Sellers, the Servicers and any of their respective direct or indirect Subsidiaries and/or Affiliates, whether now existing or hereafter created, organized or acquired.

“Aggregate Commitment” means, on any date of determination, the sum of the Commitments then in effect. The initial Aggregate Commitment as of the Closing Date shall be equal to $325,000,000.

“Aggregate Outstanding Revolving Advances” means, as of any date of determination, the sum of the aggregate principal balance of all Revolving Advances outstanding as of such date of determination.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Allocated Services Provider Fees” means for a TPO Solar Project with respect to each calendar month in the initial term of the related Customer Agreement, the product of (1) 1/12 and (2) the DC kW of installed nameplate capacity of the related PV System and (3) the Allocated Services Provider Fee Base Rate.

“Allocated Services Provider Fee Base Rate” on the Closing Date shall be $[***] and shall be increased by 2.0% on each July 31, commencing July 31, 2020.

“Amortization Period” means the period commencing at the end of the Availability Period (which may end and the Availability Period may re-start in certain circumstances when an Early Amortization Event is cured in accordance with the definition thereof).

“A.M. Best” means A. M. Best Company, Inc. and any successor rating agency.

“Ancillary Customer Agreements” means in respect of each Solar Asset, all agreements and documents, if any, ancillary to the Customer Agreement associated with such Solar Asset, which are entered into by the Sponsor, the Developer or any Affiliate thereof with a Host Customer in connection therewith.

“Ancillary Services” means any product or right generated or created by, associated with or appurtenant to (a) the energy generated by a PV System or (b) the Capacity Attributes of a PV System, but excluding SRECs, Capacity Attributes and Energy. By way of example, “Ancillary Services” may include scheduling, system control and dispatch, reactive supply and voltage control, regulation and frequency response, energy imbalance and operating reserves.

“Applicable Law” means all applicable laws of any Governmental Authority, including, without limitation, laws relating to consumer leasing and protection and any ordinances, judgments, decrees, injunctions, writs and orders or like actions of any Governmental Authority and rules and regulations of any federal, regional, state, county, municipal or other Governmental Authority.

“Applicable Margin” means, with respect to any day occurring (i) during the Availability Period, 2.375% per annum or (ii) during an Amortization Period, 3.375%; plus, in the case of both clauses (i) and (ii), if any Event of Default has occurred and is continuing on such day, 2.00%; provided that if the Cost of Funds Rate is determined by reference to clause (b) of the definition of Base Rate, the percentages set forth in clauses (i) and (ii) above shall be reduced by 1.00%.

“Approved Customer Agreement” means any Customer Agreement substantially in the form attached hereto as Exhibit G and each other form approved by the Administrative Agent (acting at the direction of the Required Lenders) in its reasonable discretion; provided that a Customer Agreement may deviate from any such form so long as such deviation would not reasonably be expected to be materially adverse to the interests of the Lenders.

“Approved Existing Tax Equity Fund” means each of the Tax Equity Funds related to the following Tax Equity Opcos:  [***].

“Approved Installer” means a third party installer that has been approved by the Developer (x) until the delivery of the Approved Installer Policy pursuant to Section 5.1(Z), in accordance with its policies and procedures, which policies and procedures include a vetting process to ensure that such installer (1) is capable of installing a PV System in a manner comparable to Seller, (2) is licensed and (3) will comply with all applicable laws, and (y) after the delivery of the Approved Installer Policy pursuant to Section 5.1(Z), in accordance with such policy, as may be updated subject to Section 5.2(P) hereof.

“Approved Installer Policy” shall have the meaning set forth in Section 5.1(Z).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.8(A)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Assumptions” means the assumptions that [***].

“Availability Period” means the period from the Closing Date until the Commitment Termination Date.

“Backup Servicing Agreement” means, as the context shall require, the Project Master Backup Servicing Agreement or the [***].

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bank of America Fee Letter” means that certain Agency Fee Letter, dated as of the date hereof, by and between the Borrower and Bank of America.

“Bankruptcy Code” means the U.S. Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Basel III” means Basel III: A global regulatory framework for more resilient banks and banking systems prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Bloomberg” means Bloomberg Financial Markets or any official successor thereto.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrower Materials” shall have the meaning set forth in Section 10.19.

“Borrower Contribution Agreement” means each Contribution Agreement between the Borrower and a Solar Asset Subsidiary entered into from time to time, each substantially in the form of Exhibit K or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Borrower Subsidiary” means a Managing Member or a Solar Asset Subsidiary, as the context requires.

“Borrower Subsidiary Distributions” means all distributions and payments in any form made, or due to be made, to the Borrower in connection with its ownership interest in the Borrower Subsidiaries.

“Borrowing Base” means, [***].

“Borrowing Base Calculation Date” means (i) each Payment Date, (ii) each Borrowing Date, (iii) the date on which a Takeout Transaction consummated, and (iv) with respect to any other Borrowing Base Certificate delivered hereunder, the date such Borrowing Base Certificate is required to be delivered.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1 attached hereto.

“Borrowing Base Deficiency” shall have the meaning set forth in Section 2.9.

“Borrowing Base Pool” means, as of any date of determination, the pool of all Solar Assets included in the Related Borrowing Base as reflected in the most recently delivered Borrowing Base Certificate.

“Borrowing Date” means any Business Day on which a Revolving Advance is made at the request of the Borrower in accordance with provisions of this Agreement (including the Closing Date).

“Breakage Costs” means, with respect to a failure by the Borrower, for any reason, to borrow any proposed Revolving Advance on the date specified in the applicable Notice of Borrowing (including without limitation, as a result of the Borrower’s failure to satisfy any conditions precedent to such borrowing) after providing such Notice of Borrowing therefor, the resulting loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits, actually sustained by the any Lender; provided, however, that such Lender shall use commercially reasonable efforts to minimize such loss or expense and shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in the state where the Administrative Agent’s principal office is located and, if such day relates to the determination of LIBOR, means any such day that is also a London Banking Day.

“CADA” means the Collateral Agency and Depositary Agreement, dated as of the Closing Date, among the Borrower, the Collateral Agent, the Depositary and the Lenders.

“Cancelled Solar Asset” means a TPO Solar Project and the related PV System is transferred by the related Tax Equity Opco to Seller pursuant to the applicable Project Documents.

“Capacity Attributes” means any and all current or future defined capacity characteristics, certificates, tags, credits or accounting constructs, howsoever entitled, including any accounting construct counted toward any resource adequacy requirements, attributed to or associated with a PV System or any unit of generating capacity of a PV System.

“Carrying Cost” means, as of any date of determination, the sum of (i) the Swap Rate as of such date of determination, and (ii) the Applicable Margin as of such date of determination.

“Cash Sweep Fund” means a Tax Equity Fund designated as such on Schedule V, (i) which is an ITC Cash Sweep Fund not subject to an ITC Insurance Policy or (ii) whose Project Documents provide for pre-flip date cash step-up tied to production or cash flow shortfalls.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (i) the adoption or taking effect of any Governmental Rule, any change in any Governmental Rule or in the administration, interpretation, implementation or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or (ii) the making or issuance of any request or directive (whether or not having the force of law) of any Governmental Authority; provided, that, for the avoidance of doubt and notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated  or issued, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and any Borrower Subsidiary by the Administrative Agent or any Lender in substantially the same manner as applied generally to other similarly situated borrowers after consideration of factors as the Administrative Agent or Lender then reasonably determines to be relevant.

“Change of Control” means, the occurrence of one or more of the following events:

(i)100% of the issued and outstanding Equity Interests in the Depositor or the Borrower shall cease to be owned directly or indirectly by the Sponsor;

(ii)the Borrower shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests in a Borrower Subsidiary (other than as a result of a Takeout Transaction); or

(iii)a Managing Member fails to own 100% of the class of Equity Interests in the related Tax Equity Opco owned as of the date the Managing Member became subject to the Guaranty, Pledge and Security Agreement.

“Closing Date” means August 6, 2019.

“Collateral” means (i) all assets of the Borrower, including, the Equity Interests of each Borrower Subsidiary, (ii) all assets of each Borrower Subsidiary, including the Equity Interests of each Tax Equity Opco owned by a Borrower Subsidiary and [***] and TPO Solar Projects owned by [***] and the TPO Solar Project Owner Subsidiary, as applicable, (iii) the Equity Interests of the Borrower owned by the Depositor, (iv) the Depositary Accounts and Solar Asset Subsidiary Operating Accounts, and (v) any and all property now owned or hereafter acquired upon which a Lien is or is purported to be created by any Collateral Document, in each case, except for assets or property constituting Excluded Collateral.

“Collateral Agent” has the meaning set forth in the Preamble.

“Collateral Documents” means the CADA, the Guaranty, Pledge and Security Agreement, the Depositor Pledge Agreement, each Account Control Agreement, each consent, each control agreement and any other security documents, financing statements and other documentation filed or recorded in connection with the foregoing.

“Collection Period” means, with respect to a Payment Date, the calendar quarter ending on the last day of the month preceding the month in which such Payment Date occurs; provided that with respect to the first Payment Date, the Collection Period will be the period from and including the Closing Date to the end of the month preceding the month in which such Payment Date occurs.

“Collections” means, (i) with respect to any Solar Asset owned by a Solar Asset Subsidiary, all Host Customer Payments, and other cash proceeds thereof including insurance proceeds with respect to any Solar Asset that has suffered an Event of Loss and has become a Terminated Solar Asset, (ii) without duplication of clause (i), with respect to the Equity Interests in Borrower Subsidiaries, the Borrower Subsidiary Distributions and other cash proceeds thereof and (iii) any proceeds from an ITC Insurance Policy for which the Borrower is a loss payee.  Without limiting the foregoing, “Collections” shall include any amounts payable to the Borrower with respect to the Borrower Subsidiaries and (x) under any Hedge Agreement entered into in connection with this Agreement or (y) in connection with the disposition of any Collateral.  Collections shall not include any Excluded Collateral or proceeds from a Takeout Transaction.

“Commercial Paper” means commercial paper, money market notes and other promissory notes and senior indebtedness issued by or on behalf of a Conduit Lender.

“Committed Lender” means each Person designated as a Committed Lender on Exhibit E hereto or each financial institution identified as such that may become a party hereto.

“Commitment” means the obligation of a Committed Lender to fund a Revolving Advance, as set forth on Exhibit E attached hereto.

“Commitment Termination Date” means the earliest to occur of (i) the Scheduled Commitment Termination Date, (ii) unless the occurrence of the Commitment Termination Date pursuant to this clause (ii) is waived by the Required Lenders, the occurrence of an Early Amortization Event (subject to the proviso set forth in the definition thereof pursuant to which an Availability Period re-starts), and (iii) the date of any voluntary termination of the facility by the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1 et seq.), as amended from time to time, and any successor statute.

“Conduit Lender” means each financial institution identified as such on Exhibit E that may become a party hereto.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contribution Agreements” means, collectively, the Depositor Contribution Agreement and the Borrower Contribution Agreements, if any.

“Conveyed Property” means the “Conveyed Property” as defined in the Depositor Contribution Agreement.

“Cost of Funds Rate” means, for any Interest Accrual Period or portion thereof, a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Accrual Period or, to the extent rendered applicable by operation of Section 2.11, the Base Rate with respect to such Interest Accrual Period (or portion thereof).

“Covered Entity” means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning set forth in Section 10.28 hereof.

“Credit Reporting Agency” means TransUnion, Equifax, or Experian.

“Credit Underwriting Policy” means the following policy, as such policy may be updated from time subject to Section 5.2(P):  At the time of origination of each Host Customer under a Customer Agreement, the following consumer underwriting steps are undertaken: (A) the Developer retrieves such Host Customer’s FICO Score from a Credit Reporting Agency in a full credit report (not a prescreen).  The FICO Score is requested from the Credit Reporting Agencies beginning with TransUnion, then Equifax, and ending with Experian.  If any Credit Reporting Agency in such order returns a FICO Score equal to or greater than [***], then the process does not continue to the next Credit Reporting Agency and such FICO Score is used.  If all Credit Reporting Agencies provide a FICO Score less than [***], then the highest FICO Score returned by any Credit Reporting Agency is used, (B) the Developer determines whether such Host Customer is subject to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury based on the information provided by the Credit Reporting Agency with the full credit report and (C) such Host Customer represents in the applicable Customer Agreement that (a) such Customer owns the real property where the System will be installed, and (b) has the rights necessary to install the System thereon.

“Custodial Agreement” means the Custodial Agreement dated as of or about the Closing Date, by and among the Custodian, the Borrower, the Facility Administrator, the Sponsor and the Collateral Agent.

“Custodial Fee” means a fee payable by the Borrower to the Custodian as set forth in the Custodial Fee Letter.

“Custodial Fee Letter” means that certain Schedule of Fees with respect to the Custodian, dated as of June 12, 2019, and acknowledged by the Sponsor as of June 31, 2019, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” means Wells Fargo Bank, National Association, in its capacity as the provider of services under the Custodial Agreement and/or any other Person or entity performing similar services for the Borrower which has been approved in writing by the Administrative Agent.

“Custodian File” means the file containing:

(x) with respect to each TPO Solar Project set forth on the Schedule of Solar Assets, without limitation, (i) a fully executed Electronic Copy of the related Customer Agreement, including any amendments thereto, (ii) a PTO confirmation letter identifying the related TPO Solar Project or its equivalent in the applicable jurisdiction  depending on the applicable utility, (iii) electronic copies of documents evidencing (a) the related Permits to operate the related PV system or (b) the final building inspection approval with respect to the related PV system, if any, (iv) a fully executed electronic copy of Manufacturer Warranty applicable to the related PV System (provided that the Custodian’s possession of a single fully executed electronic copy of a Manufacturer Warranty applicable to multiple PV Systems including the related PV System shall be deemed to satisfy this clause (iv)), (v) a fully executed electronic copy of the related Payment Facilitation Agreement, if any, and (vi) electronic copies of any other documents reasonably required by the Borrower, from time to time to be kept on file, relating to such Solar Asset or the related Host Customer, and

(y) with respect to each [***] set forth on the Schedule of Solar Assets, the files to be delivered to the Custodian as determined pursuant to the process set forth in Section 3.3 hereof.

“Customer Agreement” means a Customer Lease Agreement, a Power Purchase Agreement [***], as the context requires, together with any related Ancillary Customer Agreements, including any related Payment Facilitation Agreements.

“Customer Collection Policy” means the Delinquent Customers Collections Policy contained in the file numbered “1.11.9 entitled “Delinquent Customers Collections Policy – v1.0 – 6.15.2018” in the data room entitled “Vivint Solar Funds” established by the Sponsor and uploaded on July 22, 2019, as such policy may be updated from time to time subject to Section 5.2(P) hereof.

“Data Tape File” means a data tape file containing the information with respect to the Borrowing Base Pool as contained in the date file provided by the Loan Parties to the Administrative Agent during due diligence and on the Closing Date. Each data tape file shall identify PV Systems that have become Defaulted Solar Assets.

“Debt Service Reserve Account” shall have the meaning set forth in the CADA.

“Debt Service Reserve Account Required Balance” shall have the meaning set forth in the CADA.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Solar Asset” means [***].

“Defaulting Lender” means, subject to Section 2.19(C), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Advances within two (2) Business Days of the date such Revolving Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Revolving Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) had an Insolvency Event occur with respect to it, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(C)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, and each other Lender promptly following such determination.

“Defective Solar Asset” has the meaning set forth in the Depositor Contribution Agreement or the Performance Guaranty, as applicable.

“Depositary” means Bank of America.

“Depositary Accounts” means the Revenue Account, the Distribution Suspense Account, the Debt Service Reserve Account, the Distribution Suspense Account, the ITC Insurance

Proceeds Account, the Pre-PTO Reserve Account, the Seasonality Service Reserve Account and the Supplemental Reserve Account.

“Depositor” means Vivint Solar Financing VI Parent, LLC, a Delaware limited liability company.

“Depositor Pledge Agreement” means the Pledge and Security Agreement, dated as of the date hereof, by the Depositor in favor of the Collateral Agent.

“Depositor Contribution Agreement” means the Contribution Agreement, dated as of the Closing Date, between the Depositor and the Borrower.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Determination Date” means the 5th Business Day preceding a Payment Date.

“Developer” means Vivint Solar Developer, LLC, a Delaware limited liability company.

“Discount Rate” means, as of any date of determination, the greater of (x) 6.00% per annum and (y) the Carrying Cost, in each case, determined as of such date of determination.

“Disqualified Transferee” means, with respect to any Tax Equity Structure, any person or entity that (i) is designated as a “specifically designated national” or on the “blocked person lists” of the United States Office of Foreign Asset Control; (ii) is bankrupt; (iii) is adverse in any pending or threatened proceeding against such Tax Equity Structure, its Tax Equity Investor or any of their respective Affiliates; provided, however, that a foreclosure shall not be deemed an adverse action for purposes of clause (iii); or (iv) during the recapture period, a tax exempt entity.

“Distributable Cash” shall, for each Tax Equity Fund, mean “Distributable Cash” or “Available Cash” or similar term, as applicable, in each case, as set forth in the related Tax Equity Opco LLC Agreement.

“Distribution Conditions” shall have the meaning set forth in the CADA.

“Distribution Suspense Account” shall have the meaning set forth in the CADA.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means the lawful currency of the United States.

“DSCR” means, as of any Quarterly Date, the ratio of (a) (x) the sum of (1) the aggregate Host Customer Payments received during the Collection Period ending on such Quarterly Date and the prior Collection Period (excluding the portion of any amounts paid by the related Host Customer that represent the prepayment or buyout of cash flows expected to be received during subsequent Collection Periods and any amounts paid by the related Host Customer in respect of sales, use or property taxes) (such Collection Periods, the “Related Collection Periods”), (2) the portion of Insurance Proceeds received during the Related Collection Periods related to business interruption insurance in respect of lost Host Customer Payments, and (3) amounts released from the Seasonality Service Reserve Account during the related Collection Period or on or prior to the Payment Date related to such Collection Period minus (y) the sum of (1) the Financed Fund Expenses paid or reserved for during the Related Collection Period with respect to all Financed Funds, (2) Tax Equity Investor Distributions made in respect of the Related Collection Periods, (3) aggregate indemnity payments, if any, paid or reserved for by the Managing Members to the Tax Equity Investors (without duplication of any amounts distributed to the Tax Equity Investors as a result of the occurrence of a Limited Step-Up Event) during the Related Collection Periods, and (4) the sum of the Custodial Fee, the Administrative Agent, Depositary and Collateral Agent Fee, the Facility Administrator Fee, and Unused Line Fees, in each case payable on the related Payment Dates immediately following the expiration of each of the Related Collection Periods, to (b) the aggregate Total Debt Service for the related Payment Dates immediately following the expiration of each of the Related Collection Periods.

“Early Amortization Event” means the occurrence of the any of the following events:

(a)on any Payment Date, the Solar Asset Payment Ratio is less than 85% for the three consecutive calendar months preceding such Payment Date;

(b)on any Payment Date, the DSCR is less than or equal to 1.15 for the related Quarterly Date and the immediately preceding Quarterly Date;

(c)the Liquidity Requirement is not satisfied;

(d)the property insurance required to be maintained by any Managing Member under the Material Project Documents for the related Tax Equity Fund or a Solar Asset Subsidiary under its related service agreement ceases to be in effect;

(e)the Sponsor (or its applicable Affiliate) has been removed as Servicer of a Tax Equity Opco;

(f)any Reserve Account (other than the Seasonality Service Reserve Account) is not funded in an amount equal to the applicable required balance (or, in the case of the Supplemental Reserve Account, any related Supplemental Reserve Account Deposit is not deposited into the Supplemental Reserve Account in full);

(g) an Event of Default has occurred and is continuing; or

(h)a Facility Administrator Termination Event shall have occurred and is continuing;

provided, that an Early Amortization Event shall terminate (with the Availability Period and the Maturity Date being restored to the respective period and date in effect prior to giving effect to the occurrence of the Early Amortization Event):

(A) with respect to an Early Amortization Event of the type described in

(i) clause (a) above, on the Payment Date on which the Solar Asset Payment Ratio is equal to or greater than 85.0% for the three (3) consecutive calendar months preceding such Payment Date,

(ii) clause (b) above, on the Payment Date on which the DSCR is equal to or greater than 1.15 for the most recent Quarterly Date,

(iii) clause (c) above, on the date the Liquidity Requirement has been satisfied,

(iv) clause(d) above, on the date the property insurance required to be put in place is in effect,

(v) clause (e) above, on the earlier of (x) the date on which the Borrower has delivered a Borrowing Base Certificate removing the TPO Solar Projects with respect to the affected Tax Equity Fund from the Borrowing Base Pool and made any related payments required to be made pursuant to Section 2.9(A) in connection therewith or (y) the date of the appointment of a replacement Servicer approved by the Required Lenders.

(vi) clause (f) above, on the date on which the amount on deposit in the applicable Reserve Account is at least equal to the required balance,

(vii) clause (g) above, on the date on which the applicable Event of Default has been cured or waived; provided that the Required Lenders shall have also separately waived the Early Amortization Event in clause (g), and

(viii) clause (h) above, on the date the applicable Facility Administrator Termination Event has been cured; and

(B) on any date that such Early Amortization Event may be waived by the Required Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” means the electronic form into which Sponsor, in the ordinary course of its business and in compliance with its document storage policy, originates in an electronic form or converts into an electronic form all Customer Agreements, Payment Facilitation Agreements,

Interconnection Agreements, Net Metering Agreements, documents evidencing the related permission to operate the related PV System, and any other documents reasonably required by the Borrower, from time to time to be kept on file, relating to such Solar Asset or the related Host Customer.

“Eligible Assignee” means any Person that is a commercial bank, insurance company, investment or mutual fund or other Person that is an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended) or otherwise has a tangible net worth not less than five hundred million Dollars ($500,000,000).

“Eligible Solar Asset” means, as the context requires, an Eligible TPO Solar Project or [***].

[***]

“Eligible Tax Equity Structure” means a (i) Partnership Flip Structure or Inverted Lease Structure as to which the Borrower can make the applicable Tax Equity Representations and (ii) any other tax equity structure approved by the Administrative Agent with the consent of the Required Lenders.

“Eligible TPO Solar Project” means, as of any date of determination, any TPO Solar Project:

(i)for which all of the applicable criteria specified in the TPO Solar Project Representations were satisfied as of such date of determination;

(ii)to the extent such TPO Solar Project is owned by a Tax Equity Fund, for which all of the applicable criteria set forth in Part 1 of the Tax Equity Representations are satisfied with respect to such Tax Equity Fund as of such date of determination;

(iii)to the extent such TPO Solar Project is owned by a Tax Equity Fund and such date of determination is the first Borrowing Date on which such TPO Solar Project is to be included in the Borrowing Base Pool, for which all of the applicable criteria set forth in Part 2 of the Tax Equity Representations are true and correct with respect to such Tax Equity Fund as of such date of determination;

(iv) to the extent such TPO Solar Project is owned by the TPO Solar Project Owner Subsidiary, for which all of the applicable criteria set forth in Part 1A of the Solar Asset Subsidiary Representations are satisfied as of such date of determination; and

(v) to the extent such TPO Solar Project is owned by the TPO Solar Project Owner Subsidiary and such date of determination is the first Borrowing Date on which such TPO Solar Project is to be included in the Borrowing Base Pool, for which all of the applicable criteria set forth in Part 1B of the Solar Asset Subsidiary Representations are satisfied as of such date of determination.

“Environmental Claim” means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices,

notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages, penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys’ or consultants’ fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter, “Hazard Claims”), including (a) any and all Hazard Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Hazard Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release of Hazardous Materials or arising from injury to health, safety or the environment.

“Environmental Law” means any and all federal, State, regional and local statutes, laws (including common law), regulations, ordinances, judgments, orders, codes or injunctions pertaining to the environment, human health or safety (as affected by exposure to Hazardous Materials), or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.) (“CERCLA”), and the Superfund Amendments and Reauthorization Act of 1986, the Emergency Planning and Community Right to Know Act (42 U.S.C. §§ 11001 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §§ 6901 et seq.), and the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (also known as the Clean Water Act) (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), the Endangered Species Act (16 U.S.C. §§ 1531 et seq.), the Migratory Bird Treaty Act (16 U.S.C. §§ 703 et seq.), the Bald Eagle Protection Act (16 U.S.C. §§ 668 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §§ 2701 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§ 1801 et seq.), and any similar or analogous state and local statutes or regulations promulgated thereunder, and legally binding decisional law of any Governmental Authority, as each of the foregoing may be amended or supplemented from time to time in the future, in each case to the extent applicable with respect to the property or operation to which application of the term “Environmental Laws” relates.

“Equity Interests” means shares of capital stock, partnership interests, limited liability company interests or membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant, commitment, preemptive rights or agreements of any kind (including any members’ or voting agreements) entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with the Borrower, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means (i) that a Reportable Event has occurred with respect to any Single‑Employer Plan; (ii) the institution of any steps by the Borrower or any ERISA Affiliate, the Pension Benefit Guaranty Corporation or any other Person to terminate any Single‑Employer Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Single‑Employer Plan; (iii) the institution of any steps by the Borrower or any ERISA Affiliate to withdraw from any Multi‑Employer Plan or Multiple Employer Plan or written notification of the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability; (iv) a non‑exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code in connection with any Plan; (v) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vi) with respect to a Single‑Employer Plan, a failure to satisfy the minimum funding standard under Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived; (vii) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Single‑Employer Plan; (viii) a determination that a Single‑Employer Plan is or is expected to be in “at‑risk” status (within the meaning of Section 430(i)(4) of the Internal Revenue Code or Section 303(i)(4) of ERISA); (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi‑Employer Plan or written notification that a Multi‑Employer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA); or (x) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect to any of the foregoing.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means, for any Interest Accrual Period, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Accrual Period) (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Accrual Period, for Dollar deposits (for delivery on the first day of such Interest Accrual Period) with a term equivalent to such Interest Accrual Period; provided, that if the Eurodollar Rate determined herein would be less than zero percent (0.00%), such rate shall be deemed zero percent (0.00%) for purposes of this Agreement.

“Event of Default” has the meaning set forth in Section 6.1.

“Event of Loss” means (i) the occurrence of an event with respect to a PV System if such PV System is damaged or destroyed by fire, theft or other casualty and such PV System has become inoperable because of such event or (ii) the PV System is shut down and not producing electricity for any reason other than customer delinquency, except to the extent (1) the applicable Host Customer is being billed under its Customer Agreement (without amendment due to such shutdown) during such shut down or (2) the related Solar Asset is a Pre-PTO Solar Asset.

“Excluded Ancillary/Capacity Contract” shall mean [***].

“Excluded Collateral” means [***].

“Excluded Revenues” means any proceeds from Excluded Collateral.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Revolving Advance pursuant to a Law in effect on the date on which (a) such Lender acquires such interest in the Revolving Advance or (b) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 2.17(G) and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Existing ITC Insurance Policy” has the meaning set forth in the definition of ITC Insurance Policy.

“Expected Amortization Profile” means (i) in the case of the Revolving Advances as of the initial Borrowing Date, the expected amortization schedule on a refinancing of such Revolving Advances as reflected on Exhibit Q hereto and (ii) in the case of the Revolving Advances as of any other date of determination on a refinancing of such Revolving Advances as determined by the Administrative Agent and the Borrower and determined using the same methodology as reflected in Exhibit Q hereto with respect to the initial Revolving Advances.

“Expense Claim” shall have the meaning set forth in Section 10.21.

“Facility” means this Agreement together with all other Transaction Documents.

“Facility Administration Agreement” means the Facility Administration Agreement, dated as of the Closing Date, by and among the Borrower, the Facility Administrator and the Administrative Agent.

“Facility Administrator” shall have the meaning set forth in the introductory paragraph of the Facility Administration Agreement.

“Facility Administrator Fee” shall have the meaning set forth in Section 2.1(b) of the Facility Administration Agreement.

“Facility Administrator Standard” shall have the meaning set forth in the Facility Administration Agreement.

“Facility Administrator Termination Event” shall have the meaning set forth in Section 5.1 of the Facility Administration Agreement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreements between the United States and another country which modify the provisions of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“FICO Score” means, with respect to any Host Customer, a score based on the credit risk rating system established and maintained by the Fair Isaac Corporation from any Credit Reporting Agency.

“Financed Fund” means any of (i) the TPO Solar Project Owner Subsidiary and (ii) any Tax Equity Opco or [***] financed hereunder.

“Financed Fund Expenses” means all expenses incurred for the operation of any Tax Equity Fund or Solar Asset Subsidiary or the PV Systems consistent with Prudent Industry Standards and any reserves that, in the reasonable judgment of the related Managing Member or, in the case of any Solar Asset Subsidiary, the Borrower, are necessary or appropriate for payment of such expenses, including but not limited to (i) the fee or any invoice received under the related Services Agreement, (ii) expenses and/or premiums related to insurance required pursuant to the related Project Documents, (iii) costs due to tax preparation or audit services for such Tax Equity Fund and any other expense incurred for any taxes or filing fees of such Tax Equity Fund, (iv) fees and expenses under the MBSA related to such Tax Equity Fund or the TPO Solar Project Owner Subsidiary and related (v) funding of any operation and maintenance reserve accounts in accordance with the Project Documents.  In no event shall Tax Equity Investor Distributions be deemed to be Financed Fund Expenses.

“Funding Agent” means a Person appointed as a Funding Agent for a Lender Group pursuant to Section 7.18.

“GAAP” means generally accepted accounting principles as are in effect from time to time and applied on a consistent basis (except for changes in application in which the Borrower’s independent certified public accountants and the Administrative Agent reasonably agree) both as to classification of items and amounts.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Rule” means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy requirement or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing having the force of law by, any Governmental Authority, whether now or hereafter in effect.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation.

“Guaranty, Pledge and Security Agreement” means the Guaranty, Pledge and Security Agreement dated as of the Closing Date by and among the Borrower, the Collateral Agent and the other grantors described therein.

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law.

“Hedge Agreement” means, collectively, (i) the related ISDA Master Agreement, the related Schedule to the ISDA Master Agreement, and the related confirmation or (ii) a long form confirmation, in each case in form and substance reasonably acceptable to the Administrative Agent.

“Hedge Counterparty” means the counterparty under a Hedge Agreement.

“Hedge Counterparty Joinder” means that certain accession agreement executed by a Hedge Counterparty and acknowledged by the Collateral Agent in the form attached to the CADA.

“Hedge Date” means each Quarterly Date (or, if LIBOR or the applicable LIBOR Successor Rate for any Interest Accrual Period exceeds 2.90%, each Borrowing Date).

“Hedge Requirements”  means the requirements of the Borrower to:

(i) no later than five (5) Business Days following (x) the initial Borrowing Date and (y) each Hedge Date, enter into forward-starting interest rate swap agreements with an effective date no later than the date that is the third anniversary of the Closing Date (the “forward-starting interest rate start date”) and with an amortizing notional balance schedule which, after giving effect to such interest rate swap agreement, will cause not greater than 105.0% and not less than 90.0% of the aggregate Expected Amortization Profile of all outstanding Revolving Advances to be subject to a fixed interest rate, with each such interest rate swap agreement being entered into at the market fixed versus LIBOR swap rate as at the date of the execution thereof; and

(ii) no later than five (5) Business Days following (x) the initial Borrowing Date and (y) each Hedge Date, enter into one or more interest rate swap or cap agreements with a Hedge Counterparty, under which the Borrower will expect to, at all times until the forward-starting interest rate start date, receive on or about each Payment Date, an amount required to maintain a fixed interest rate or interest rate protection at then current market interest rates (or, in the case of an interest rate cap at an interest rate not greater than 2.65%) on not greater than 105.0% and not less than 90.0% of the expected notional balance of Aggregate Outstanding Revolving Advances through the Scheduled Maturity Date (determined after giving effect to Revolving Advances and payments made on the applicable Borrowing Date) (it being understood that an interest rate swap agreement entered into under clause (i) (to the extent the effective date thereof is earlier than the Scheduled Maturity Date) may be taken into account in determining whether the Borrower satisfies the requirements of this clause (ii)).

“Host Customer” means the residential customer under a Customer Agreement.

“Host Customer Payments” means with respect to a Solar Asset, all payments due from the related Host Customer under or in respect of the related Customer Agreement, including any amounts payable by such Host Customer that are attributable to sales, use or property taxes.

“Host Customer Purchased Asset” means a TPO Solar Project for which the related Host Customer has exercised its option, if any, to purchase the related PV System prior to the expiration of the term of the related Customer Agreement.

“Impacted Revolving Advances” shall have the meaning set forth in Section 2.11(A).

“Indebtedness” means as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iv) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device (other than in connection with this Agreement); (v) obligations of such Person to pay the deferred purchase price of property or services; (vi) obligations of such Person as lessee under leases which have been or should be in accordance with GAAP recorded as capital leases; (vii) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements, and whether structured as a borrowing, sale and leaseback or a sale of assets for accounting purposes; (viii) any guaranty or endorsement of, or responsibility for, any Indebtedness of the types described in this definition; (ix) liabilities secured by any Lien on property owned or acquired, whether or not such a liability shall have been assumed (other than any Permitted Liens); or (x) unvested pension obligations.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Indemnitees” shall have the meaning set forth in Section 10.5.

“Independent Engineer” means (i) Leidos Engineering, LLC. (ii) DNV GL Energy USA, Inc., (iii) ICF Resources, LLC, or (iv) any other reputable, qualified engineering firm with substantial experience in the residential solar industry that is not an Affiliate of the Borrower or the Sponsor and has been approved by the 100% of the Lenders.

“Independent Engineering Report” means a report relating to the Solar Assets (or subset thereof) owned by a Solar Asset Subsidiary or included in a Tax Equity Fund, prepared by the Independent Engineer, in form and substance reasonably acceptable to the Administrative Agent.

“Independent Manager” shall have the meaning set forth in Section 5.1(R).

“Ineligible Solar Asset” means, as of any date of determination, a Solar Asset that does not meet the applicable requirements for an Eligible Solar Asset as of such date of determination.

“Initial Solar Asset” means each Solar Asset listed on the Schedule of Solar Assets as of the Closing Date.

“Initial Tax Equity Fund” means each of the tax equity funds listed on Schedule V to this Agreement as of the Closing Date and acquired by the Borrower on such date pursuant to the Depositor Contribution Agreement.

“Insolvency Event” means, with respect to any Person:

(i)the commencement of: (a) a voluntary case by such Person under the Bankruptcy Code or (b) the seeking of relief by such Person under other Debtor Relief Laws in any jurisdiction outside of the United States;

(ii)the commencement of an involuntary case against such Person under the Bankruptcy Code (or other Debtor Relief Laws) and the petition is not controverted or dismissed within sixty (60) days after commencement of the case;

(iii)a custodian (as defined in the Bankruptcy Code) (or equal term under any other Debtor Relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(iv)such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(v)such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(vi)any order of relief or other order approving any such case or proceeding referred to in clauses (i) or (ii) above is entered;

(vii)such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

(viii)such Person makes a compromise, arrangement or assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Insurance Proceeds” means, any funds, moneys or other net proceeds received by the Borrower, any Borrower Subsidiary or any Tax Equity Opco as the payee in connection with the physical loss or damage to a PV System, including lost revenues through business interruption insurance, or any other incident.

“Interconnection Agreement” means, with respect to a PV System, a contractual obligation between a utility and a Host Customer that allows the Host Customer to interconnect such PV System to the utility electrical grid.

“Interest Accrual Period” means the period from and including any Payment Date (or, with respect to any Revolving Advance made on any Borrowing Date that is not a Payment Date, such Borrowing Date) to but excluding the next Payment Date (or, with respect to the final Payment Date, the Maturity Date); provided, however, that with respect to any application of amounts pursuant to the CADA on a Business Day other than a Payment Date, the “Interest Accrual Period” means the period from and including the immediately preceding Payment Date to but excluding such Business Day.

“Interest Distribution Amount” means, with respect to any period an amount equal to the sum of the following calculated for each day during such period: the product of (a) the Aggregate Outstanding Revolving Advances on such day multiplied by (b) the sum of the (x) the Cost of Funds Rate in effect for the Interest Accrual Period in which such day occurs, as such amount is reported to the Facility Administrator by the Administrative Agent and (y) the Applicable Margin in effect for such day multiplied by (c) a fraction the numerator of which is 1 and the denominator which is 360 (or, if the Cost of Funds Rate in effect for such Revolving Advances during such period is determined by reference to the Base Rate, the denominator shall be 365 or 366, as applicable for the calendar year in which such period occurs).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

“Inverted Lease Lessor” means a bankruptcy remote special purpose entity that is an Affiliate of the Sponsor and owns the PV Systems related to each TPO Solar Project related to such Inverted Lease Structure and that is the lessor entitled to receive rent payments under the lease agreement from the related Inverted Lease Tenant related to such Inverted Lease Structure.

“Inverted Lease Structure” means a tax equity structure that conforms to the characteristics set forth in Part 2 of the Tax Equity Structure Characteristics and in which (i) Seller sells or otherwise transfers TPO Solar Projects to the Inverted Lease Lessor and (ii) such Inverted Lease Lessor then leases the PV Systems related to such TPO Solar Projects to the Inverted Lease Tenant pursuant to a lease agreement.

“Inverted Lease Tenant” means a Tax Equity Investor or a subsidiary thereof that leases a specific, segregated pool of PV Systems related to TPO Solar Projects from an Inverted Lease Lessor and is the party (via assignment) to each Customer Agreement related to such Inverted Lease Structure.

“Inverter” means, with respect to a PV System, the necessary device required to convert the variable direct electrical current (DC) output from a Solar Photovoltaic Panel into a utility frequency alternating electrical current (AC) that can be used by a Host Customer’s home or property, or that can be fed back into a utility electrical grid pursuant to an Interconnection Agreement.

“ITC” means the investment tax credit under section 48 of the Code.

“ITC Cash Sweep Fund” means a Tax Equity Fund whose Project Documents reduce, limit, suspend or otherwise restrict distributions to the Managing Member following the occurrence of an indemnity claim or non–payment of such an indemnity claim, in each case, in respect a failure of one or more TPO Solar Projects to qualify for all or a portion of the ITCs claimed by such Tax Equity Fund.

“ITC Insurance Policy” means (i) that certain Tax Insurance Policy, issued by Concord Specialty Risk, as underwriter, and the insurers named therein, dated as of June 21, 2018, and each of the excess insurance policies that reference such ITC Insurance Policy as the “Followed Policy” therein (the “Existing ITC Insurance Policy”), or (ii) such other insurance policy in form and substance reasonably acceptable to the Administrative Agent.

“ITC Insurance Proceeds Account” shall have the meaning set forth in the CADA.

“Knowledge” means (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue, receipt of notification by proper delivery of such fact, event or circumstance, and with respect to any Person that is an officer, director or employee of the Sponsor or an Affiliate thereof, such knowledge that would reasonably be expected to be known by such Person after reasonable inquiry, and the reasonable and diligent exercise of such Person’s duties pursuant to any relevant policy of the Sponsor or an Affiliate and customary or typical solar finance industry practices (with respect to prudent institutional participants) and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person (or with respect to the Sponsor or an Affiliate thereof, an officer-level (or more senior employee)) or receipt, by a Responsible Officer of such Person (or with respect to the Sponsor or an Affiliate thereof, an officer-level (or more senior employee)), of notification by proper delivery of such fact, event or circumstance and, with respect to any such officer-level (or more senior employee) such knowledge that would reasonably be expected to be known by such employee after reasonable inquiry, and the reasonable and diligent exercise of such Person’s duties pursuant to any relevant policy of the Sponsor or an Affiliate and customary or typical solar finance industry practices (with respect to prudent institutional participants).

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, guideline, judgment, injunction, writ, decree or award of any Governmental Authority.

“Lease Agreement” means an agreement between the owner of the PV System and a Host Customer whereby the Host Customer leases a PV System from such owner for fixed or escalating monthly payments.

“Lender Group” means a group consisting of a Funding Agent, one or more Committed Lenders and, if applicable, one or more Conduit Lenders.  A Lender Group that includes a Conduit Lender shall also include the related Program Support Provider.

“Lender Group Percentage” means, for any Lender Group, the percentage equivalent of a fraction (expressed out to nine decimal places), the numerator of which is, with respect to each Lender Group, the Commitment of all Committed Lenders in such Lender Group, and the denominator of which is the Aggregate Commitment.

“Lender Representative” shall have the meaning set forth in Section 10.16(B)(i).

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning specified in Section 2.11(C).

“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 2.11(C).

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Limited Step-Up Event” means events set forth in a Tax Equity Opco’s LLC Agreement that adjust the amount or ratio of the related Tax Equity Investor will receive of the Distributable Cash that otherwise would be payable to the related Managing Member.

“Liquidated Damages” means for any Defective Solar Asset, as of any date of determination, its TPO Discounted Solar Asset Balance or [***], as applicable, immediately prior to becoming a Defective Solar Asset.

“Liquidation Fee” means for any Interest Accrual Period for which a reduction of the principal balance of the relevant Advance is made for any reason on any day other than the last day of such Interest Accrual Period, the present value (calculating using a discount rate of LIBOR or the LIBOR Successor Rate for a tenor from the date of such reduction to the end of such Interest Accrual Period ) of the amount, if any, by which (A) the additional interest (calculated without taking into account any Liquidation Fee or any shortened duration of such Interest Accrual Period and disregarding Applicable Margin) which would have accrued during the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance on the portion of the principal balance so reduced, exceeds (B) the income, if any, received by the Conduit Lender or the Committed Lender which holds such Advance from the investment of the proceeds of such reductions of principal balance for the portion of such Interest Accrual Period for which the cost of funding had been established prior to such reduction of the principal balance.  A statement as to the amount of any Liquidation Fee (including the computation of such amount) shall be submitted by the affected Conduit Lender or the Committed Lender to the Borrower and shall be prima facie evidence of the matters to which it relates for the purpose of any litigation or arbitration proceedings, absent manifest error or fraud.

“Liquidity Requirement” means the requirement that the Sponsor have Unencumbered Liquidity of Sponsor of at least equal to $[***] as of the last day of any fiscal quarter.

“LLC Agreement” means, as the context requires, (i) the limited liability company agreement of the Borrower, (ii) the limited liability company agreement of a Borrower Subsidiary or (iii) the limited liability company agreement of a Tax Equity Opco.

“Loan Note” means each Loan Note of the Borrower in the form of Exhibit D attached hereto, payable to the order of a Funding Agent for the benefit of the Lenders in such Funding Agent’s Lender Group, in the aggregate face amount of up to such Lender Group’s portion of the Maximum Facility Amount, evidencing the aggregate indebtedness of the Borrower to the Lenders in such Funding Agent’s Lender Group, as the same be amended, restated, supplemented or otherwise modified from time to time.

“Loan Party” means any of the Depositor, the Borrower, and each Borrower Subsidiary.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Maintenance Services Agreement” means, with respect to a Tax Equity Fund or a TPO Solar Project Owner Subsidiary, the maintenance services agreement between such TPO Solar Project Owner Subsidiary or the related Tax Equity Opco or Inverted Lease Tenant, as applicable, and the TPO Solar Project Servicer whereby the TPO Solar Project Servicer is responsible for providing the operations and maintenance services with respect to the Solar Assets owned by such Tax Equity Fund or such TPO Solar Project Owner Subsidiary, as applicable, and maintaining required insurance.

“Managing Member” means a bankruptcy remote, special purpose vehicle and wholly-owned subsidiary of the Borrower that (a) with respect to a Partnership Flip Structure, has a direct Equity Interest in, the Partnership in such Partnership Flip Structure and (b) with respect to each Inverted Lease Structure, has a direct Equity Interest in the related Inverted Lease Lessor.  The Managing Members are listed on Schedule VI, as such may be updated from time to time in accordance with the terms hereof.

“Manufacturer Warranty” means any warranty given by a manufacturer of a PV System relating to such PV System or any part or component thereof.

“Margin Stock” shall have the meaning set forth in Regulation U.

“Master Lease Agreement” means, with respect to an Inverted Lease Structure, the master lease agreement between the related Inverted Lease Lessor and Inverted Lease Tenant, pursuant to which such Inverted Lease Lessor owned by it to such Inverted Lease Tenant.

“Material Adverse Effect” means, any event or circumstance having a material adverse effect on any of the following: (i) the business, property, assets, liabilities (actual or contingent), operations or financial condition of the Depositor and the Relevant Parties, taken as a whole (it being understood that such an event or circumstance with respect to a single Relevant Party may be sufficient give rise to a Material Adverse Effect under this clause (i)), (ii) the ability of any Transaction Party to perform its respective obligations under the Transaction Documents (including the obligation to pay interest due and payable), (iii) the priority or enforceability of any liens granted in favor of the Administrative Agent pursuant to the Transaction Documents, (iv) the value or condition (financial or otherwise) of the Collateral taken as a whole or (v) the rights and remedies available to the Lenders, the Administrative Agent or the Collateral Agent the Transaction Documents.

“Material Project Documents” means, with respect to a Tax Equity Fund or a Solar Asset Subsidiary, the Project Documents of such Tax Equity Fund or Solar Asset Subsidiary set forth in Schedule VII hereto (as well as any successor, substitute or replacement documents therefor), as well as any Master EPC Agreement (if applicable, as may be defined in any applicable Tax Equity

Opco’s LLC Agreement), Master Lease Agreement (if applicable), Equity Capital Contribution Agreement (if applicable, as may be defined in any applicable Tax Equity Opco’s LLC Agreement), any MBSA and the related MBSA addendum related to such Tax Equity Fund or Solar Asset Subsidiary, any Tax Equity Opco LLC Agreement, maintenance services agreement, administrative services agreement, backup services agreement, and any tax equity fund guaranty of the obligations of a Managing Member issued in connection with any applicable Tax Equity Fund (“Tax Equity Fund Guaranty”), whether or not any such Project Document is listed on Schedule VII.

“Materially Adverse Cash Sweep Provisions” means, for any Tax Equity Structure, provisions in the related Material Project Documents that reduce, limit, suspend or otherwise restrict distributions to the related Managing Member that are materially more adverse to such Managing Member than those contained in the Project Documents of an Approved Existing Tax Equity Fund; provided that Materially Adverse Cash Sweep Provisions shall not include any provisions that reduce, limit, suspend or otherwise restrict distributions to the Managing Member following the occurrence of an indemnity claim or non–payment of such an indemnity claim, in each case, in respect a failure of one or more TPO Solar Projects to qualify for ITCs.

“Materially Adverse Provisions” means, with respect to any Project Documents for an Eligible Tax Equity Structure, provisions (other than Materially Adverse Cash Sweep Provisions) not contained in the Project Documents for any Approved Existing Tax Equity Structure that are materially adverse to the interests of the Lenders.

“Maturity Date” means the earliest to occur of (i) the Scheduled Maturity Date, (ii) the date occurring twelve (12) months after the end of the Availability Period that has not re-started, (iii) the occurrence of an Event of Default and declaration of all amounts due in accordance with Section 6.2(B) and (iv) the date of any voluntary termination of the Facility by the Borrower; provided that the Maturity Date may be extended in accordance with Section 2.16.

“Maximum Facility Amount” means $400,000,000.

“MBSA” means that certain Master Backup Servicing Agreement, dated June 15, 2016, by and between the TPO Solar Project Servicer and the TPO Solar Project Backup Servicer and as amended by that certain Amendment and Joinder Agreement by and among TPO Solar Project Servicer, Backup Servicer and Vivint Solar Servicer, LLC, dated as of November 7, 2016.

“Minimum Payoff Amount” means, with respect to Solar Assets or a Borrower Subsidiary subject, directly or indirectly, to a Takeout Transaction, an amount equal to the sum of:

(i)an amount equal to the excess (if positive) of (x) the aggregate principal amount of the Revolving Advances outstanding as of the date of such Takeout Transaction over (y) the Related Borrowing Base calculated after giving effect to such Takeout Transaction;

(ii)any accrued interest with respect to the amount of principal of Revolving Advances being prepaid in connection with such Takeout Transaction;

(iii)any fees due and payable to any Lender or the Administrative Agent with respect to such Takeout Transaction;

(iv)any amounts payable pursuant to Section 2.12(A);

(v)any outstanding expenses (including reasonable and documented expenses of counsel), fees or indemnity amounts accrued in accordance with the Transaction Documents; and

(vi)any termination payments due under a Hedge Agreement in connection with the repayment of Revolving Advances in connection with such Takeout Transaction.

provided that if such Takeout Transaction is being undertaken to cure an Event of Default, then the Minimum Payoff Amount shall include such additional proceeds as are necessary to cure such Event of Default, if any.

“Moody’s” means Moody’s Investors Service, Inc., or any successor rating agency.

“Multi‑Employer Plan” means a multi‑employer plan, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a Single Employer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Nationally Recognized Accounting Firm” means (A) Ernst & Young LLP and any successors to any such firm and (B) any other public accounting firm designated by the Sponsor and approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed; provided, that for purposes of the Accountant’s Reports, “Nationally Recognized Accounting Firm” shall be deemed to include any Independent Accountant (as defined in the Facility Administration Agreement) (other than for purposes of the firm providing the Accountant’s Report with respect to the matters in Section 4.3(a) of the Facility Administration Agreement).

“Net Cash Flow” means an amount equal to the aggregate forecasted distributions paid or payable, (i) in the case of each Tax Equity Fund, to its related Managing Member on account of its respective interest in such Tax Equity Fund as set forth in the Advance Model (provided, the forecasted distributions shall only include contracted cash flows attributable to the initial term (excluding any renewal period) of the applicable Customer Agreement), (ii) in the case of TPO Solar Project Owner Subsidiary, to the Borrower on account of its interest therein, as set forth in the Advance Model (provided, the forecasted distributions shall only include contracted cash flows attributable to the initial term (excluding any renewal period) of the applicable Customer Agreement) and (iii) in the case of a [***], to the Borrower on account of its interest therein, as set forth in the Advance Model. For purposes of calculating Net Cash Flows, payments under

Customer Agreements for the period from and after the 20th anniversary of the receipt of PTO for the applicable TPO Solar Project shall be disregarded.

“Net Metering Agreement” means, with respect to a PV System, as applicable, a contractual or other obligation between a utility and a Host Customer (and, in some cases, the owner of the related PV System) that allows the Host Customer to offset its regular utility electricity purchases by receiving a bill credit at a specified rate for energy generated by such PV System that is exported to the utility electrical grid and not consumed by the Host Customer on its property. A Net Metering Agreement may be embedded or acknowledged in an Interconnection Agreement.

“Net Proceeds” means with respect to any Takeout Transaction the proceeds of such Takeout Transaction (including any Hedge Agreement termination payments received by the Borrower in connection with such Takeout Transaction) net of reasonable fees, taxes, commissions, premiums and expenses incurred by the Borrower (including any Hedge Agreement termination payments paid by the Borrower in connection with such Takeout Transaction) in connection with such Takeout Transaction.

“Non-Takeout Period” means, unless a Qualifying Takeout Transaction shall have occurred prior to the Non-Takeout Turbo Date, the period commencing on the Non-Takeout Turbo Date and ending on the occurrence of a Qualifying Takeout Transaction.

“Non-Takeout Turbo Date” means August 5, 2021.

“Notice of Borrowing” shall have the meaning set forth in Section 2.4.

“Obligations” means and include, with respect to each applicable Transaction Party, all loans, advances, debts, liabilities, obligations, covenants and duties owing by such Person to the Administrative Agent, the Custodian, any Hedge Counterparty or any Lender of any kind or nature, present or future, arising under this Agreement, the Loan Notes, the Collateral Documents, any of the other Transaction Documents or any other instruments, documents or agreements executed and/or delivered in connection with any of the foregoing, whether or not for the payment of money, whether arising by reason of an extension of credit, the issuance of a letter of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.  The term includes the principal amount of all Revolving Advances, together with interest, charges, expenses, fees, attorneys’ and paralegals’ fees and expenses, any other sums chargeable to such Transaction Party (as applicable) under this Agreement or any other Transaction Document pursuant to which it arose.

“OFAC” shall have the meaning set forth in Section 4.1(T).

“Operative Documents” means the Transaction Documents, the Organizational Documents (including the LLC Agreements) of the Relevant Parties and the Project Documents.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Solar Asset or Transaction Document).

“Other Documents” means, with respect to each Tax Equity Fund or a Solar Asset Subsidiary, the Customer Agreements and all other material contracts relating to Solar Assets in such Tax Equity Fund or such Solar Asset Subsidiary.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Partial Release Conditions” means, with respect to a Borrower Subsidiary or any assets of a Borrower Subsidiary, (i) the Borrower has paid the Minimum Payoff Amount as evidenced by a Borrowing Base Certificate delivered by Borrower to Administrative Agent giving pro forma effect to such prepayments or additions, (ii) no Potential Default or Event of Default has occurred and is continuing, (iii) each of the Reserve Accounts has been fully funded in an amount at least equal to the required reserve amount under the CADA; and (iv) the Borrower and Borrower Subsidiaries have executed and delivered to the Administrative Agent instruments, certificates, and agreements required by the Transaction documents and/or reasonably requested by the Administrative Agent in connection with the release of such assets, the prepayment of principal and payment of interest, and the addition of Tax Equity Funds or Solar Assets, as applicable.

“Participant” shall have the meaning set forth in Section 10.8.

“Participant Register” shall have the meaning set forth in Section 10.8.

“Partnership” means a limited liability company owned by a Tax Equity Investor and Managing Member and that owns a specific pool of TPO Solar Projects.  Each Partnership is listed on Schedule V, as such Schedule may be updated from time to time in accordance with the terms hereof.

“Partnership Flip Structure” means a tax equity structure that conforms to the characteristics set forth in Part 1 of the Tax Equity Structure Characteristics and in which (i)  Seller or an Affiliate thereof sells or otherwise transfers TPO Solar Projects to a limited liability company owned by a Tax Equity Investor and a Managing Member and (ii) the terms of the Equity Interests in such limited liability company (including with respect to distributions) change (or “flip”) upon the satisfaction of specified conditions in the Organizational Documents of such limited liability company (including the receipt by the Tax Equity Investor(s) that have made an investment in the Equity Interests in such company of a targeted rate of return on such investment or the occurrence of a specified date).

“Parts” means components of a PV System.

“Patriot Act” shall have the meaning set forth in Section 10.18.

“Payment Date” means the 15th day of the calendar month immediately following each Quarterly Date, or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing on October 15, 2019.

“Payment Facilitation Agreement” means each modification, waiver or amendment agreement (including a replacement Customer Agreement) entered into by the related Servicer in accordance with the related Services Agreement and which meets the following criteria: (i) it is entered into for a commercially reasonable purpose in an arm’s-length transaction on market terms and in accordance with Prudent Industry Standards; (ii) in the reasonable judgment of the applicable Servicer, it is in the best interest of the Borrower and the Lenders and does not adversely impact the value of such Solar Asset relative to the value of such Solar Asset had such Payment Facilitation Agreement not been completed; and (iii) the related Solar Asset is a Defaulted Solar Asset or, in the judgment of the such Servicer, the Host Customer related to such Solar Asset could reasonably be expected to stop making the Host Customer Payments due under the related Customer Agreement but for such Payment Facilitation Agreement.

“Performance Guarantor” means, in such capacity, the Sponsor.

“Performance Guaranty” means the Limited Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor, in favor of the Borrower and the Administrative Agent.

“Permits” means, as the context shall require, (i) with respect to any PV System, the applicable permits, franchises, leases, orders, licenses, notices, certifications, approvals, exemptions, qualifications, rights or authorizations from or registration, notice or filing with any Governmental Authority required to operate such PV System or (ii) any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

“Permitted Assignee” means (a) a Lender or any of its Affiliates, (b) any Person managed by a Lender or any of its Affiliates, and (c) any Program Support Provider for any Conduit Lender, an Affiliate of any Program Support Provider, or any commercial paper conduit administered, sponsored or managed by a Lender or to which a Committed Lender provides liquidity support, an Affiliate of a Lender or an Affiliate of an entity that administers or manages a Lender or with respect to which the related Program Support Provider of such commercial paper conduit is a Lender.

“Permitted Indebtedness” means (i) Indebtedness under the Transaction Documents, and (ii) to the extent constituting Indebtedness, reimbursement obligations of the Borrower in connection with the payment of expenses incurred in the ordinary course of business in connection with the financing, management, operation or maintenance of the Solar Assets or the Transaction Documents.

“Permitted Investments” means any of the following investments denominated and payable solely in United States dollars: (i) readily marketable debt securities issued by, or the full and timely payment of which is guaranteed by the full faith and credit of, the federal government of the United States of America; (ii) insured demand deposits, time deposits and certificates of deposit of any commercial bank rated A‑1 by S&P and P‑1 by Moody’s; (iii) no load money market funds rated in the highest ratings category by each of S&P and Moody’s (without the “r” symbol attached to any such rating by S&P); and (iv) commercial paper of any corporation incorporated under the laws of the United States or any political subdivision thereof; provided, that such commercial paper is rated A‑1 by S&P and P‑1 by Moody’s (without the “r” symbol attached to any such rating by S&P).

“Permitted Liens” means (a) Liens imposed by any Governmental Authority for Taxes not yet due or being contested in good faith and by appropriate proceedings and in respect of which (i) appropriate reserves acceptable to the Administrative Agent have been established in accordance with GAAP, (ii) enforcement of the contested Tax is effectively stayed for the entire duration of such contest and (iii) any Tax determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such conflict; (b) Liens arising out of judgments or awards that do not otherwise constitute an Event of Default so long as an appeal or proceeding for review is being prosecuted in good faith and for the payment of which appropriate reserves have been established in accordance with GAAP, bonds or other security have been provided or are fully covered by insurance, in each case, as acceptable to the Administrative Agent; (c) Liens created under the Transaction Documents; (d) Liens arising as a matter of Law and (e) Liens permitted (without requiring any amendment, consent, waiver, or vote by any member of a Tax Equity Fund, including any Tax Equity Investor, under the terms and conditions of the Project Documents and Other Documents unless such amendment, consent or waiver is approved in accordance with the terms hereof) under the Project Documents.

“Permitted SREC Contract” mean any contract for the sale of SRECS (including any spot sale of SRECs) entered into by a Tax Equity Opco or a TPO Solar Project Owner Subsidiary; provided that (i) the SRECs sold under such Permitted SREC Contract shall be limited to the SRECs actually produced by the PV Systems owned by such Person, (ii) the SRECs sold under such Permitted SREC Contract shall be subject to an irrevocable transfer (or other equivalent transfer) in favor of the counterparty thereto, (iii) such Permitted SREC Contract shall not include any liquidated damages provisions or provisions for the posting of collateral or other security, (iv) the recourse of the applicable counterparty to such Person shall be expressly limited to the SRECs sold under such Permitted SREC Contract and the proceeds thereof, (v) other than in respect of any spot sale of SRECs entered into in the ordinary course of business, any Permitted SREC Contract entered into after the date of this Agreement shall include a covenant from the applicable counterparty thereto  not to petition for the bankruptcy of such Person and (vi) other than in respect of any spot sale of SRECs entered into in the ordinary course of business, no Potential Default or Event of Default has occurred and is continuing at the time such Permitted SREC Contract is entered into.

“Permitted Subsidiary” means each Borrower Subsidiary and Tax Equity Opco.

“Person” means any individual, corporation (including a business trust), partnership, limited liability company, joint‑stock company, trust, unincorporated organization or association, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Affiliate may have any liability.

“Potential Default” means any occurrence or event that, with notice, passage of time or both, would constitute an Event of Default.

“Power Purchase Agreement” means an agreement between the owner of the PV System and a Host Customer whereby the Host Customer agrees to purchase all of the power generated by the relevant PV System.

“Pre-PTO Reserve Account” shall have the meaning set forth in the CADA.

“Pre-PTO Reserve Account Required Balance” shall have the meaning set forth in the CADA.

“Pre-PTO Solar Asset” means a Solar Asset with respect to which the related PV System has been installed in compliance with applicable Law in effect at the time of such installation but which PV System has not yet achieved PTO.

“Program Support Provider” means and includes any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a Conduit Lender (or any related commercial paper issuer that finances such Conduit Lender) in support of commercial paper issued, directly or indirectly, by such Conduit Lender in order to fund Revolving Advances made by such Conduit Lender hereunder or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Lender’s or such related issuer’s commercial paper program, but only to the extent that such letter of credit, surety bond, or other instrument supported either Commercial Paper issued to make Revolving Advances hereunder or was dedicated to that Program Support Provider’s support of the Conduit Lender as a whole rather than one particular issuer within such Conduit Lender’s commercial paper program.

“Project Documents” means, with respect to a Tax Equity Fund or a Solar Asset Subsidiary, the Material Project Documents and the Other Documents of such Tax Equity Fund or Solar Asset Subsidiary, as applicable.

“Prudent Industry Standards” means the practices, methods, acts and equipment (including but not limited to the practices, methods, acts and equipment engaged in or approved by a significant portion of the renewable energy electric generation industry operating in the United States in prudent electrical operations) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that reasonably should have been known at the time a decision was made, would reasonably have been expected to accomplish the desired result in a manner consistent with (i) Applicable Law (including, for the avoidance of doubt all consumer protection laws) and permits, (ii) codes, standards and equipment manufacturer’s recommendations, in each case, customarily followed in the residential solar power industry and (iii) such regard to reliability, safety, environmental protection, efficiency, economy, and expedition as is customary in the residential solar power industry.

“PTO” means, with respect to a PV System, the receipt of permission to operate from the related local utility in writing or in such other form as is customarily given by the related local utility.

“PV System” means, with respect to a Solar Asset, a photovoltaic system, including Solar Photovoltaic Panels, Inverters, Racking Systems, wiring and other electrical devices, as applicable, conduits, weatherproof housings, hardware, remote monitoring equipment, connectors, meters, disconnects and over current devices (including any replacement or additional parts included from time to time).  A PV System may also include an optional battery storage device.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning set forth in Section 10.28 hereof.

“Qualified Transferee” means a person or entity that (a) is not a Disqualified Transferee, (b) has owned or operated for a period of at least [***] ([***]) years electric generation projects in the United States with an aggregate capacity of at least [***] ([***]) MW of residential and/or commercial solar assets; and (c) either (i) has a credit rating of “[***]” or higher by S&P and “[***]” or higher by Moody’s, or (ii) a tangible net worth of at least $[***] provided, however, a Qualified Transferee can satisfy the requirements of (1) clause (b) by hiring a service provider that satisfies such criteria; and (2) clause (c) by obtaining a guaranty as to the obligations of the Target Managing Member.

“Qualifying Hedge Counterparty” means (i) a Lender or any Affiliate of a Lender or (ii) a counterparty the senior unsecured debt obligations or senior deposits of which are rated “A+”, in the case of S&P or “A1”, in the case of Moody’s.

“Qualifying Takeout Transaction” means a Takeout Transaction that results in a reduction of the Aggregate Outstanding Revolving Advances by an amount equal to: (i) in the case of a Takeout Transaction with a tenor of 5 years or more, the lesser of (x) 50% of the Aggregate Outstanding Revolving Advances (prior to giving effect to such Takeout Transaction) and (y) $100,000,000, and (ii) in the case of a Takeout Transaction with a tenor of less than 5 years, the lesser of (x) 75% of the Aggregate Outstanding Revolving Advances (prior to giving effect to such Takeout Transaction) and (y) $150,000,000.

“Quarterly Date” means the last day of a calendar quarter.

“Quarterly Facility Administrator Report” shall have the meaning set forth in the Facility Administration Agreement.

“Racking System” means, with respect to a PV System, the hardware required to mount and securely fasten a Solar Photovoltaic Panel onto the Host Customer site where the PV System is located.

“Recipient” means the Administrative Agent, the Lenders or any other recipient of any payment to be made by or on account of any obligation of the Borrower under this Agreement or any other Transaction Document.

“Register” shall have the meaning set forth in Section 10.8.

“Related Borrowing Base” means, [***].

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating of Hazardous Materials in, into, onto or through the environment or from or through any facility, property or equipment.

“Relevant Party” means the Borrower, a Borrower Subsidiary or a Tax Equity Opco, as the context requires.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the Pension Benefit Guaranty Corporation by regulation or by public notice waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

“Retention Amount” means $10,000 or such greater amount as requested by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld.

“Required Lenders” means, as of any date of determination at least two Lenders (or all Lenders if there is only one Lender) having more than the Required Percentage of the aggregate amount of all Commitments and, with respect to any waiver of an Event of Default or clause (g) of an Early Amortization Event, each Lender, if any, that held at least $75,000,000 of the aggregate amount of Commitments and continues to hold at least $50,000,000 of the aggregate amount of Commitments.  For the purposes of determining the number of Lenders in the foregoing sentence, Affiliates of a Lender shall constitute the same Lender and Defaulting Lenders shall be excluded from any calculation of Required Lenders.

“Required Percentage” means 66-2/3%.

“Reserve Account” means the Debt Service Reserve Account, the Pre-PTO Reserve Account, the Supplemental Reserve Account, or the Seasonality Service Reserve Account, as the context requires.

“Responsible Officer” means (x) with respect to the Custodian, any President, Vice President, Assistant Vice President, Assistant Secretary, Assistant Treasurer, any corporate trust officer or any other officer customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of the Custodial Agreement, and (y) with respect to any other party hereto, any corporation, limited liability company or partnership, the chairman of the board, the president, any vice president, the secretary, the treasurer, any assistant secretary, any assistant treasurer, managing member and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors of such corporation or managing member of such limited liability company to sign agreements, instruments or other documents in connection with the Transaction Documents on behalf of such corporation, limited liability company or partnership, as the case may be, and who is authorized to act therefor.

“Revenue Account” shall have the meaning set forth in the CADA.

“Revolving Advance” shall have the meaning set forth in Section 2.2.

“Revolving Advance Rate” means [***].

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or any successor rating agency.

“Sanction” means any international economic sanction administered or enforced by the United States Government (including, OFAC), the United Nations Security Council, the European Union or any member state of the European Union.

“Schedule of Solar Assets” means, as the context may require, the Schedule of Solar Assets owned by the Tax Equity Funds and the Solar Asset Subsidiaries as set forth on Schedule IX (which shall include at least the following headings: zip code (5 digits), Contract Type, Power Rate ($/kW), Total Contract Term (months), escalator, TPO Solar Project/[***] and Pre-PTO/PTO), as such schedule shall be amended from time to time to reflect the assignment of Solar Assets to the Tax Equity Funds and the Solar Asset Subsidiaries.

“Scheduled Commitment Termination Date” means, unless otherwise extended pursuant to and in accordance with Section 2.16, August 5, 2022.

“Scheduled Host Customer Payments” means:

(i)for each TPO Solar Project , the payments scheduled to be paid by the related Host Customer during each calendar month in respect of the initial term of the related Customer Agreement (other than any portion of the term for the period from and after the 20th anniversary of the receipt of PTO for such TPO Solar Project), and

(ii)for each [***], interest and principal scheduled to be paid by the related Host Customer during each Collection Period,

in each case, as set forth in the Advance Model, as the same may be updated from time to time and may be adjusted to reflect the addition of Solar Assets, that any such Solar Asset has become a Defaulted Solar Asset, Defective Solar Asset, a Terminated Solar Asset or a Cancelled Solar Asset, or that a Payment Facilitation Agreement has been executed in connection with such Solar Asset.  The Scheduled Host Customer Payments exclude any amounts attributable to sales, use or property taxes to be collected from Host Customers.

“Scheduled Maturity Date” means August 4, 2023.

“Scheduled Tax Equity Investor Distributions” means the amounts anticipated to be distributed to the Tax Equity Investors in accordance with the Tax Equity Models as such amounts are reflected in the Advance Model.

“Scheduled Unavailability Date” has the meaning set forth in Section 2.11(C).

“Seasonality Service Reserve Account” shall have the meaning set forth in the CADA.

“Secured Parties” means the Administrative Agent, the Depositary, each Lender, each Funding Agent, the Collateral Agent and the Hedge Counterparties.

“Securitization Take-Out Model” means the model in the form of Exhibit P hereto (as updated from time to time with the addition of new Tax Equity Funds).

“Seller” means each of the [***] and the TPO Solar Project Seller, as the context requires.

“Servicer” means, as the context shall require, [***] or the TPO Solar Project Servicer.

“Services Agreements” means the TPO Solar Project Services Agreements and [***], as the context requires.

“Single Employer Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multi‑Employer Plan, that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code and is sponsored or maintained by the Borrower or any ERISA Affiliate or for which the Borrower or any ERISA Affiliate may have liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Solar Asset” means, as the context requires, a TPO Solar Project or [***].

“Solar Asset Payment Ratio” means, for any period of one or more calendar months, the quotient (expressed as a percentage) of (i) the sum of all Host Customer Payments received during such calendar months (excluding the portion of any such payment that represents a prepayment) divided by (ii) the sum of all Scheduled Host Customer Payments for such calendar months.

“Solar Asset Subsidiary” means the TPO Solar Project Owner Subsidiary or [***], as the context requires.

“Solar Asset Subsidiary Operating Account” means, with respect to any Solar Asset Subsidiary the account specified as such on Schedule II.

“Solar Asset Subsidiary Representations” means the applicable representations set forth on Schedule I-C hereto as agreed upon between the Borrower, the Administrative Agent and the Lenders prior to the initial inclusion of [***] as a Financed Fund.

[***]

“Solar Photovoltaic Panel” means, with respect to a PV System, the necessary hardware component that uses wafers made of silicon, cadmium telluride, or any other suitable material, to generate a direct electrical current (DC) output using energy from the sun’s light.

“Solvent” means, with respect any Person, that as of the date of determination, both (a) (i) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (ii) such entity’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date; and (iii) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (b) such entity is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sponsor” means Vivint Solar, Inc., a Delaware corporation.

“Spotlight Facility” means that certain credit facility evidenced by that certain Second Amended and Restated Loan Agreement, dated as of March 9, 2017, by and among Vivint Solar Financing I, LLC, a Delaware limited liability company, as borrower, Vivint Solar Financing I Parent, LLC, a Delaware limited liability company as borrower member and guarantor, the other guarantors party thereto, the lenders party thereto, Bank of America, as collateral agent and administrative agent.

“SREC” means a solar renewable energy certificate representing any and all environmental credits, benefits, emissions reductions, offsets and allowances, howsoever entitled, that are created or otherwise arise from a PV System’s generation of electricity, including, but not limited to, a solar renewable energy certificate issued to comply with a State’s renewable portfolio standard.

“Subsidiary” means, with respect to any Person at any time, (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding Equity Interests or shares of beneficial interest normally entitled to vote for the election of one or more directors, managers or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s subsidiaries, or any partnership of which such Person or any of such Person’s subsidiaries is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person’s subsidiaries.

“Subsidiary Guarantor” means each Borrower Subsidiary.

“Successor Facility Administrator” shall have the meaning set forth in the Facility Administration Agreement.

“Supplemental Reserve Account” shall have the meaning set forth in the CADA.

“Supplemental Reserve Account Deposit” shall have the meaning set forth in the CADA.

“Supported QFC” shall have the meaning set forth in Section 10.28 hereof.

“Swap Rate” means, as of any date of determination, the then current weighted average of the fixed interest rates under the swap agreements entered into in accordance with clause (i) of the definition of Hedge Requirements; provided, that for purposes of determining the Discount Rate to be used in the calculation of the Borrowing Base in connection with the Revolving Advances to be made on the Closing Date, the Swap Rate shall be deemed to be 2.215%.

“System Information” means the information listed on Schedule VIII, which shall be in form, substance and content substantially the same as the Data Tape File.

“Takeout Final Target Date” means February 4, 2022 if a Qualifying Takeout Transaction has not occurred on prior thereto.

“Takeout Transaction” means:

(x) any sale, assignment or other transfer of Solar Assets and related Collateral (either directly or through the sale, assignment or other transfer of all the Equity Interests of any Borrower Subsidiary) by the Borrower to any of its Affiliates (including a special purpose bankruptcy remote subsidiary of Depositor) or to a third party, in each case, in an arms’ length transaction, which Collateral is used to secure or provide for the payment of amounts owing (or to be owing) or expected as a result of the issuance of equity or debt securities or other Indebtedness by a Person other than the Borrower that are backed by such Collateral (a “Financing Transaction”); provided, that immediately after giving effect to such Financing Transaction, (i) no Event of Default exists (unless such Event of Default would be cured by application of the net proceeds of such Financing Transaction), (ii) no Borrowing Base Deficiency exists (unless such Borrowing Base Deficiency would be cured by application of the net proceeds of such Financing Transaction), (iii) an amount equal to the Minimum Payoff Amount for the Solar Assets and related Collateral sold, assigned or transferred in connection with the Financing Transaction shall be deposited into the Revenue Account for distribution in accordance with the CADA (it being understood that any proceeds from such Financing Transaction in excess of the Minimum Payoff Amount may be paid at the direction of the Borrower), (iv) in the case of any Financing Transaction that is a direct sale, assignment or transfer of less than all of the Solar Assets held by a Solar Asset Subsidiary or Tax Equity Opco (as opposed to a sale, assignment or other transfer of one or more Financed Funds), there are no selection procedures utilized which are adverse to the Lenders with respect to those Solar Assets and related Collateral sold, assigned or transferred in connection with the Financing Transaction

(as determined by the Administrative Agent in its reasonable discretion) including that the percentage of Solar Assets subject to the Transaction Documents that are eligible delinquent Solar Assets shall not be greater than such percentage prior to such Financing Transaction, and (v) neither the Borrower nor any Permitted Subsidiary guarantees such Financing Transaction and the lenders with respect thereto otherwise have no material recourse to Borrower or any Permitted Subsidiary with respect to such Financing Transaction (except recourse with respect to any representation or warranty that such assets are being sold and assigned by it free and clear of all Liens);

(y) a financing arrangement, securitization, sale or other disposition of Solar Assets and related Collateral (either directly or through the sale or other disposition of all the Equity Interests of any Borrower Subsidiary) entered into by the Borrower or any of its Affiliates other than under this Agreement so long as all Obligations shall have been paid down to zero; or

(z) any other financing arrangement, securitization, sale or other disposition of Solar Assets and related Collateral (either directly or through the sale or other disposition of the Equity Interests of any Borrower Subsidiary) entered into by the Borrower or any of its Affiliates other than under this Agreement that is not a Financing Transaction and that has been consented to in writing by the Administrative Agent and the Required Lenders.

“Takeout Transaction Account” shall have the meaning set forth in the CADA.

“Target Managing Member” has the meaning set forth in Section 3.4.

“Target Non-Qualifying Tax Equity Fund” means a Target Tax Equity Fund that is not a Target Qualifying Tax Equity Fund.

“Target Qualifying Tax Equity Fund” means [***]

“Target Tax Equity Fund” means the Tax Equity Fund in which the Target Managing Member is the managing member.

“Target Tax Equity Fund Determination Notice” has the meaning set forth in Section 3.4(A) hereof.

“Target Tax Equity Fund Approvals” means, (i) if the applicable Tax Equity Acquisition Certificate specifies that the Target Tax Equity Fund, is a Target Qualifying Tax Equity Fund, confirmation by the Administrative Agent that the such Target Tax Equity Fund is a Target Qualifying Tax Equity Fund (for the avoidance of doubt, any lack of response by the Administrative Agent shall not constitute confirmation) and (ii) if the if the applicable Tax Equity Acquisition Certificate specifies that the Target Tax Equity Fund is a Target Non-Qualifying Tax Equity Fund or if the Administrative Agent reasonably determines that such Tax Equity Fund is a Target Non-Qualifying Tax Equity Fund, approval by the Administrative Agent and the Required Lenders (or, if such Target Non-Qualifying Tax Equity Fund is a Cash Sweep Fund or contains Materially Adverse Cash Sweep Provisions, 100% of the Lenders).

“Target Tax Equity Fund Matrix” shall be a matrix prepared by the Borrower in connection with the proposal that the Borrower acquire a Target Managing Member in the form attached hereto as Exhibit N.

“Target Tax Equity Fund Review Period” means for a Target Qualifying Tax Equity Fund, 15 Business  Days and for a Target Non-Qualifying Tax Equity Fund, 30 days. The Target Tax Equity Fund Review Period  for a Target Tax Equity Fund shall commence on the date a Tax Equity Acquisition Certificate with respect thereto is received by the Lenders.

“Target Tax Equity Opco” means in relation to each Tax Equity Structure that is (i) a Partnership Flip Structure, the Partnership into which a Tax Equity Investor and the Target Managing Member invests with respect to such Partnership Flip Structure or (ii) an Inverted Lease Structure, the Inverted Lease Lessor.

“Tax Equity Acquisition Certificate” means a certificate substantially in the form of Exhibit O.

“Tax Equity Fund” means (i) each Initial Tax Equity Fund and (ii) each additional Eligible Tax Equity Structure for which the Managing Member thereof is acquired from time to time pursuant to Section 3.4 hereof, in each case, which has not been removed by the Borrower pursuant to Section 7.14 hereof.  The Tax Equity Funds are listed on Schedule V hereto, as such Schedule may be updated from time to time in accordance with this Agreement.

“Tax Equity Fund Acquisition Date” means the date on which Borrower acquires (or proposes to acquire) the membership interests in the Target Managing Member in a Tax Equity Structure pursuant to Section 3.4.

“Tax Equity Fund Guaranty” shall have the meaning set forth in the definition of Material Project Documents.

“Tax Equity Opco” means, in relation to each Tax Equity Fund that is (i) a Partnership Flip Structure, the Partnership into which an Tax Equity Investor and Managing Member invests with respect to such Partnership Flip Structure, (ii) an Inverted Lease Structure, the Inverted Lease Lessor, or (iii) an Eligible Tax Equity Structure defined in clause (iii) of the definition thereof, the legal entity that directly owns the applicable TPO Solar Projects, as agreed by the Administrative Agent and Borrower at the time such Tax Equity Fund is financed pursuant to this Agreement.  The Tax Equity Opcos are listed on Schedule V hereto, as such Schedule may be updated from time to time in accordance with this Agreement.

“Tax Equity Investor” means the tax equity investor in a Tax Equity Structure, other than the Managing Member or any of its affiliates.

“Tax Equity Investor Distributions” means the aggregate distributions made by the Tax Equity Funds to the Tax Equity Investors during the related Collection Period, including any distribution of cash to the applicable Tax Equity Investor during the related Collection Period as a result of the occurrence of a Limited Step-up Event.

“Tax Equity Investor Share of TPO ADSAB” means, as of any date of determination, the greater of (i) the present value of the remaining and unpaid stream of Scheduled Tax Equity Investor Distributions on or after such date of determination, based on discounting such Scheduled Tax Equity Investor Distributions to such date of date of determination at an annual rate equal to the Discount Rate and (ii) $0.

“Tax Equity Model” means, with respect to each Tax Equity Fund, the final model prepared in connection therewith.

“Tax Equity Representations” means the applicable representations set forth on Schedule I-B hereto.

“Tax Equity Structure” means a Partnership Flip Structure, an Inverted Lease Structure.

“Tax Equity Required Consent” means, with respect to a Tax Equity Fund, a consent executed by the related Tax Equity Investor in such Tax Equity Fund and each other party thereto containing, among others, each of the provisions set forth in Exhibit H and otherwise in form and substance acceptable to the Administrative Agent and the Collateral Agent.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

“Terminated Solar Asset” means a Solar Asset (i) for which the related PV System has experienced an Event of Loss and is not repaired, restored, replaced or rebuilt to substantially the same condition as it existed immediately prior to the Event of Loss within 150 days of such Event of Loss.

“Total Debt Service” means for each Payment Date an amount equal to the sum of (i) the Interest Distribution Amount for such Payment Date and (ii) all scheduled principal payments required to be made in respect of Revolving Advances on such Payment Date in accordance with this Agreement and the CADA.

“TPO ADSAB” means, as of any date of determination, an amount equal to the sum of the TPO Discounted Solar Asset Balances for all TPO Solar Projects which are Eligible TPO Solar Projects held by a TPO Solar Project Owner Subsidiary or a Tax Equity Opco as of such date of determination.

“TPO Borrower ADSAB” means, as of any date of determination, an amount equal to the TPO ADSAB minus the Tax Equity Investor Share of TPO ADSAB, in each case, as of such date of determination.

“TPO Discounted Solar Asset Balance” means, with respect to any TPO Solar Project as of any date of determination, an amount equal to the (i) the TPO Discounted Solar Asset Revenue, minus (ii) the TPO Discounted Solar Asset Expenses, in each case as of such date of determination and for such TPO Solar Project; provided, that any TPO Solar Project that is a Defective Solar Asset, Defaulted Solar Asset or Terminated Solar Asset shall have a TPO Discounted Solar Asset Balance equal to $0.

“TPO Discounted Solar Asset Expenses” means, with respect to any TPO Solar Project as of any date of determination, the present value of the Allocated Services Provider Fees for such TPO Solar Project on or after such date of determination, based on discounting such the Allocated Services Provider Fees to such date of determination at an annual rate equal to the Discount Rate.

“TPO Discounted Solar Asset Revenue” means, with respect to any TPO Solar Project as of any date of determination, the present value of Scheduled Host Customer Payments for such TPO Solar Project on or after such date of determination, based on discounting such Scheduled Host Customer Payments to such date of determination at an annual rate equal to the Discount Rate.

“TPO Solar Project” means (i) a PV System installed on a residential property, (ii) all related real property rights, Permits and Manufacturer Warranties (in each case, to the extent transferable), (iii) all rights and remedies of the lessor/seller under the related Customer Agreement, including all Host Customer Payments on and after the related Transfer Date and any related security therefor, and (iv) all documentation in the Custodian File and other documents maintained by the Custodian related to such PV System and the Customer Agreement.

“TPO Solar Project Backup Servicer” means Wells Fargo Bank, National Association.

“TPO Solar Project Owner Subsidiary” means (i) Vivint Solar Owner I, LLC, a Delaware limited liability company or (ii) any other special purpose limited liability company established by Borrower to hold TPO Solar Projects and which is wholly-owned by the Borrower.

“TPO Solar Project Representations” means the applicable representations set forth on Schedule I-A hereto.

“TPO Solar Project Seller” means Developer.

“TPO Solar Project Servicer” means Vivint Solar Provider, LLC, a Delaware limited liability company.

“TPO Solar Project Services Agreement” means, with respect to a Tax Equity Fund, the related Maintenance Services Agreements and the related Administrative Services Agreements.

“TPO Solar Projects Excess Concentration Amount” means, [***].

“TPO Solar Projects Portfolio Value” means, as any date of determination, an amount equal to the TPO Borrower ADSAB, minus, (ii) the TPO Solar Projects Excess Concentration Amount, in each case, as of such date of determination.

“Transaction Documents” means this Agreement, the Loan Notes, the Collateral Documents, the Facility Administration Agreement, the Custodial Agreement, the Contribution Agreements, the Performance Guaranty, each Hedge Agreement, the Custodial Fee Letter, the Account Control Agreements, the Tax Equity Required Consents (if any), and any other agreements, instruments, certificates or documents delivered hereunder or thereunder or in connection herewith or therewith, and “Transaction Document” means any of the Transaction Documents.  For the avoidance of doubt, Transaction Document does not include (x) the Project

Documents or Other Documents of any Tax Equity Fund or Solar Asset Subsidiary or (y) the Credit Underwriting Policy, Customer Collection Policy or Transfer Policy.

“Transaction Party” means the Sponsor, the Facility Administrator and each Loan Party.

“Transfer Date” means, with respect to:

(i) any Solar Asset Subsidiary, the date on which such Solar Asset Subsidiary is transferred to the Borrower pursuant to the Depositor Contribution Agreement;

(ii) any Solar Asset (including, in the case of the TPO Solar Project Owner Subsidiary, the applicable Initial Solar Assets) owned by a Solar Asset Subsidiary on the date such Solar Asset Subsidiary is acquired by the Borrower, the Transfer Date with respect to such Solar Asset Subsidiary;

(iii) any Solar Asset acquired by a Solar Asset Subsidiary after the Transfer Date with respect to such Solar Asset Subsidiary, the date on which such Solar Assets are transferred to such Solar Asset Subsidiary pursuant to the Contribution Agreements;

(iv) any Tax Equity Opco for an Initial Tax Equity Fund, the Closing Date;

(v) any Target Tax Equity Opco, the applicable Tax Equity Fund Acquisition Date on which such the related Target Managing Member becomes a Managing Member pursuant to Section 3.4;

(vi) any Solar Asset owned by a Tax Equity Opco on the Transfer Date with respect to such Tax Equity Opco (including, in the case of the Initial Tax Equity Funds, the applicable Initial Solar Assets), the Transfer Date with respect to such Tax Equity Opco; and

(vii) any Solar Asset acquired by a Tax Equity Opco after the Transfer Date with respect to such Tax Equity Opco, the date on which such Solar Assets are transferred to such Tax Equity Opco pursuant to the related Project Documents.

“Transfer Policy” means the Customer Account Transfers Policy contained in the file numbered “1.11.16” entitled “Transfers Policy – v4.1 – 1.12.2018” in the data room entitled “Vivint Solar Funds” established by the Sponsor and uploaded on July 22, 2019, as such policy may be updated from time to time subject to Section 5.2(P) hereof.

“Transferable Solar Asset” means (i) any Solar Asset that constitutes a Defaulted Solar Asset, Defective Solar Asset, (ii) Terminated Solar Asset or (iii) any other Solar Asset that is not an Eligible Solar Asset hereunder.

“U.S. Person” means any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.14(G)(ii)(b)(3).

“UCC” means the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

“Unencumbered Liquidity” means the sum of cash and cash equivalents of the Sponsor and its subsidiaries (determined as of the last day of each month based on the average daily balance thereof during such month) and not subject to any Lien other than the first-priority perfected security interest in such cash and cash equivalents granted to the collateral agent in the Vivint Credit Facility.

“U.S. Special Resolution Regime” shall have the meaning set forth in Section 10.28 hereof.

“United States” means the United States of America.

“Unused Line Fee” shall have the meaning set forth in Section 2.5.

“Unused Line Fee Percentage” means [***]% per annum if the Usage Percentage is [***]% or more and [***]% per annum if the Usage Percentage is less than [***]%.

“Unused Portion of the Commitments” means, with respect to any Lender Group on any day, the excess of (x) the Aggregate Commitment as of 5:00 P.M. (New York City time) on such day, over (y) the Aggregate Outstanding Revolving Advances as of 5:00 P.M. (New York City time) on such day.

“Upfront Fee” means an amount equal to the product of [***]% and the Aggregate Commitment.

“Usage Percentage” means, as of any day, a percentage equal to (i) the Aggregate Outstanding Revolving Advances as of as of 5:00 P.M. (New York City time) on such day divided by (ii) the Aggregate Commitment as of 5:00 P.M. (New York City time) on such day; provided that for purposes of this definition, any Defaulting Lender shall be deemed to have fulfilled all of its funding obligations hereunder.

“Vivint Credit Facility” means the Amended and Restated Credit Facility dated as of October 10, 2017, among the Sponsor, each “Guarantor” from time to time party hereto, Goldman Sachs Lending Partners LLC, as Administrative Agent and Collateral Agent, each L/C Issuer from time to time party hereto, Goldman Sachs, as Swing Line Lender and each “Revolving Credit Lender” from time to time party hereto and including any replacement credit facility.

“Withholding Agent” means the Administrative Agent or the Borrower.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Supplement OC Amount” means, [***].

Exhibit B-1

Form of Borrowing Base Certificate

Borrowing Base Certificate

Vivint Solar Financing VI, LLC

[____________], 2019

In connection with that certain Credit Agreement, dated as of August 6, 2019 (as may be amended from time to time, the “Credit Agreement”), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (the “Borrower”), Bank of America, N.A., as administrative agent and collateral agent for the financial institutions that may become parties thereto as Lenders, the Lenders and the Funding Agents named therein, the Borrower hereby certifies that:

1.The attached Schedule I sets forth the borrowing base calculations on the Borrowing Base Calculation Date (the “Borrowing Base Calculation”) and provides all data used, in Excel format, to calculate the foregoing as of the date thereof and the computations reflected in the Borrowing Base Calculation are true, correct and complete.

2.The attached Schedule II sets forth the TPO Solar Projects Excess Concentration Amount calculations on the Borrowing Base Calculation Date (the “TPO Solar Projects Excess Concentration Amount Calculation”) and provides all data used, in Excel format, to calculate the foregoing as of the date thereof and the computations reflected in the TPO Solar Projects Excess Concentration Amount Calculation are true, correct and complete.

3.The attached Schedule III sets forth the [***] calculations on the Borrowing Base Calculation Date (the “[***]”) and provides all data used, in Excel format, to calculate the foregoing as of the date thereof and the computations reflected in the [***] are true, correct and complete.

4.The attached Schedule IV sets forth an updated Schedule IX and Schedule X to the Credit Agreement which, in each case, reflect the acquisition or disposition, if any, of Solar Assets by a Tax Equity Fund or a Solar Asset Subsidiary since the delivery of the immediately preceding Borrowing Base Certificate.

5.Each Solar Asset included in the Borrowing Base Calculations constitutes an Eligible Solar Asset as of the Borrowing Base Calculation Date and the TPO Solar Projects Excess Concentration Amount Calculation and [***] have been computed based on the information known to Borrower or Facility Administrator as of the date thereof.

6.Each of the conditions set forth in Section 3.2 of the Credit Agreement are satisfied on the Borrowing Date.

B-1-1

7.No Event of Default or Early Amortization Event has occurred and is continuing.

Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.

[Signature Page Follows]

B-1-2

In Witness Whereof, the undersigned has executed this certificate as of the date first written above.

Vivint Solar Financing VI, LLC, as Borrower

By:	_________________________________
Name:
Title:

B-1-3

Schedule I

Borrowing Base Calculation

[See attached]

B-1-4

Schedule II

TPO Solar Projects Excess Concentration Amount Calculation

[See attached]

B-1-5

Schedule III

[***]

[See attached]

B-1-5

Schedule IV

Updated Schedule of Solar Assets and Schedule of Host Customer Payments

[See attached]

B-1-6

Exhibit B-2

Form of Notice of Borrowing

__________ ___, 20__

To:	Bank of America, N.A., as Administrative Agent

[***]

[***]

[***]

[***]

Attention:  [***]

Phone: [***]

Fax: [***]

Email: [***]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of August 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Vivint Solar Financing VI, LLC (the “Borrower”), Bank of America, N.A., as Administrative Agent and Collateral Agent for the financial institutions that may from time to time become parties thereto as Lenders, the Lenders, and the Funding Agents named therein.  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

A: In accordance with Section 2.4 of the Credit Agreement, the Borrower hereby requests that the Lenders provide Revolving Advances based on the following criteria:

1.Proposed Borrowing Date: [BORROWING DATE]

2.Aggregate principal amount of Revolving Advances requested: $[____________]

3.Allocated amount of such Revolving Advances to be paid by the Lenders in each Lender Group:

[_____________]$[________________]

[_____________]$[________________]

[_____________]$[________________]

[_____________]$[________________]

B-2-1

4.$_______________ should be transferred to the Debt Service Reserve Account

5.$_______________ should be transferred to the Pre-PTO Reserve Account

6.$_______________ should be transferred to the Supplemental Reserve Account

7.$_______________ should be transferred to the Seasonality Service Reserve Account

Account(s) to which the Funding Agents or Committed Lenders should wire the balance of the requested funds:

Bank Name: [_________________]

ABA No.: [_________________]

Account Name: [_________________]

Account No.: [_________________]

Reference: [_________________]

8.Attached to this notice as Exhibit A is the Borrowing Base Certificate in connection with these Revolving Advances.

9.Attached to this notice as Exhibit B is the Advance Model in connection with these Revolving Advances.

10.The Interest Accrual Period related to this Revolving Advance is from [__________________] to but excluding [__________________].

B: In accordance with Section 3.2 of the Credit Agreement, the Borrower hereby certifies, as of the date hereof and the Borrowing Date, that:

(i) each of the representations and warranties of each Transaction Party contained in the Credit Agreement or any other Transaction Document will be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the proposed Borrowing Date (or such earlier date or period specifically stated in such representation or warranty), including without limitation, the representation and warranty contained in Section 4.1(BB) of the Credit Agreement;

(ii)no Early Amortization Event, Event of Default or Potential Default has occurred and is continuing or would result from the borrowing of any requested Revolving Advances or from the application of the proceeds therefrom;

(iii)after giving effect to such Revolving Advances and the application of the proceeds therefrom, the Borrower will be Solvent;

B-2-2

(iv)no Insolvency Event with respect to any Transaction Party has occurred and is continuing or would result from the borrowing of any requested Revolving Advances or from the application of the proceeds therefrom; and

(v)all other conditions set forth in Section 3.2 of the Credit Agreement are satisfied.

Very truly yours,

Vivint Solar Financing VI, LLC, as Borrower

By:	_________________________________
Name:
Title:

B-2-3

Exhibit A

Borrowing Base Certificate

[See attached]

B-2-4

Exhibit B

Advance Model

[See attached]

B-2-5

Exhibit C

Advance Model

On file with the Administrative Agent.

C-1

Exhibit D

Form of Loan Note

Loan Note

Up to $[●]	[DATE]

New York, New York

Reference is made to that certain Credit Agreement, dated as of August 6, 2019 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (the “Borrower”), Bank of America, N.A., as administrative agent and collateral agent for the Lenders (including any Conduit Lender) that may become parties thereto, the Lenders, and the Funding Agents named therein.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

For Value Received, the Borrower hereby promises to pay [BANK], as [Funding Agent, for the benefit of the Lenders in its Lender Group][Committed Lender] (the “Loan Note Holder”) on the Maturity Date or such earlier date as provided in the Credit Agreement, in immediately available funds in lawful money of the United States the principal amount of up to [amount] ($[Amount]) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lenders in the Loan Note Holder’s Lender Group to the Borrower pursuant to the Credit Agreement together with all accrued but unpaid interest thereon.

The Borrower also agrees to pay interest in like money to the Loan Note Holder, for the benefit of the Lenders in its Lender Group, on the unpaid principal amount of each such Revolving Advance from time to time from the date hereof until payment in full thereof at the rate or rates and on the dates set forth in the Credit Agreement.

This Loan Note is one of the Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein and is secured by the Collateral.

In the event of any inconsistency between the provisions of this Loan Note and the provisions of the Credit Agreement, the Credit Agreement will prevail.

This Loan Note shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5‑1401 and 5‑1402 of the general obligations laws of the State of New York but otherwise without regard to conflicts of law principles).

Any legal action or proceeding with respect to this Loan Note may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and by execution and delivery of this Loan Note, each of the parties hereto consents, for itself and in respect of its property, to the exclusive jurisdiction of those courts.  Each of the parties hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, or any legal process with respect to itself or any of its property, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Loan Note or any document related hereto.  Each of the parties hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York Law.

All parties hereunder hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Loan Note, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the parties in connection herewith or therewith.  All parties acknowledge and agree that they have received full and significant consideration for this provision and that this provision is a material inducement for all parties to enter into this Loan Note.

This Loan Note may be transferred or assigned by the holder hereof at any time, subject to compliance with the Credit Agreement and any applicable law.  This Loan Note shall be binding upon the Borrower and shall inure to the benefit of the holder hereof and its successors and assigns.  The obligations and liabilities of the Borrower hereunder may not be assigned to any Person without the prior written consent of the holder hereof.  Any such assignment in violation of this paragraph shall be void and of no force or effect.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

[Signature page follows.]

In Witness Whereof, this Loan Note has been duly executed and delivered on behalf of the Borrower by its duly authorized officer on the date and year first written above.

Vivint Solar Financing VI, LLC

By:	_________________________________
Name:

Title

Exhibit E

Commitments

Committed Lender	Conduit Lender	Funding Agent	Commitment
Bank of America, National Association	N/A	N/A	[***]
Credit Suisse AG, Cayman Islands Branch	N/A	N/A	[***]
Citibank, N.A.	N/A	N/A	[***]
KeyBank National Association	N/A	N/A	[***]
Silicon Valley Bank	N/A	N/A	[***]

E-1

Exhibit F

Form of Assignment and Assumption

This Assignment Agreement (the “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by the Assignor.

1.	Assignor:________________________________
2.	Assignee:________________________________
3.	Borrower:Vivint Solar Financing VI, LLC
4.	Administrative Agent:Bank of America, N.A.
5.

Credit Agreement:Credit Agreement, dated as of August 6, 2019, by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company, Bank of America, N.A., as administrative agent and collateral agent for the Lenders (including any Conduit Lender) that may become parties thereto, the Lenders, and the Funding Agents named therein.

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Loans for all Lenders	Amount of Loans Assigned	Percentage Assigned of Loans
		$	$	%

[Signature pages follow]

Effective Date: ________________, 20[  ]

The terms set forth in this Assignment Agreement are hereby agreed to:

Assignor

[Name of Assignor]

By

Name
Title

Assignee

[Name of Assignee]

By

Name
Title

Accepted:

Bank of America, N.A.,
as Administrative Agent

By

Name
Title

By

Name
Title

[Consented to:]1

Vivint Solar Financing VI, LLC,
as Borrower

By
Name
Title

[1]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex 1

Standard Terms and Conditions for
Assignment Agreement

Section 1.	Representations and Warranties.

Section 1.1.Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any other Person obligated in respect of any Transaction Document, or (iv) the performance or observance by the Borrower or any other Person of any of their respective obligations under any Transaction Document.

Section 1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.8 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.8 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

Section 2.	Payments.

From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

Section 3.	General Provisions.

This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit G

Forms of Customer Agreements

[See attached]

G-1

Exhibit H

Form of Tax Equity Required Consents

FORM OF

Consent and Agreement

This CONSENT AND AGREEMENT (as the same may be as amended, restated, supplemented, or otherwise modified and in effect from time to time in accordance with the terms hereof, this “Consent and Agreement”), dated as of [___], is made by and among VIVINT SOLAR FINANCING VI , LLC, a Delaware limited liability company (together with all successors and permitted assigns, “Vivint”), [____], a [____] (together with its successors and permitted assigns, the “Class B Member”), VIVINT SOLAR FINANCING VI PARENT, LLC, a Delaware limited liability company (“Parent”), BANK OF AMERICA, N.A., in its capacity as collateral agent for the benefit of the secured parties under the Credit Agreement (as defined below) (together with all successors and permitted assigns, “Collateral Agent”), and [____], a [____] (together with all successors and permitted assigns, “Class A Member”).

RECITALS

A.

[(i) Vivint Solar Financing Holdings, LLC (“Holdings”) owns one hundred percent (100%) of the membership interests in each of [____] (the “[____] Parent”) and Parent, (ii) [____] Parent owns one hundred percent (100%) of the membership interests in [_____] (the “[____] Borrower”), (iii) Parent owns one hundred percent (100%) of the membership interests in Vivint (the “Vivint Membership Interest”) and (iv) [____] Borrower owns one hundred percent (100%) of the membership interests in the Class B Member (the “Class B Member Membership Interest”)][2].

B.	Class B Member owns one hundred percent (100%) of the “Class B Interests” (the “Project Company Membership Interest”) in [____], a [____] (“Project Company”).
C.

[(i) Pursuant to a distribution and contribution agreement among Holdings, [____] Parent, [____] Borrower and Parent (a) [____] Borrower shall distribute to [____] Parent all of its right, title and interest in and to the Class B Member Membership Interests, (b) upon the consummation of the distribution described in clause (a), [____] Parent shall distribute to Holdings all of its right, title and interest in and to the Class B Member Membership Interests and (c) upon the consummation of the distribution described in clause (b), Holdings shall contribute to Parent all of its right, title and interest in and to the Class B Member Membership Interests and (ii) pursuant to a sale and contribution agreement between Parent and Vivint, following the transactions described in clause (i), Parent shall

[2]	Update as applicable in accordance with organizational structure.

sell and contribute to Vivint all of its right, title and interest in and to the Class B Member Membership Interests.][3]
D.

Vivint, the lenders (the “Lenders”) and funding agents party thereto from time to time and Bank of America, N.A., as administrative agent, are parties to that certain Credit Agreement, dated as of [___], 2019, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to make loans (“Loans”) to Vivint.

E.

The Loans are secured by, among other things, those certain documents set forth on Exhibit A attached hereto (hereinafter, collectively, as amended, supplemented, modified, renewed or extended from time to time, the “Security Documents”) (the Credit Agreement, the Security Documents and any other loan or security agreements or letter agreement or similar document, now or hereafter entered into in connection with the transactions expressly contemplated by the Credit Agreement, including all amendments, modifications, renewals, extensions, restatements and replacements thereof, collectively, the “Credit Documents”), pursuant to which each of Parent, Vivint and Class B Member has agreed, among other things, to assign to Collateral Agent, as collateral security for its obligations under the Credit Documents, all of its right, title and interest in, to and under the applicable Assigned Interests (as defined below).

F.

Vivint shall include the Project Company as a “Tax Equity Opco” for a “Tax Equity Fund”, in each case under and as defined in the Credit Agreement, which would permit Vivint to request that the Lenders make a Loan on the basis of the distributions that Class B Member is entitled to receive under the LLC Agreement (as defined below).

G.	It is a closing condition of the Credit Agreement that the Class A Member enter into this Consent and Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions and Rules of Interpretation.  Capitalized items used in this Consent and Agreement and not otherwise defined herein shall have the respective meanings set forth in the LLC Agreement.  The “Other Definitional Provisions” set forth in Section 1.2 of the LLC Agreement shall apply equally to this Consent and Agreement mutatis mutandis.  In this Consent and Agreement, including its preamble and recitals, the following terms shall have the following meanings:4

“Assigned Interests” shall have the meaning set forth in Section 2(a).

“Class A Member” shall have the meaning set forth in the preamble hereto.

[3]	Update as needed to describe the transfer of the Class B Member Membership Interests to Vivint.
[4]	Include additional definitions as necessary.

2

“Class B Member” shall have the meaning set forth in the preamble hereto.

“Class B Member Membership Interest” shall have the meaning set forth in the Recitals.

“Collateral Agent” shall have the meaning set forth in the preamble hereto.

“Consent and Agreement” shall have the meaning set forth in the preamble hereto.

“Credit Agreement” shall have the meaning set forth in the Recitals.

“Credit Documents” shall have the meaning set forth in the Recitals.

“Holdings” shall have the meaning set forth in the Recitals.

“Lenders” shall have the meaning set forth in the Recitals.

“LLC Agreement” shall mean that certain [Limited Liability Company Agreement] of Project Company, dated as of [____] (as amended, restated, supplemented, or otherwise modified and in effect from time to time in accordance with its terms).

“Loans” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the preamble hereto.

“Project Company” shall have the meaning set forth in the Recitals.

“Project Company Membership Interest” shall have the meaning set forth in the Recitals.

“Security Documents” shall have the meaning set forth in the Recitals.

“Subsequent Owner” shall have the meaning set forth in Section 2(a).

“Vivint” shall have the meaning set forth in the preamble hereto.

“Vivint Membership Interest” shall have the meaning set forth in the Recitals.

2.Consent to Assignment.

[***]

3.Representations and Warranties by Class A Member.  [***]

4.Amendments. [***]

5.Miscellaneous.

(a)This Consent and Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any corporation or association into which the Collateral Agent may be merged or converted or with

3

which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or association to which all or substantially all of the corporate trust business of the Collateral Agent may be sold or otherwise transferred, shall be the successor Collateral Agent hereunder without any further act. No amendment or waiver of any provision of this Consent and Agreement or consent to any departure by Class A Member from any provision of this Consent and Agreement shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and Class A Member.

(b)THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.  CLASS A MEMBER, THE CLASS B MEMBER, VIVINT AND COLLATERAL AGENT HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  CLASS A MEMBER, THE CLASS B MEMBER, VIVINT AND COLLATERAL AGENT EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)CLASS A MEMBER, THE CLASS B MEMBER, VIVINT AND COLLATERAL AGENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)This Consent and Agreement may be executed in one or more counterparts with the same effect as if such signatures were upon the same instrument.

(e)No failure on the part of any party hereto to exercise, and no delay in exercising, any right under this Consent and Agreement shall operate as a waiver of such right nor shall any single or partial exercise of any right under this Consent and Agreement preclude any further exercise of such right or the exercise of any other right.  Except to the extent inconsistent with the terms hereof, the rights, remedies, powers and privileges provided in this Consent and Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(f)All notices to be given under this Consent and Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by certified or registered first- class mail, postage prepaid, return receipt requested, (iii) sent by a recognized courier service, with delivery receipt requested or (iv) sent by facsimile transmission to the intended recipient at its address as set forth on the signature pages below, unless the recipient has given notice of another address for receipt of notices.  All notices sent hereunder shall be deemed to have been given when transmitted by

4

facsimile (with the receipt confirmation) or personally delivered or in the case of a notice mailed or sent by courier, upon receipt, at the address provided for herein.

(g)Each of Class A Member and the Class B Member hereby consents to, approves and acknowledges that the insurance policies for the Project Company shall be revised to add Collateral Agent as an “Additional Insured” on each liability  on  each  such  insurance  policy;  provided  that  the Class  B  Member  shall  be  solely responsible for, and  shall reimburse the Project Company for, any costs, fees or expenses incurred by the Project Company to add the Collateral Agent as an “Additional Insured” on each insurance policy.

6.Termination.  This Consent and Agreement shall terminate upon the earlier to occur of (a) termination of the LLC Agreement in accordance with its terms or (b) termination or expiration of the Security Documents in accordance with their terms.

7.Recourse.  Class A Member acknowledges and agrees that the Collateral Agent shall not have any liability or obligation under the LLC Agreement as a result of this Consent and Agreement or execution of the Security Documents, except during any period in which the Collateral Agent is a Subsequent Owner.

[Signature Pages Follow]

5

In witness whereof, the parties hereto have caused this Consent and Agreement to be duly executed and delivered by their respective authorized officers as of the date first written above.

VIVINT:

vivint solar FINANCING VI, LLC,
a Delaware limited liability company

By:
Name:
Title:

Address for Notices:

c/o Vivint Solar, Inc.

1800 W.  Ashton Blvd.

Lehi, UT 84043

Attention: Thomas Plagemann, Chief Commercial Officer

Facsimile: (801) 229-7727

Email: thomas.plagemann@vivintsolar.com

with a copy to:

Vivint Solar, Inc.

1800 W.  Ashton Blvd.

Lehi, UT 84043

Attention: Vivint Solar Legal Department

Facsimile: (801) 765-5746

Email: solarlegal@vivintsolar.com

[Class A Member Consent – [___]]

pARENT:

vivint solar FINANCING VI PARENT, llc,
a Delaware limited liability company

By:
Name:
Title:

Address for Notices:

c/o Vivint Solar, Inc.

1800 W.  Ashton Blvd.

Lehi, UT 84043

Attention: Thomas Plagemann, Chief Commercial Officer

Facsimile: (801) 229-7727

Email: thomas.plagemann@vivintsolar.com

with a copy to:

Vivint Solar, Inc.

1800 W.  Ashton Blvd.

Lehi, UT 84043

Attention: Vivint Solar Legal Department

Facsimile: (801) 765-5746

Email: solarlegal@vivintsolar.com

[Class A Member Consent – [___]]

Class B Member:

[_____],
a [____]

By:
Name:
Title:

Address for Notices:

c/o Vivint Solar, Inc.

1800 W.  Ashton Blvd.

Lehi, UT 84043

Attention: Thomas Plagemann, Chief Commercial Officer

Facsimile: (801) 229-7727

Email: thomas.plagemann@vivintsolar.com

with a copy to:

Vivint Solar, Inc.

1800 W.  Ashton Blvd.

Lehi, UT 84043

Attention: Vivint Solar Legal Department

Facsimile: (801) 765-5746

Email: solarlegal@vivintsolar.com

[Class A Member Consent – [___]]

Class A Member:

[_____],
a [____]

By:
Name:
Title:

Address for Notices:

[_____]

[Class A Member Consent – [___]]

BANK OF AMERICA, N.A.
as Collateral Agent

By:
Name:
Title:

Address for Notices:

Bank of America, N.A.

[____]

EXHIBIT A

Security Documents

1.	Guaranty, Pledge and Security Agreement among Vivint, the Subsidiary Guarantors (as defined in the Credit Agreement), and Bank of America, N.A., as Collateral Agent, dated [___], 2019.
2.	SUPPLEMENT NO. ___ to the Guaranty, Pledge and Security Agreement, between [____] and the Collateral Agent, dated as of [____].
3.	Pledge and Security Agreement among Parent, Vivint and Bank of America, N.A., as Collateral Agent, dated [___], 2019.
4.

Collateral Agency and Depositary Agreement among Vivint, Bank of America, N.A., as Collateral Agent and Depositary, the Lenders signatory thereto and the other Secured Parties (as defined in the Credit Agreement) party thereto from time to time, dated [___], 2019.

[Class A Member Consent – [___]]

Exhibit I

[Reserved]

1.

I-1

Exhibit J

Approved Countries, Approved Suppliers and Approved Equipment

Approved Countries, Approved Suppliers and Approved Equipment

PV Modules
Approved Suppliers	Approved Countries
[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]
[***]	[***]	[***]

*The TPO Discounted Solar Asset Balance attributable to such PV Systems using either [***] manufactured in the [***] or [***] modules shall not exceed [***]% of the then-applicable Maximum Portfolio Amount without Administrative Agent consent (so long as Vivint and its affiliates are acting in accordance with Prudent Industry Standards with respect to its decisions to use such PV modules).  To the extent any such modules become Approved Equipment without condition, pursuant to the process outlined below, such [***]% cap shall no longer apply.

Inverters
Approved Suppliers
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]

Battery Storage
Approved Suppliers
[***]

“Approved Equipment” means a solar photovoltaic panel, inverter or energy storage system, as applicable, that:

(1)

was manufactured by an Approved Supplier and, with respect to a module, within an Approved Country for such Approved Supplier, in each case as listed in the table in this Exhibit J or otherwise approved as described in the section titled “Addition of New Approved Suppliers and Approved Countries” below;

(2)

as of the date of installation, has not been subject to a recall of a material nature within the past [***] ([***]) months unless such equipment has been explicitly approved by the Administrative Agent in writing, such approval to not be unreasonably withheld, conditioned or delayed; and

(3)

is covered by (a) in the case of string inverters, a workmanship warranty for a period of at least [***] ([***]) years, (b) in the case of micro-inverters, a workmanship warranty of at least [***] ([***]) years, and (c) in the case of solar panels, a linear performance warranty of at least [***] ([***]) years; and in the case of battery storage, a workmanship warranty of at least [***] ([***]) years; and in each case of (a), (b) and (c), there are no material failures as of the date of installation by such Approved Supplier in its performance under such warranties.

Addition of New Approved Suppliers and Approved Countries

The term “Approved Suppliers” shall include such other suppliers as may be approved in writing from time to time by the Administrative Agent in consultation with the Independent Engineer, such approval not to be unreasonably withheld, conditioned or delayed.

For purposes of approval of a new country for an existing Approved Supplier of PV modules, [***] (or such other qualified independent auditor reasonably selected by the Facility Administrator) will perform a manufacturing and quality inspection for Approved Supplier’s factory in such new country.  The Facility Administrator shall deliver a report to the Administrative Agent describing the results of such inspection or desktop report.  Upon receipt of the above documentation, the Administrative Agent shall promptly review such inspection or report and to the extent it reasonably determines the conclusions to be satisfactory, provide written consent to such country becoming an Approved Country for such Approved Supplier of PV modules.

PV Module Exemption.

Notwithstanding anything to the contrary contained in the Transaction Documents, PV Systems may use modules not meeting the requirements of clause (1) of the definition of Approved Equipment if (i) such modules are manufactured by Approved Suppliers at facilities not located in a then-applicable Approved Country or (ii) such modules are manufactured by suppliers that are not Approved Suppliers (in either case, “Exemption Modules”), so long as, in the case of this clause (ii), written confirmation is obtained from the Independent Engineer ([***]) that such

Exemption Modules can reasonably be expected to be of comparable quality, reliability, and performance as modules the Independent Engineer has previously reviewed as referenced in Table 8 of its report dated May 29, 2019; provided however, that (x) this exemption will exclude [***] unless otherwise approved by the Administrative Agent and (y) in no event shall the TPO Discounted Solar Asset Balance attributable to such PV Systems exceed [***]% of the then-applicable Maximum Portfolio Amount.  Additionally, the Borrower shall use commercially reasonable efforts to notify the Administrative Agent of any such exemptions at the earliest possible date in advance of deploying such Exemption Modules to TPO Solar Projects, and the Borrower shall provide to the Administrative Agent any readily available bankability reports, factory audit reports, or other such diligence materials in its possession.

“Maximum Portfolio Amount” means an amount equal to (i) the amount of the Aggregate Commitment effective at such time divided by (ii) [***].

For the avoidance of doubt, (i) any Exemption Modules shall no longer be counted toward the [***]% limit described above upon becoming Approved Equipment under the process outlined herein and (ii) any PV Systems owned by the Initial Tax Equity Funds on the Closing Date shall not be counted toward the [***]% limit described above.

Exhibit K

FORM OF

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (the “Agreement”) is entered into as of [____] (the “Effective Date”) by and between Vivint Solar Financing VI, LLC, a Delaware limited liability company (“Borrower”) and [_____], a [Delaware limited liability company] (“Solar Asset Subsidiary”).

RECITALS

A.Borrower desires, from time to time to contribute to Solar Asset Subsidiary all of its right, title and interest in and to the Contributed Property (as defined below) and Solar Asset Subsidiary desires to accept such contribution.

B.The parties desire to enter into this Agreement with respect to the contributions of the Contributed Property from Borrower to Solar Asset Subsidiary.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants, agreements, undertakings and obligations set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. The Parties hereby agree that capitalized terms used in this Agreement (including in the Recitals above), unless context otherwise requires, shall have the meanings specified in the Credit Agreement and the following capitalized terms shall have the meanings assigned below. The rules of construction set forth in the Section 1.3 of the Credit Agreement shall apply to this Agreement and are hereby incorporated by reference into this Agreement as if set forth fully herein.

“Agreement” has the meaning set forth in the Preamble.

“Borrower” shall have the meaning set forth in the Preamble.

“Contributed Property” shall mean, with respect to any Transfer Date, (i) the PV Systems and the other Solar Assets listed on (x) with respect to the Transfer Date occurring on the Effective Date, the Schedule of Solar Assets attached hereto as Exhibit A or (y) with respect to each other Transfer Date, the Schedule of Solar Assets attached to the applicable Solar Assets Schedule Supplement, (ii) the related Collections due on and after the such Transfer Date, (iii) the related Custodian Files, (iv) all related accounts, chattel paper, payment intangibles, promissory notes and equipment (as each such term is defined in the UCC in effect in the State of New York), and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing.

“Depositor” shall mean Vivint Solar Financing VI Parent, LLC, a Delaware limited liability company.

“Depositor Contribution Agreement” shall mean that certain Contribution Agreement, dated as of [___], 2019, by and between Depositor and Borrower, as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified.

“Effective Date” has the meaning set forth in the Preamble.

“Grant” shall mean to pledge, create and grant a security interest in and with regard to property. A Grant of a Solar Asset or of any other instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Highest Lawful Rate” shall have the meaning set forth in Section 3.

“Solar Assets Schedule Supplement” means a supplement in the form of Exhibit A containing a Schedule of Solar Assets.

“Solar Asset Subsidiary” shall have the meaning set forth in the preamble hereto.

“Transfer Date” means the Effective Date and the date of each delivery of a Solar Assets Schedule Supplement.

2. Contribution.

(a)Borrower does immediately hereby, effective from and after each Transfer Date, contribute, convey, assign, transfer and deliver unto Solar Asset Subsidiary, Borrower’s entire right, title and interest in and to the Contributed Property and Solar Asset Subsidiary hereby accepts and assumes all of Borrower’s right, title, interest in, and obligations with respect to, the Contributed Property for such Transfer Date.

(b)Following each consummation of the contributions described in this Section 2, the parties agree that they will take no actions inconsistent with the ownership by Solar Asset Subsidiary of the Contributed Property, and will indicate on their books, records and statements, as applicable, that the Contributed Property has been absolutely transferred to Solar Asset Subsidiary.

3. Intended Characterization; Grant of Security Interest.

It is the intention of the parties hereto that each transfer of Contributed Property made pursuant to the terms hereof shall constitute an assignment and contribution by Borrower to Solar

Asset Subsidiary, and not a loan secured by the Contributed Property.  Borrower and Solar Asset Subsidiary agree to treat each transfer by the Borrower of the Contributed Property to Solar Asset Subsidiary as a contribution of capital for all purposes under the United States generally accepted accounting principles and for applicable tax purposes and not to take or assert positions that are inconsistent with the “true sale” treatment of the transactions hereunder. Borrower and Solar Asset Subsidiary each agree to cause its internal financial statements and books and records to reflect each contribution of the Contributed Property hereunder and to include the Contributed Property as assets of Solar Asset Subsidiary and not of Borrower.  In the event, however, that a court of competent jurisdiction were to hold that any of such transfers constitutes a loan and not a contribution, it is the intention of the parties hereto that (i) Borrower shall be deemed to have Granted to Solar Asset Subsidiary as of each Transfer Date a first priority perfected security interest in all of Borrower’s right, title and interest in, to and under the Contributed Property for such Transfer Date and (ii) this Agreement shall constitute a security agreement under applicable law.  In the event of the characterization of such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable state law which could lawfully be contracted for, charged or received, or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable state law (the “Highest Lawful Rate”).  In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

The characterization of Borrower as “debtor” and Solar Asset Subsidiary as “secured party” in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a contribution to Solar Asset Subsidiary of Borrower’s entire right, title and interest in and to the Contributed Property.  Borrower does hereby authorize Solar Asset Subsidiary to file such financing statements (and continuation statements with respect to such financing statements when applicable) as may be necessary to perfect Solar Asset Subsidiary’s security interest under the UCC.

4. Depositor Contribution Agreement.

Solar Asset Subsidiary hereby agrees that it shall (a) distribute any Contributed Property hereunder to Borrower on each date that Borrower is required to transfer such Contributed Property as a Defective Solar Asset to Depositor in accordance with the Depositor Contribution Agreement and (b) execute and deliver such releases and instruments of transfer or assignment presented to it by Borrower or Depositor, or one of their designees, in each case without recourse, as shall be necessary to vest in Borrower or its designee the legal and beneficial ownership of such Defective Solar Asset.

5. Miscellaneous.

(a)Applicable Law. This Agreement shall, in accordance with Section 5‑1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

(b)Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

(c)Waiver. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver or consent to the modification of the terms hereof unless given by the party in writing. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

(d)Modification or Amendment. This Agreement may be modified or amended only by written agreement executed and delivered by all parties hereto. Any such modification or amendment shall be binding on all parties hereto.

(e)Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

(f)Headings. The headings contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof.

(g)Severability. If any provision set forth in this Agreement is determined by a court of competent jurisdiction to be unenforceable by reason of its being too extensive in any respect, such provision shall be interpreted to have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the validity of the other provisions hereof, which shall continue in full force and effect.

(h)Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof”, “hereunder” and the like shall refer to this Agreement as a whole and not to any particular, part or Section herein, (iii) references to a Section such as “Section 5” or “Section 5(a)” shall refer to the applicable Section of this Agreement, (iv) the term “include” and all variations thereof shall mean “include without limitation”, (v) the term “or” shall include “and/or”, (vi) the term “proceeds” shall have the meaning ascribed to such term in the Uniform Commercial Code, and (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, restated, modified, supplemented or replaced (in the case of a statute) and includes (in the case of agreements or instruments) references to all attachments, annexes, exhibits and schedules thereto and instruments incorporated therein.

(i)No Recourse. Notwithstanding anything to the contrary in this Agreement, all contributions made hereunder shall be without recourse or liability for any reason to Borrower or Solar Asset Subsidiary.

(j)Disclaimers.  Each of Borrower and Solar Asset Subsidiary expressly disclaims any representations and warranties of any kind or nature, express or implied, as to the transactions contemplated under this Agreement.  WITHOUT LIMTING THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED HEREIN, EACH OF BORROWER AND SOLAR ASSET SUBSIDIARY HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, AND HEREBY DISCLAIMS, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY PV SYSTEM OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, CONDITION, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY THE TENANT), COMPLIANCE OF SUCH ITEM WITH ANY APPLICABLE LAW.

[Remainder of Page Intentionally Left Blank]

BORROWER:

Vivint Solar Financing VI, LLC

By: _________________________

Name:

Title:

SOLAR ASSET SUBSIDIARY:

[_____]

By: _________________________

Name:

Title:

[Signature Page to Contribution Agreement]

Exhibit A

[See attached.]

[Exhibit B to Contribution Agreement]

Exhibit B

Form of Solar Assets Schedule Supplement

This Solar Assets Schedule Supplement (this “Supplement”) dated as of _______, is by and between VIVINT SOLAR FINANCING VI, LLC, a Delaware limited liability company (the “Borrower”), and [_____], a [Delaware limited liability company] (“Solar Asset Subsidiary”), pursuant to the Contribution Agreement referred to below.

WITNESSETH:

WHEREAS, the Borrower and the Solar Asset Subsidiary are parties to that certain Contribution Agreement dated as of [____] (as such agreement may have been, or may from time to time be, further amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, pursuant to the Agreement, the Borrower wishes to contribute, transfer and assign and the Solar Asset Subsidiary wishes to accept and assume the assignment of Solar Assets listed on the Schedule of Solar Assets set forth on Exhibit A hereto, subject to the terms and conditions hereof.

NOW, THEREFORE, the Borrower and the Solar Asset Subsidiary hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

“Additional Conveyed Property” shall have the meaning set forth in Section 3 hereto.

“Transfer Date” shall mean the date hereof.

2. Contribution.

The Borrower does hereby contribute, transfer, assign, set over and otherwise convey to the Solar Asset Subsidiary and the Solar Asset Subsidiary hereby accepts and assumes, all of the Borrower’s right, title and interest in, to and under (i) each Solar Asset listed on the Schedule of Solar Assets attached hereto, (ii) the related Collections due on and after the Transfer Date, (iii) the related Custodian Files, (iv) all accounts, chattel paper, payment intangibles, promissory notes and equipment (as each such term is defined in the UCC in effect in the State of New York), and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (v) being referred to as the “Additional Conveyed Property”).

In connection with the foregoing contribution and transfer, the Borrower agrees, on or prior to the date of this Supplement, to cause the portions of its computer files relating to the Solar Assets contributed and transferred on such date to the Solar Asset Subsidiary to be clearly and unambiguously marked to indicate that each such Solar Asset and the other Additional Conveyed

K-1

Property have been contributed and transferred on such date to the Solar Asset Subsidiary pursuant to the Agreement and this Supplement.

3. Ratification of the Agreement. The Agreement is hereby ratified, and all references to the Agreement shall be deemed from and after the Transfer Date to be references to the Agreement as supplemented and amended by this Supplement.   Except as expressly amended hereby, all the terms and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Agreement.

4. Counterparts. This Supplement may be executed in several counterparts, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Supplement may be executed by one or more parties hereto, and an executed copy of this Supplement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

5. GOVERNING LAW. This SUPPLEMENT shall, in accordance with Section 5‑1401 of the General Obligations Law of the State of New York, be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

[Exhibit B to Contribution Agreement]

IN WITNESS WHEREOF, the parties have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VIVINT SOLAR FINANCING VI, LLC, as Borrower

By: _____________________________

Name:

Title:

Address:

Telephone:

Facsimile:

[_____], as Solar Asset Subsidiary

By: _____________________________

Name:

Title:

Address:

Telephone:

Facsimile:

[Exhibit B to Contribution Agreement]

Exhibit A

Schedule of Solar Assets

[Exhibit B to Contribution Agreement]

Exhibit L

Form of Administrative Questionnaire

[See attached]

K-0

Exhibit M

[Reserved]

K-0

Exhibit N

Form of Tax Equity Matrix

[***]

K-0

Exhibit O

Form of Tax Equity Acquisition Certificate

Tax Equity AcquisItion Certificate

[_____], 20__

Bank of America, N.A., as Administrative Agent

2380 Performance Drive, Building C

Mail Code: TX2-984-03-23

Richardson, TX 75082

Attention: Karen Puente

Re:Vivint Solar Financing VI, LLC

Ladies and Gentlemen:

This certificate (this “Tax Equity Acquisition Certificate”) is delivered to you pursuant to Section 3.4 of that certain Credit Agreement, dated as of August 6, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Vivint Solar Financing VI, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party thereto (each individually a “Lender” and, collectively, the “Lenders”) and as funding agents from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, and together with its successors and permitted assigns, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein have the meanings given to them in the Credit Agreement.

The Borrower hereby notifies the Administrative Agent that it intends to acquire all of the membership interests in [TARGET MANAGING MEMBER], a Delaware limited liability company (the “Target Managing Member”), which is the managing member in an Eligible Tax Equity Structure (the “Target Tax Equity Fund”).  The proposed Tax Equity Fund Acquisition Date is [TARGET ACQUISITION DATE] 5.

The Borrower represents and warrants to the Administrative Agent, the Lenders and the Collateral Agent that, as of the date hereof and as of the applicable Tax Equity Fund Acquisition Date that:

(1)	[The Target Managing Member [is] [is not] the managing member in a Target Qualifying Tax Equity Fund].
a.	[provide a description of each deviation from the Target Qualifying Tax Equity Fund Criteria]].[6]

[5]	Target Tax Equity Fund Review Period is 15 Business Days for Target Qualifying Tax Equity Fund and 30 days for a Target Non-Qualifying Tax Equity Fund.
[6]	To be included if Target Tax Equity Fund is a Target Non-Qualifying Tax Equity Fund.

(2)

Attached hereto as Appendix A is a true, correct and complete copy of each of the following documents (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters) for the Target Tax Equity Fund:[7]

a.	LLC Agreement of the Target Tax Equity Fund;
b.	LLC Agreement of the Target Managing Member;
c.	[Inverted Lease Lessor LLC Agreement]; [8]
d.	[Inverted Lease Tenant LLC Agreement]; [9]
e.	[Master EPC Agreement];
f.	[Master Lease Agreement];[10]
g.	Administrative Services Agreement;
h.	Maintenance Services Agreement;
i.	[Tax Equity Account Agreement];
j.	Addendum to MBSA; and
k.	Tax Equity Fund Guaranty;
l.	[list any other documents reflecting an agreement between Sponsor (or any Affiliate or Sponsor) and any of Tax Equity Investor].
(3)	[The Target Tax Equity Fund is [a Partnership Flip Structure][an Inverted Lease Structure].
(4)

Attached hereto as Appendix B are updates to (a) Schedule VII of the Credit Agreement that includes all Material Project Documents of the new Relevant Parties, (b) Schedules V and VI of the Credit Agreement that include each new Relevant Party, (c) Schedule III of the Credit Agreement that includes any Tax Equity Required Consents, (d) Schedule I of the Guaranty, Pledge and Security Agreement which includes the Target Managing Member as “Pledged Equity” and (e) Schedule III of the Guaranty, Pledge and Security Agreement, which includes the LLC Agreement of the Target Managing Member.[11]

[7]	To the extent any documents are capable of being blacklined against any documents previously reviewed by the Administrative Agent, Borrower will submit blacklines as well as clean versions.
[8]	To be included for the acquisition of an Inverted Lease Structure.
[9]	To be included for the acquisition of an Inverted Lease Structure.
[10]	To be included for the acquisition of an Inverted Lease Structure.
[11]

Schedules listing System Info and Solar Assets to be provided in connection with Borrowing Date materials. Eligibility regarding Solar Assets and Part 2 of Tax Equity Reps to be covered through Borrowing Date materials.

(5)

Attached hereto as Appendix C is a draft of an Accession Agreement to the Guaranty, Pledge and Security Agreement which shall be duly executed and delivered by the Target Managing Member on the Tax Equity Fund Acquisition Date that, solely with respect to the making of this representation and warranty as of the Tax Equity Fund Acquisition Date, shall also have been executed by the Collateral Agent on the Tax Equity Fund Acquisition Date.

(6)

Attached hereto as Appendix D are true, correct and complete copies of certificates representing all of the Equity Interests in the Target Managing Member (in each case, in the form required by the applicable LLC Agreement) accompanied by undated stock powers executed in blank and instruments evidencing any pledged debt indorsed in blank.  As of the Tax Equity Fund Acquisition Date, the originals of each of the foregoing shall be delivered to the Collateral Agent.

(7)

Attached hereto as Appendix E are true, correct and complete copies of proper UCC financing statements in form appropriate for filing under the applicable UCC in order to perfect the Liens created under the Collateral Documents (covering the Collateral described therein) with respect to the Target Managing Member.

(8)

Attached hereto as Appendix F are the results of a recent lien search in each of the jurisdictions in which a UCC financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets other than Excluded Collateral of the current owner of the Equity Interests of the Target Managing Member and all assets other than Excluded Collateral of the Target Managing Member, including the Equity Interests owned by the Target Managing Member of the related Tax Equity Opco. Such search reveals no Liens on the Equity Interests in the Target Managing Member, any assets of the Target Managing Member or any assets of the related Tax Equity Opco, other than Permitted Liens.

(9)

Attached hereto as Appendix G are true, correct and complete copies of customary insurance certificates [and [described any additional evidence provided]], demonstrating that all insurance required to be obtained and maintained pursuant to the Transaction Documents has been obtained and all premiums thereon have been paid in full or are not in arrears.

(10)

Attached hereto as Appendix H is a copy of each other item described in Sections 3.4 of the Credit Agreement with respect to the Sponsor, the Borrower, the Target Managing Member and the related Tax Equity Opco;

(11)

Attached as Appendix I are drafts of the favorable opinions of counsel to the Borrower and the new Relevant Parties (which opinion shall be delivered on the Tax Equity Fund Acquisition Date and shall either be in the form of the opinions delivered on the Closing Date or such other form reasonably acceptable to the Administrative Agent (acting in consultation with counsel)) in relation to the Transaction Documents, addressed to the Administrative Agent and each Secured Party from Wilson Sonsini Goodrich & Rosati P.C. (or other counsel previously approved by the Administrative Agent), counsel for the Borrower and the new Relevant Parties, including opinions regarding the attachment and perfection of security interests in Collateral with respect to the new Relevant Parties and corporate matters (including, without limitation, enforceability, no consents, no conflicts with the LLC Agreements of the new Relevant Parties, [true sale and substantive consolidation matters][12] and Investment Company Act matters) with respect to the new Relevant Parties;

(12)

[Attached hereto as Appendix J are true, correct and complete copies of all consents, licenses and approvals required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Transaction Documents and the validity against the Sponsor and each new Relevant Party of the Transaction Documents to which it is a party, and such consents, licenses and approvals are in full force and effect and not subject to appeal.][No consents, licenses or approvals are required in connection with the granting of the Liens under the Collateral Documents and the execution delivery and performance of the Transaction Documents and the validity against the Sponsor and each new Relevant Party of the Transaction Documents to which it is a party.]

(13)

[Attached hereto as Appendix [K] are true, correct and complete copies of the Advance Model, Securitization Take-Out Model, Tax Equity Model and Tax Equity Fund Matrix contemplating the addition of the Target Tax Equity Fund.]

(14)	[Attached hereto as Appendix [L] is a copy of the ITC Insurance Policy evidencing that such Cash Sweep Fund is insured under the ITC Insurance Policy.][13]
(15)

As of the Tax Equity Fund Acquisition Date, the Lenders have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(16)	As of the Tax Equity Fund Acquisition Date, all reasonable costs and expenses required to be paid pursuant to Section 10.6 of the Credit Agreement for which evidence has been presented have been paid.
(17)

The representations and warranties of the Sponsor and its Affiliates contained in Article IV of the Credit Agreement, or which are contained in any Transaction Document or any document furnished in connection with the acquisition of the Target Managing Member, are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) on and as of the date hereof and the proposed Tax Equity Fund Acquisition Date, except (a) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date or (b) to the extent that such representations and warranties refer solely to the Tax Equity Fund Acquisition Date, in which case they shall be true and correct solely as of the Tax Equity Fund Acquisition Date.

[12]	If Inverted Lease should include Lessor.
[13]	To be included if the related Tax Equity Fund is an ITC Cash Sweep Fund.

(18)

No action or proceeding has been instituted or threatened in writing by any Governmental Authority against the Sponsor or any Relevant Party that seeks to impair, restrain prohibit or invalidate the transactions contemplated by the Credit Agreement or the other Transaction Documents.

(19)	No Potential Default, Event of Default or Early Amortization Event exists or would exist after giving effect to the proposed acquisition of the Target Managing Member.
(20)	After giving effect to the proposed acquisition of the Target Managing Member, the Borrower and its Subsidiaries are Solvent.
(21)	Since the date of delivery of the latest audited financial statements for a fiscal year of the Sponsor pursuant to Section 5.1(A)(i) of the Credit Agreement, there has been no Material Adverse Effect.
(22)

The Target Managing Member has not been removed as managing member under the LLC Agreement of the related Tax Equity Opco, nor has the Target Managing Member given or received written notice of an action, claim or threat of such removal.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the Borrower has caused this Tax Equity Acquisition Certificate to be duly executed and delivered as of the date first written above.

BORROWER:

By:

Name:

Title:

Exhibit P

Securitization Take-Out Model

On file with the Administrative Agent.

Exhibit Q

Expected Amortization Profile Schedule

On file with the Administrative Agent.

Q-1

Exhibit R

Form of Tax Certificates

[See attached]

U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

[________, 20__]

Reference is made to the Credit Agreement, dated as of August 6, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), each Funding Agent representing a group of Lenders, and Bank of America, N.A., a national banking association, as the Administrative Agent and the Collateral Agent.

Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan Note in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the  Administrative Agent and update such certificate or promptly notify the Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By: ______________________________
Name:
Title:

U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

[________, 20__]

Reference is made to the Credit Agreement, dated as of August 6, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), each Funding Agent representing a group of Lenders, and Bank of America, N.A., a national banking association, as the Administrative Agent and the Collateral Agent.

Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender, the Borrower, and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, the Borrower, and the Administrative Agent and update such certificate or promptly notify the Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished such Lender, the Borrower, and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: ______________________________
Name:
Title:

U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

[________, 20__]

Reference is made to the Credit Agreement, dated as of August 6, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), each Funding Agent representing a group of Lenders, and Bank of America, N.A., a national banking association, as the Administrative Agent and the Collateral Agent.

Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender, the Borrower, and the Administrative Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, the Borrower and the Administrative Agent and update such certificate or promptly notify the Administrative Agent in writing of its legal inability to do so and (2) the undersigned shall have at all times furnished such Lender, the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By: ______________________________
Name:
Title:

U.S. TAX COMPLIANCE CERTIFICATE
(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS
FOR U.S. FEDERAL INCOME TAX PURPOSES)

[________, 20__]

Reference is made to the Credit Agreement, dated as of August 6, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Vivint Solar Financing VI, LLC, a Delaware limited liability company (as “Borrower”), the financial institutions from time to time parties thereto, as lenders (each such financial institution, a “Lender”), each Funding Agent representing a group of Lenders, and Bank of America, N.A., a national banking association, as the Administrative Agent and the Collateral Agent.

Pursuant to the provisions of Section 2.17(G) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan Note in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan Note, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and update such certificate or promptly notify the Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By: ______________________________
Name:
Title: